Exhibit 10.6

EXECUTION COPY

TRANSITION SERVICES AGREEMENT

dated as of

November 27, 2002

between

LERNER NEW YORK HOLDING, INC.,

NY & CO. GROUP, INC.

and

LIMITED BRANDS, INC.

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Appendix A	—	Scheduled Consents
Appendix B	—	Employee List
Appendix C	—	Cost Methodologies

Schedule I	—	Human Resources and Benefits Services

Schedule II	—	Information Technology Services
	—	Appendix A:	Associates’ Use of Electronic Equipment/Information and Communications
	—	Appendix B:	Business Application Software
	—	Appendix C:	Computer-Related Equipment On-Site at Lerner
	—	Appendix D:	Costs for Information Technology Services
	—	Appendix D-1:	LTS Cost Allocations Fiscal Year 2002
	—	Appendix D-2:	LTS Cost Allocation Fiscal Year 2003
	—	Appendix E:	LTS Service Level Partnership
	—	Appendix F:	Peak Season Plan
	—	Appendix G:	Lerner Dedicated Personnel
	—	Appendix H:	Form of Quitclaim License
	—	Appendix I:	Form of Quitclaim License

Schedule III	—	Logistics and Related Services
	—	Appendix A:	Service Level Partnership Guideline
	—	Appendix B:	Reports Received from the Distribution Center

Schedule IV	—	Store Design and Store Construction Services
	—	Appendix A:	Schedules Completed Stores
	—	Appendix B:	Monthly Operating Allocation by Cost Center
	—	Appendix C:	List of Store Fixtures

Schedule V	—	Real Estate Services
	—	Appendix A:	Monthly Operating Allocation by Cost Center
	—	Appendix B:	Leases in Negotiation; List of Personnel
	—	Appendix C:	Special Provisions for Certain Lease Locations
	—	Appendix D:	Leases Currently in Documentation

Schedule VI	—	Tax Services

Schedule VII	—	Treasury and Cash Management Services

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Schedule VIII	—	Limited Travel Logistics Support Services

Schedule IX	—	London Buying Office Support Services

iii

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is entered into as of November 27, 2002 by and between Lerner New York Holding, Inc., a Delaware corporation (“Target”), NY & Co. Group, Inc., a Delaware corporation (“Buyer”), and Limited Brands, Inc., a Delaware corporation (“Limited Brands”).

W I T N E S S E T H:

WHEREAS, Buyer has acquired all of the outstanding capital stock of Target pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of November 22, 2002, among Limited Brands, LFAS, Inc. and Buyer;

WHEREAS, Limited Brands has heretofore provided to Target and its Subsidiaries certain administrative, financial, management information technology, logistics and other services; and

WHEREAS, Buyer and Target desire to obtain certain services from Limited Brands, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01  Definitions.  (a) All terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.  The following terms, as used herein, have the following meanings, applicable to both the singular and the plural forms of the terms described:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

“Change of Control of Buyer” means (1) prior to the occurrence of a fully distributed public offering of stock or other securities (“IPO”) of Buyer,

Bear Stearns Merchant Banking II, L.P. (“BSMB”) or one or more of its Affiliates, collectively cease to (x) own (directly or indirectly) at least 50% of the Total Voting Power of Buyer, or (y) have (directly or indirectly) the right to appoint a majority of the members of the board of directors of Buyer; (2) following the occurrence of an IPO of Buyer, BSMB or one or more of its Affiliates, collectively cease to own (directly or indirectly) at least 35% of the Total Voting Power of, and no other person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owns more than 35% of, the Total Voting Power of Buyer; (3) any merger, consolidation or other business combination of Buyer, or any direct or indirect parent entity of Buyer (for the avoidance of doubt, any merger, consolidation or other business combination of BSMB and its Affiliates shall not be covered hereunder) with any Person after giving effect to which BSMB or one or more of its Affiliates, collectively cease (A) prior to the occurrence of an IPO of Buyer, to (x) own (directly or indirectly) at least 50% of the Total Voting Power of the surviving entity of such merger, consolidation or other business combination of Buyer, or (y) have (directly or indirectly) the right to appoint a majority of the members of the board of directors of the surviving entity of such merger, consolidation or other business combination of Buyer, or (B) following the occurrence of an IPO of Buyer, BSMB or one or more of its Affiliates, collectively cease to own (directly or indirectly) at least 35% of the Total Voting Power of, and no other person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owns more than 35% of, the Total Voting Power of the surviving entity of such merger, consolidation or other business combination of Buyer; or (4) the direct or indirect acquisition by any Person or group of Persons of 50% or more of the consolidated assets of Buyer and its Subsidiaries.

“Change of Control of Buyer’s Subsidiary” means with respect to any direct or indirect Subsidiary of Buyer, Buyer or one or more of its Affiliates, collectively cease to (x) own (directly or indirectly) at least 50% of the Total Voting Power of such Subsidiary, or (y) have (directly or indirectly) the right to appoint a majority of the members of the board of directors of such Subsidiary.

“Fiscal periods” or “fiscal years” All references to fiscal periods or fiscal years contained herein in this Agreement and in the Schedules attached hereto refer to the fiscal year or fiscal period of Limited Brands.

“Laws” means any law, statute (including all applicable building, zoning, subdivision, health and safety and other land use statutes), regulation, rule, permit, license, certificate, judgment, order, award or other legally binding decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign).

“Lerner” as used in the Schedules attached hereto means Buyer and its Subsidiaries, as applicable, except that all references to Lerner in Section 3.3 of Schedule II attached hereto shall be deemed to be references to Target.

“Limited Brands Entities” means Limited Brands and its Subsidiaries, and “Limited Brands Entity” shall mean any of the Limited Brands Entities.

“Logistics Services” has the meaning ascribed to such term on Schedule III attached hereto.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Products” means apparel and accessory (of a type typically sold by Buyer and its Subsidiaries) merchandise acquired for sale by Buyer and its Subsidiaries.

“Reference Rate” means the rate per annum equal to the “Prime Rate” as published in the Wall Street Journal, Eastern Edition.

“Schedules” means Schedules I – IX hereto and any additional Schedule hereto by written agreement of the parties.

“Service Entity” means any entity (other than any Limited Brands Entity and Buyer and its Subsidiaries) to which services comparable to those described under this Agreement are provided by any Limited Brands Entities.

“Services” means one or more of the various services described in any of the Schedules.

“Significant Increase” means with respect to Logistics Services an aggregate annual increase of more than (x) $100,000 with respect to any allocated overhead and (y) $250,000 with respect to any other allocated cost (each such amount as annually adjusted for changes pursuant to the U.S. Department of Commerce Services Index).

“Subsidiary” means, at any time, with respect to any Person (the “Subject Person”), (1) any Person of which either (x) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or (2) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with generally accepted accounting principles in effect in the country in which the Subject Person is incorporated.

“Total Voting Power” with respect to any Person means the total combined voting power of all securities of such Person entitled to vote generally in the election of directors of such Person.  For so long as Buyer has a classified board, the term “Total Voting Power” means, with respect to Buyer, the combined voting power of those classes or series of capital stock of Buyer having the power to elect directors of Buyer.

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Consents	2.01
Additional Services	2.02
Allocated Cost	3.01
BSMB	1.01
Buyer Obligations	6.15
Capital Investments	3.08
Claim	4.08
Change of Control Notice	5.04
Confidential Information	6.01
Cost Component(s)	3.01
Customary Billing	3.01
Damages	4.05
Equipment	3.03
Fixed Fee Billing	3.01
Force Majeure	6.04
Indemnified Party	4.08
Indemnifying Party	4.08
IPO	1.01
Limited Brands Indemnified Person	4.04
Net Sales Ratio	3.06
Non-Compliance Notice	4.07
Non-Buyer Costs	3.01
Pass-Through Billing	3.01
Percent of Sales Billing	3.01
Proposed Change	3.10
Review Meetings	4.03
Scheduled Consents	2.01
Selected Additional Consents	2.01
Service Costs	3.01
Specific Billing	3.01
Subcontractor	3.02
Buyer Indemnified Person	4.06

Term	Section
Third Party Claim	4.08

Section 1.02  Internal Reference.  Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

ARTICLE 2
PURCHASE AND SALE OF SERVICES

Section 2.01  Purchase and Sale of Services.  (a)  On the terms and subject to the conditions of this Agreement, Limited Brands agrees to provide to Buyer, or procure the provision to Buyer of, and Buyer agrees to purchase from Limited Brands, the Services.

(b)                                 Notwithstanding anything herein to the contrary, (1) the Services to be provided to Buyer under this Agreement shall, at Buyer’s request, be provided to any Subsidiary of Buyer, (2) subject to Section 3.02 and Schedule IV attached hereto, Limited Brands shall have the right, in its sole and absolute discretion, to satisfy its obligation to provide or procure Services hereunder by causing one or more of its Subsidiaries (directly or through one or more Subcontractors as set forth in Section 3.02) to provide or procure such Services in the manner set forth on the Schedules; provided that if such Services are provided to other Limited Brands Entities or their Affiliates, or Service Entities, Limited Brands shall only be permitted to cause its Subsidiaries or engage Subcontractors to provide or procure Services to substantially the same extent and at substantially the same quality and cost as such Services are provided by Subsidiaries or Subcontractors to all such Limited Brands Entities and their Affiliates and Service Entities, (it being understood that from time to time immaterial discrepancies may exist between the extent, quality and/or cost of such services that are provided by Subsidiaries or Subcontractors to Limited Brands Entities, their Affiliates, Service Entities and Buyer and its Subsidiaries), and (3) in no event shall Limited Brands be required to provide Buyer and its Subsidiaries with any Service for any fiscal year at volumes or levels more than 115% of the volumes or levels provided to Buyer and its Subsidiaries in the immediately preceding fiscal year with respect to such Service unless such increase was caused by facts, actions or events other than growth or expansion of Buyer’s or its Subsidiaries’ businesses and (4)  in no event shall Limited Brands be required to provide Buyer and its Subsidiaries with any Service other than services related to apparel and related merchandise and accessories customarily handled by Limited Brands, excluding any personal care or cosmetics products.  With respect to Services provided to, or procured on behalf of, any Subsidiary of Buyer, Buyer agrees to pay or to cause such

Subsidiary to pay all amounts payable by or in respect of such Services pursuant to this Agreement.

(c)                                  Notwithstanding anything in this Agreement to the contrary, (i) Limited Brands shall not be obligated to provide any Service to Buyer where the consent of a third party is related to and reasonably required for the provision of such Service as long as such consent has not been obtained and (ii) Limited Brands shall not be obligated to provide any Service to Target or its Subsidiaries where the consent of a third party is related to and reasonably required for the provision of such Service as long as such consent has not been obtained and such consent is set forth on Appendix A attached hereto (“Scheduled Consents”).  Limited Brands and Buyer shall use their commercially reasonable efforts to cooperate in obtaining any Scheduled Consents, (or to obtain such consent on behalf of Target and its Subsidiaries), on the best terms available under the circumstances (the terms of which shall not impose any obligations or conditions on Limited Brands or without Buyer’s prior written consent on Buyer or any of its Subsidiaries), including preparing and sending letters requesting consent to third parties from whom a Scheduled Consent is required in order for Limited Brands to provide the applicable Service hereunder.  Buyer shall bear any and all costs incurred in connection with the obtaining of such Scheduled Consents and shall pay all fees directly to such third party to the extent such fees have been approved by Buyer; provided that Buyer shall have no obligation to pay for or reimburse Limited Brands for any consent fees that have been paid by Limited Brands or any of its Affiliates pursuant to Section 5.09(c) of the Stock Purchase Agreement.

(d)                                 Limited Brands, Buyer and Target acknowledge and agree that (i) certain consents will be required in order for Limited Brands to be permitted to provide certain Services to Buyer (“Additional Consents”), and (ii) the Scheduled Consents include some, but not necessarily all, of the Additional Consents.  Limited Brands will use its good faith reasonable efforts to identify to Buyer all Additional Consents in writing no later than 5:00 PM on Wednesday, December 11, 2002.  Within five Business Days after receipt of such information from Limited Brands, Buyer will notify Limited Brands in writing of those Additional Consents that it wishes Limited Brands to obtain (“Selected Additional Consents”).  Limited Brands and Buyer shall use their commercially reasonable efforts to cooperate in obtaining any Selected Additional Consents, (or to obtain such consent on Buyer’s behalf), on the best terms available under the circumstances (the terms of which shall not impose any obligations or conditions on Limited Brands or without Buyer’s prior written consent on Buyer or any of its Subsidiaries), including preparing and sending letters requesting consent to third parties from whom a Selected Additional Consent is required in order for Limited Brands to provide the applicable Service hereunder.  To the extent that a Selected Additional Consent is required from a third party that (i) has already received a request from Limited Brands for consent with respect to the provision of Services to Target and its Subsidiaries, but not to Buyer, and (ii) has not yet granted its consent with respect to thereto, Limited Brands will amend its request to such third party as necessary so that such request will be for a consent to provide the applicable Service to Buyer, Target and Target’s Subsidiaries.  To the extent that a Selected Additional Consent is required from a third party that has already granted consent with respect to the provision of Services to Target and Target’s Subsidiaries, but not to Buyer, Limited Brands and Buyer will use their commercially reasonable efforts to obtain a modification of such consent that would permit Limited Brands to provide the applicable Services to Buyer, Target and Target’s Subsidiaries.  Buyer shall bear any and all costs incurred in connection with the obtaining of such Selected Additional Consents and shall pay all fees directly to such third party to the extent such fees have been approved by Buyer; provided that Buyer shall have no obligation to pay for or reimburse Limited Brands for any consent fees that have been paid by Limited Brands or any of its Affiliates pursuant to Section 5.09(c) of the Stock Purchase Agreement.

(e)                                  To the extent that a Limited Brands Entity enters into any license with a third party for the provision of Services to Buyer or its Subsidiaries during the term of this Agreement, such license shall permit Limited Brand Entities to provide Services to Buyer and such Subsidiaries.

Section 2.02  Additional Services.  In addition to the Services to be provided or procured by Limited Brands in accordance with Section 2.01, if requested by Buyer, and to the extent that Limited Brands and Buyer may mutually agree, Limited Brands shall provide additional services to Buyer and its Subsidiaries, including any services required by Buyer or its Subsidiaries to support any Capital Investments made directly by Buyer or its Subsidiaries and those Services set forth in Section 2.9 to Schedule III attached hereto (the “Additional Services”).  The scope of any such Additional Services, as well as the term, costs, and other terms and conditions applicable to such Additional Services, shall be as mutually agreed by Limited Brands and Buyer and shall be reflected in amendments or additions to the Schedules as mutually agreed by Limited Brands and Buyer.  It is understood and agreed that (1) Limited Brands shall be under no obligation to provide or procure any such Additional Service requested by Buyer, and (2) any decision to provide or procure any such Additional Service shall be made by Limited Brands in its sole discretion; provided, however, that Limited Brands, in its reasonable discretion, shall provide improvements, enhancements and augmentations of existing Services consistent with those customarily provided by Limited Brands to Limited Brands Entities, their Affiliates and Service Entities generally.

ARTICLE 3
SERVICE COSTS

Section 3.01  Service Costs Generally.  (a) The Schedules indicate, with respect to each Service listed therein, whether the costs to be charged to Buyer for such Service are determined by (1) the customary billing method described in

Section 3.04 (“Customary Billing”), (2) the pass-through billing method described in Section 3.05 (“Pass-Through Billing”), (3) the percentage of net sales method described in Section 3.06 (“Percent of Sales Billing”), (4) the fixed fee method described in Section 3.07 (“Fixed Fee Billing”), (5) a specific billing method to be mutually agreed upon by Buyer and Limited Brands (“Specific Billing”) or (6) some combination thereof.  The amounts calculated by the Limited Brands Entities pursuant to the Customary Billing, Pass-Through Billing, Percent of Sales Billing, Fixed Fee Billing and Specific Billing methods applicable to Services provided to Buyer and its Subsidiaries and charged to Buyer as provided herein are collectively referred to herein as the “Service Costs.”

(b)                                 Except where the Schedules attached hereto expressly provide for other methods of invoicing and settling costs, Buyer agrees to pay to Limited Brands or its designee in the manner set forth in Section 3.09 the Service Costs applicable to each of the Services actually provided or procured by Limited Brands.

(c)                                  The Service Costs calculated pursuant to each of the specific billing methods described herein may include without limitation one or more of the following costs: (1) direct costs incurred by Limited Brands Entities in providing the Services, (2) a portion of costs or expenses (including without limitation service-specific overhead costs, and the costs of depreciation of new and existing assets) incurred by one or more of the Limited Brands Entities in providing services to one or more of the Limited Brands Entities, their Affiliates, Service Entities and Buyer and its Subsidiaries reasonably and fairly allocated among Limited Brands Entities, their Affiliates, Service Entities and Buyer and its Subsidiaries in good faith based on the level, nature, quality or other appropriate measure of the Services provided to each such entity for which such costs and expenses were incurred by such Limited Brands Entities, (each, an “Allocated Cost”); provided, that the parties acknowledge that an allocation based on the percentage of respective sales is a reasonable and fair allocation with respect to Percentage of Sales Billing, and (3) third party costs incurred by Limited Brands Entities in providing the Services which are reasonably and fairly allocated, if allocated, among Limited Brands, their Affiliates, Service Entities and Buyer and its Subsidiaries in good faith based on the level, nature, quality or other appropriate measure of the Services provided to each such entity for which such third party costs were incurred by such Limited Brands Entity; provided, that the parties acknowledge that an allocation based on the percentage of respective sales is a reasonable and fair allocation with respect to Percentage of Sales Billing, (each of (1)-(3), a “Cost Component,” and collectively, the “Cost Components”).  In the discretion of Limited Brands, one or more of the Limited Brands Entities may charge Buyer directly for Allocated Costs whether or not the remaining allocable portion of such costs attributed to other businesses of Limited Brands (the “Non-Buyer Costs”) are directly or indirectly charged to such other business by the Limited Brands Entities; provided that Limited Brands shall in no event charge such Non-Buyer Costs to Buyer or its Subsidiaries.  Notwithstanding any provision of this Section 3.01(c) to the contrary, to the extent that the actual amount of any Service Cost is set forth in a Schedule (e.g., clause (3) of the second paragraph of Schedule 1, Sections 2.5 and 2.6 of Schedule III and the second sentence of the first paragraph of Schedule VII) the Service Cost for such Service shall be as set forth in the relevant Schedule.

(d)                                 Subject to the proviso contained in the second sentence of Section 3.01(c) above, the parties intend and agree that except for the Fixed Fee Billing, the methods of calculation of each of the Service Costs hereunder shall be sufficient to permit the Limited Brands Entities to receive full reimbursement for all fully absorbed costs and expenses incurred directly or indirectly by the Limited Brands Entities in connection with the provision of the Services (including without limitation one or more of the Cost Components), but shall not contain a mark up, profit or premium in excess of fully absorbed costs and expenses except as may otherwise be provided herein.

Section 3.02  Subcontractors.  Limited Brands shall have the right, directly or through one or more Subsidiaries, to hire or engage one or more subcontractors or other third parties (each, a “Subcontractor”) to perform all or any of its obligations under this Agreement; provided that Limited Brands shall remain ultimately liable and responsible for compliance with the terms and conditions of this Agreement, including without limitation, ensuring that the obligations with respect to the nature, quality and standards of care set forth in Section 4.01 hereof are satisfied with respect to any Services provided by any Subcontractor, subject to Schedule IV attached hereto.  In hiring or engaging any Subcontractor (a) Limited Brands shall ensure that the terms of such arrangement (including, without limitation, the price and applicable standards of quality to be charged or maintained by the Subcontractor for such Services) are no less favorable than the terms (taken as a whole) which Limited Brands would be able to obtain for Limited Brands Entities with respect to such Services and (b) Limited Brands Entities shall only be permitted to procure Services from Subcontractors to substantially the same extent and at substantially the same quality and cost as such Services are provided by Subcontractors to all such Limited Brands Entities and their Affiliates and Service Entities generally (it being understood that from time to time immaterial discrepancies may exist between the extent, quality and/or cost of such services that are provided by Subsidiaries or Subcontractors to Limited Brands Entities, their Affiliates, Service Entities and Buyer and its Subsidiaries).

Section 3.03  Title to Equipment; Methods.  (a)  All procedures, methods, systems, strategies, intellectual property, tools, equipment, facilities and other resources used by any Limited Brands Entity in connection with the provision of Services hereunder (collectively, the “Equipment”) shall remain the property of such Limited Brands Entity and shall at all times be under the sole direction and control of Limited Brands except for any such Equipment that is owned by Target prior to the date hereof or that will be transferred to Target pursuant to the Stock Purchase Agreement or as expressly provided for in any Schedule attached to this Agreement.

(b)                                 Notwithstanding any other provisions of this Agreement, but subject to the terms of Section 4.01 and any prohibition or limitation on modifications or changes in methods of operation or delivery of Services included in the Schedules attached hereto, Limited Brands shall have the right in its sole discretion to modify or change the methods of operation and delivery of the Services; provided that such modifications or methods do not discriminate against Buyer and its Subsidiaries as compared with the methods of operation and delivery of the Services to the Limited Brands Entities, their Affiliates or Service Entities (it being understood that from time to time immaterial discrepancies may exist between the methods of operation and delivery of the Services to the Limited Brands Entities, their Affiliates, Service Entities and Buyer and its Subsidiaries).

Section 3.04  Customary Billing.  The costs of Services to which the Customary Billing method applies shall, subject to Section 3.01(c) or any change in such costs expressly provided in the Schedules attached hereto, be calculated on a basis that is equivalent to the basis on which costs are attributed (whether through direct or indirect charges, allocations or otherwise) from time to time to other businesses operated by Limited Brands for comparable services, which may include without limitation one or more of the Cost Components.

Section 3.05  Pass-Through Billing.  The costs of Services to which the Pass-Through Billing method applies shall, subject to Section 3.01(c), be equal to the aggregate amount of the third-party costs and expenses incurred (which costs shall include but not be limited to adjustments for attributable rebates and the costs incurred in connection with obtaining the consent of any party to a contract or agreement to which any Limited Brands Entity is a party where such consent is related to and reasonably required for the provision of any Service) by any Limited Brands Entity on behalf of Buyer and its Subsidiaries; provided that any consent fees paid by Limited Brands or any of its Affiliates pursuant to Section 5.09(c) of the Stock Purchase Agreement shall not be billed hereunder.

Section 3.06  Percent of Sales Billing.  The costs of Services to which the Percent-of-Sales Billing method applies shall, subject to Section 3.01(c) or any change in such costs expressly provided in the Schedules attached hereto, be equal to the amount obtained by multiplying (x) the aggregate cost incurred each month by the Limited Brands Entities in providing such Services to one or more businesses of Limited Brands and to Buyer and its Subsidiaries by (y) the Net Sales Ratio for such month.  “Net Sales Ratio” means the net sales of Buyer and its Subsidiaries for a particular month divided by the aggregate net sales of all businesses of Limited Brands, combined with the net sales of Buyer and its Subsidiaries, to which costs for such month are being allocated.  In order to permit Limited Brands to calculate the billing method provided for in this Section 3.06

(and for no other purpose), Buyer shall provide Limited Brands with all necessary sales information not later than the close of business on the first Business Day immediately following such calendar month and all such information shall be handled by Limited Brands in accordance with Section 6.01(g).

Section 3.07  Fixed Fee Billing.  The cost of Services to which the Fixed Fee Billing method applies shall be in the amount set forth in the applicable Schedule.

Section 3.08  Capital Investments. (a) Subject to clauses (b) and (c) of this Section 3.08 and Appendix D of Schedule II, Limited Brands shall have the right from time to time to make such capital investments as one or more of the Limited Brands Entities deems reasonably necessary to support performance of the Services.  Costs incurred by Limited Brands in connection with such capital investments (including without limitation transportation and installation costs) (“Capital Investments”) shall be part of the Service Costs and shall be reimbursed by Buyer pursuant to the procedure set forth in Section 3.09 only (i) to the extent that Buyer is allocated a share of the depreciation expenses, amortization expenses, and/or capitalized lease expenses as appropriately associated with such Capital Investment which share of expenses has been reasonably and fairly allocated among Limited Brands, their Affiliates, Services Entities and Buyer and its Subsidiaries in good faith based on the level, nature, quality or other appropriate measure of services provided to each such entity for which such Capital Investment was made and (ii) in the amount of such depreciation, amortization expenses, and/or capitalized lease expense.

(b)                                 Subject to Schedule IV attached hereto, Capital Investments incurred by Limited Brands on Buyer’s and any of its Subsidiaries’ behalf in connection with store design and construction shall be paid for by Buyer directly or through the Pass-Through Billing method.

(c)                                  For specific Capital Investments that need to be acquired by Limited Brands for the sole purpose of fulfilling its obligations under this Agreement, Buyer shall reimburse Limited Brands for and shall retain title to such investments; provided that if any such Capital Investment involves the expenditure of more than $100,000, then Limited Brands will consult with Buyer prior to making such investment with respect to the necessity of such Capital Investment and Buyer will have the authority to approve such Capital Investment, which approval will not be unreasonably withheld.  If Limited Brands and Buyer reach agreement that the provision of such Services is no longer practicable without such Capital Investment, Limited Brands and Buyer will work together to reach a mutually agreeable decision as to if and how such Services will continue to be provided to Buyer and its Subsidiaries without such Capital Investment.  If Limited Brands and Buyer fail to reach agreement on the necessity of such Capital Investment and Limited Brands does not reasonably believe it can practicably continue to provide the affected Services without such Capital Investment, then Limited Brands may terminate such affected Services, providing as much notice to Buyer as is reasonably possible in the circumstances but in any event not less than 60 days notice.

(d)                                 The Parties hereto acknowledge and agree that if Buyer or any of its Subsidiaries makes a Capital Investment in equipment or intellectual property (including any information technology systems or software) to be used by Limited Brands in connection with the provision of any of the Services hereunder or to be supported by Limited Brands as a Service hereunder, Limited Brands shall continue to provide the same level of service or support with respect to such Capital Investment as Limited Brands would provide or support such Capital Investment had the investment been made by Limited Brands on behalf of Buyer or any of its Subsidiaries so long as the equipment or intellectual property (including any information technology systems or software) purchased by Buyer or any of its Subsidiaries is of similar quality and compatible with equipment or intellectual property used by Limited Brands Entities generally.

Section 3.09  Invoicing and Settlement of Costs.  (a) Except as otherwise expressly provided for in the Schedules attached hereto, Limited Brands shall (or shall cause one or more of the Limited Brands Entities to) invoice the Chief Financial Officer of Buyer on a monthly basis (not later than the fifteenth day of the following month), for the Service Costs incurred in the prior month, and will provide to Buyer the same billing data and level of detail as Limited Brands customarily provides to the other businesses operated by Limited Brands and such other related data as may be reasonably requested by Buyer, including a breakdown of the costs associated with each Service.  Limited Brands shall use its commercially reasonable efforts to cause invoices to be presented to Buyer on the schedule set forth in this Article 3, but no delay in presentation of an invoice shall affect Buyer’s obligation to pay the full amount of such invoice on the terms set forth herein.

(b)                                 Except as provided in Section 3.09(d) or as specifically provided for in any Schedule hereto, Buyer agrees to pay on or before 30 days after the date on which Limited Brands invoices Buyer for the Service Costs, all amounts invoiced by Limited Brands pursuant to Section 3.09(a).  Such payments shall be made by Buyer, at its option, through one or more of the following methods:  (i) by check payable to the order of Limited Brands or (ii) by wire transfer of immediately available funds to an account specified in writing by Limited Brands.

(c)                                  Subject to Section 3.08(c) or as specifically provided for in any Schedule attached hereto, Buyer shall pay Limited Brands by wire transfer, check or other methods mutually agreeable to the parties, all amounts with respect to Capital Investments within 10 Business Days of the date on which Limited Brands invoices Buyer for such Capital Investments (either in whole or on a percentage of completion basis).  Limited Brands shall be under no obligation to make any Capital Investment before receipt of Buyer’s advance payment for such expenditure other than as set forth in Schedule IV hereof.

(d)                                 If Buyer fails to pay any monthly payment within 15 days of the relevant payment date, Buyer shall be obligated to pay, in addition to the amount due on such payment date, interest on such amount at the greater of (1) 10% and (2) the Reference Rate plus 5%, in each case per annum compounded monthly from the relevant payment date through the date of payment; provided that such interest rate shall not exceed the maximum rate permitted by applicable Law.  All payments made shall be applied first to unpaid interest and then to amounts billed but unpaid.  If Buyer fails to pay the full amount of any invoice within 30 days of the relevant payment date and to the extent the aggregate amount of such overdue unpaid invoices exceeds $50,000, Limited Brands may, without liability, suspend its obligations hereunder to provide any and all Services to Buyer until such time as such invoices have been paid in full; provided, that this sentence may be invoked only after 15 days prior notice to Buyer of the payment delinquency.

(e)                                  For certain Services, as reasonably deemed appropriate from time to time by the Limited Brands Entities, Service Costs may be billed to Buyer on an estimated basis.  In such cases the method of estimation will be reasonably determined by Limited Brands and will be made available to Buyer.  Any estimated costs billed pursuant to this Section 3.09(e) shall be invoiced and paid pursuant to the procedures set forth in this Section 3.09.  Except as provided in Appendix D to Schedule II, at such point in time as the actual costs for any Services previously billed on an estimated basis are determined, Limited Brands will notify Buyer of such actual costs and will notify Buyer if any adjustment is necessary to reimburse one party for any difference between the actual and estimated costs.  If in any case (1) an adjustment is necessary in favor of Buyer, Limited Brands will reimburse Buyer for the amount of such adjustment at the time such notice is given and (2) an adjustment is necessary in favor of Limited Brands, Buyer shall reimburse Limited Brands for the amount of such adjustment no later than 30 days after receipt of such notice.  If the applicable party fails to reimburse the other party for the full amount of the difference between actual and estimated costs within the time specified above, such party shall be obligated to pay, in addition to the amount due on such payment date, interest on such amount at the greater of (1) 10% and (2) the Reference Rate plus 5%, in each case per annum compounded monthly from the relevant payment date through the date of payment; provided that such interest rate shall not exceed the maximum rate permitted by applicable Law.  All payments made shall be applied first to unpaid interest and then to amounts billed but unpaid.  Limited Brands shall have the right to notify Buyer of such adjustment and, as applicable, to receive payment from Buyer or make payment to Buyer for the amount of such difference, whether or not such notification and adjustment is made with respect to any Limited Brands Entity receiving comparable services.

(f)                                    Notwithstanding anything in this Agreement to the contrary, Buyer shall not offset amounts due or payable hereunder to Limited Brands with any amounts owing to Buyer or its Affiliates under this Agreement, the Stock Purchase Agreement or any other agreement or arrangement.

(g)                                 In the event that Buyer disputes an aggregate of $500,000 of Service Costs billed to Buyer in any fiscal year, Buyer shall have the right to conduct an audit upon the same terms and conditions as set forth in Section 6.02 in advance and in addition to such annual audit procedure.

Section 3.10  Amended Schedules.  (a) Subject to any specific limitations on amendments of billing methodologies included in any Schedule attached hereto (it being understood that statements in any of the Schedules attached hereto to the effect that a particular Service will be billed pursuant to one of the specific billing methodologies identified in Section 3.01(a) above (e.g., Customary Billing and Pass-Through Billing) shall not be construed as such a specific limitation) prior to January 31 of each year commencing with January 31, 2004 for so long as the relevant Services continue to be provided under this Agreement, Limited Brands may prepare and deliver to Buyer amended versions of the Schedules, setting forth with respect to the Services described in such Schedules, proposed changes in any of the methodologies used to calculate the Service Costs (each, a “Proposed Change”) and, to the extent available, the Service Costs estimated to be payable for such Services for the then current Fiscal Year of Limited Brands; provided that the cost methodologies set forth on Appendix Cshall not be altered during the term that Limited Brands provides the Services associated with such cost methodologies to Buyer.  Except as Buyer and Limited Brands may otherwise agree, and except as specifically described in this Agreement, any Proposed Change shall (1) be on terms and conditions no less favorable than the terms and conditions on which costs are calculated and charged to any Limited Brands Entity to which comparable services are provided other than for services for which Fixed Fee Billing applies, (2) not burden Buyer with charges in excess of fully absorbed costs incurred by the Limited Brands Entities consistent with Section 3.01(d) and the cost methodologies set forth on Appendix C, and (3) be accompanied by a statement providing reasonable justification of, and support for, such Proposed Change.  Upon receipt of any notice of a Proposed Change, Buyer shall, within 21 days, provide a written statement to Limited Brands stating any objection to the Proposed Change and the reasons therefore.  Limited Brands and Buyer shall work together in good faith to resolve any such objections in a manner reasonably satisfactory to both parties.  In any case, after all Proposed Changes for a fiscal year have been submitted to Buyer, Limited Brands shall be available for a meeting at Buyer’s request to review all such Proposed Changes prior to the date such Proposed Changes are to take effect.  Subject to Section 3.10(b), all Proposed Changes shall take effect as specified in the relevant amended Schedules, except that subject to any procedures for the amendments of specific provision in any Schedule attached hereto, no Proposed Change shall take effect sooner than the later of (x) 75 days after notification to Buyer of such

Proposed Changes and (y) before February 1 of the following fiscal year (e.g., a Proposed Change delivered in November 2003 would take effect on February 1, 2004).

(b)                                 Notwithstanding any other provision of this Agreement, if a Proposed Change for Logistics Services would result in a Significant Increase in the amount of Service Costs that Buyer would be obligated to pay under this Agreement as compared to those that would be payable were such Proposed Change not made, then Buyer shall have the right during such 75-day period following receipt of notice of such Proposed Change to terminate, as applicable, (A) all (but not less than all) Logistics Services, (B) the Logistics Services described under the heading “Compliance Support Services”, or (C) if the Logistics Services described under the heading “Compliance Support Services” have been terminated earlier, all (but not less than all) of the remaining Logistics Services provided hereunder upon written notice to Limited Brands, and such termination shall be effective within the time period specified in Section 5.02 with respect to such Service.  If Buyer terminates such Service in accordance with this Section 3.10(b), Limited Brands shall continue to provide such Service until the effective date of such termination on the financial terms (or reasonable estimate thereof) existing prior to the Proposed Change.

ARTICLE 4
PROVISION OF SERVICES; INDEMNIFICATION

Section 4.01  General Standard of Service.  Except as otherwise agreed in writing by the parties hereto, Limited Brands agrees that the nature, quality, and standard of care applicable to the delivery of the Services hereunder shall be substantially the same as that of the Services which Limited Brands generally provides from time to time to its Subsidiaries and Affiliates throughout its businesses, provided that Limited Brands is not restricted by any contract or agreement with third parties set forth on Appendix A or applicable Law, (in which case, Limited Brands shall use its commercially reasonable efforts to provide or procure such Services in accordance with the foregoing provisions of this sentence; however, if, notwithstanding such efforts, Limited Brands is not able to provide or procure such Services in accordance with the foregoing provisions of this sentence Limited Brands shall be relieved of such obligation).  Subject to Limited Brands’ express obligations under this Agreement, management of and control over the provision of the Services (including without limitation the determination or designation at any time of the Equipment, employees and other resources of the Limited Brands Entities to be used in connection with the provision of the Services) shall reside solely with Limited Brands.  Without limiting the generality of the foregoing, all labor matters relating to any associates of Limited Brands and its Subsidiaries (including, without limitation, any associates of any Limited Brands Entity involved in the provision of Services to

Buyer or its Subsidiaries) shall be within the exclusive control of Limited Brands, and none of Buyer and its Subsidiaries shall take any action affecting such matters except as set forth on Schedules II and III with respect to certain personnel.

Section 4.02  Ownership of Products. (a) Notwithstanding any other provision of this Agreement, title to all Products or other Buyer in-store supplies that are transported, shipped, warehoused or otherwise held in the custody of any Limited Brands Entity on behalf of Buyer or its Subsidiaries shall at all times remain with Buyer, and Buyer or such Subsidiary shall at all times be the owner of record of such Products or other Buyer in-store supplies, and, subject to Section 4.04, shall be solely responsible for any matters arising from such Products and Buyer in-store supplies.

(b)                                 In connection with any obligations of any Limited Brands Entity to a third party, Limited Brands shall not permit any lien or other encumbrance to be placed upon any products, Buyer in-store supplies, or other materials that are transported, shipped, warehoused or otherwise held in the custody of any Limited Brands Entity on behalf of Buyer or any of its Subsidiaries.  Limited Brands, on behalf of all Limited Brands Entities, hereby waives any right under applicable laws, rules or regulations such Limited Brands Entities may have as a warehouseman or otherwise with respect to the products, Buyer in-store supplies or other materials that are transported, shipped, warehoused or otherwise held in the custody of any Limited Brands Entities on behalf of Buyer or its Subsidiaries.  Limited Brands shall execute, and shall cause the other Limited Brands Entities to execute, any agreement, waiver, assignment or other document reasonably requested from time to time by the lenders to Buyer or its Subsidiaries that relate to the matters set forth in this Section 4.02.

Section 4.03  Review Meetings.  In addition to any meetings set forth on the Schedules, the parties agree to hold review meetings (the “Review Meetings”) within reasonable time periods (however in no event less than once a year) on a date to be set by management of Limited Brands with the consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed.  Representatives of Buyer and of all Limited Brands Entities which are providing Services to Buyer or its Subsidiaries at the time of the meeting shall attend the Review Meeting and shall review and discuss any operational, strategic or other issues raised by any participant with respect to the provision of the Services, including any Proposed Changes pursuant to Section 3.10 prior to their effective date.  The parties intend that information exchanged at such Review Meetings shall be in addition to ongoing communication between representatives of Buyer and the Limited Brands Entities with respect to the provision of the Services hereunder and any meetings specified in the Schedules attached hereto.

Section 4.04  Limitation of Liability.  (a) Buyer agrees that none of the Limited Brands Entities or any of their respective directors, officers, agents, and employees (each, a “Limited Brands Indemnified Person”) shall have any liability, whether direct or indirect, in contract or tort or otherwise, to Buyer or any of its Subsidiaries or any other Person for or in connection with the Services rendered or to be rendered by any Limited Brands Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Limited Brands Indemnified Person’s actions or inactions in connection with any such Services or transactions, except for damages which have resulted from (i) such Limited Brands Indemnified Person’s gross negligence or willful misconduct, (ii) a willful or knowing breach of such Limited Brands Indemnified Person’s obligations under this Agreement, and (iii) the willful or knowing violation by any Limited Brands Entity of any Law, in each case in connection with any such Services, actions or inactions.

(b)                                 Notwithstanding the provisions of Section 4.04(a) or any other provision of this Agreement, none of the Limited Brands Entities shall be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, attorneys’ fees) in any way due to, resulting from or arising in connection with any of the Services or the performance of or failure to perform Limited Brands’ obligations under this Agreement.  This disclaimer applies without limitation (1) to claims arising from the provision of the Services or any failure or delay in connection therewith; (2) to claims for lost profits; (3) regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise; and (4) regardless of whether such damages are foreseeable or whether Limited Brands has been advised of the possibility of such damages.

Section 4.05  Indemnification of Limited Brands by Buyer and Target.  Buyer and Target, on a joint and several basis, agree to indemnify and hold harmless each Limited Brands Indemnified Person from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (“Damages”) incurred or suffered by any Limited Brands Indemnified Person arising out of or in connection with the Services rendered or to be rendered by any Limited Brands Indemnified Person pursuant to this Agreement, any transaction entered into in connection with the Services to be performed hereunder or any Limited Brands Indemnified Person’s actions or inactions in connection with any such Services or transactions; provided that neither Target nor Buyer shall be responsible for any damages of any Limited Brands Indemnified Person that have resulted from (i) such Limited Brands Indemnified Person’s gross negligence or willful misconduct (it being understood and agreed that the provision by any Limited Brands Entity of any of the Services to (A) any of Target and its Subsidiaries without obtaining any Scheduled Consent and (B) Buyer without obtaining any Additional Consent, in each case with respect to any contract or agreement to which any Limited Brands Entity is a party as of the date hereof shall not constitute gross negligence or willful misconduct by any Limited Brands Entity; provided that the relevant Limited Brands Entity has, where required by the terms of this Agreement, used commercially reasonable efforts to obtain the relevant consents), (ii) a willful and knowing breach of such Limited Brands Indemnified Person’s obligations under this Agreement, or (iii) the willful and knowing violation by any Limited Brands Entity of any Law, in each case in connection with any action or inaction related to such Services.  Notwithstanding the provisions of this Section 4.05 or any other provision of this Agreement, neither Target nor Buyer shall be liable (1) for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, attorneys’ fees) in any way due to, resulting from or arising in connection with any of the Services or the performance of or failure to perform Buyer’s or its Subsidiaries’ obligations under this Agreement or (2) any damage to property (other than the products or other property owned or held for use by Buyer or its Subsidiaries), where such damage is caused by any Limited Brands Entity or any of their employees or agents.

Section 4.06 Indemnification of Buyer By Limited Brands.  (a) Limited Brands agrees to indemnify and hold harmless Buyer and its Subsidiaries and each of their respective directors, officers, agents, and employees (each, a “Buyer Indemnified Person”) from and against any and all Damages incurred or suffered by any Buyer Indemnified Person arising out of (i) the gross negligence or willful misconduct of any Limited Brands Indemnified Person, (ii) a willful and knowing breach of any Limited Brands Indemnified Person’s obligation under this Agreement, or (iii) the willful and knowing violation by an Limited Brands Entity of any law, in each case in connection with any action or inaction related to the Services rendered or to be rendered pursuant to this Agreement.  Notwithstanding the provisions of this Section 4.06 or any other provision of this Agreement, Limited Brands shall not be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including without limitation, attorneys’ fees) in any way due to, resulting from or arising in connection with any of the Services or the performance of or failure to perform Limited Brands’ obligations under this Agreement.  This disclaimer applies without limitation (1) to claims arising from the provision of the Services or any failure or delay in connection therewith; (2) to claims for lost profits; (3) regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise; and (4) regardless of whether such damages are foreseeable or whether Limited Brands has been advised of the possibility of such damages.

Section 4.07  Notice of Certain Matters.  If Buyer at any time believes that Limited Brands is not in full compliance with its obligations under this Agreement, Buyer shall so notify Limited Brands in writing promptly (but not later than 30 days) after becoming aware of such possible non-compliance by Limited Brands.  Such notice (a “Non-Compliance Notice”) shall set forth in reasonable detail the basis for Buyer’s belief as well as Buyer’s view as to the steps to be taken by Limited Brands to address the possible non-compliance.  For the 30 days after receipt of such a notice, appropriate representatives of Limited Brands and Buyer shall work in good faith to develop a plan to resolve the matters referred to in the Non-Compliance Notice.  If such matters are not resolved through such discussions, Buyer may elect to terminate Limited Brands’ obligation to provide or procure, and its obligation to purchase, the Service or Services referred to in its Non-Compliance Notice in accordance with Section 5.02.  In the event such matters are resolved through such discussions and Buyer does not elect to terminate such Service or Services within 60 days of the end of the 30-day period referred to in the third sentence of this Section 4.07, Buyer shall not be entitled to deliver another Non-Compliance Notice or pursue other remedies with respect to same or any substantially similar matter so long as Limited Brands complies in all material respects with the terms of such resolution.

Section 4.08  Indemnification Procedures.  (a) Each party and any other indemnified persons shall be entitled to the indemnity described in this Article 4, provided that, in the case of third party claims, the following conditions are met (the party obliged to provide indemnification is referred to as the “Indemnifying Party,” and the party entitled to be indemnified is referred to as the “Indemnified Party”):

(1)                                  The Indemnified Party agrees to give prompt notice to the Indemnifying Party of the assertion of any claim, or the commencement of any suit, action or proceeding (“Claim”) in respect of which indemnity may be sought under such Article 4 and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request.  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually adversely prejudiced the Indemnifying Party.

(2)                                  The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party (“Third Party Claim”) and, subject to the limitations set forth in this Section 4.08, shall be entitled to control the defense of such Third Party Claim and appoint lead counsel for such defense, in each case at its expense; provided that it has acknowledged responsibility for the defense of such Claim.  Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel; (ii) representation of both parties by the same counsel would, in the opinion of counsel to such Indemnified Person, be inappropriate due to actual or potential differing interests between such Indemnifying Person and such Indemnified Person; or (iii) if such Indemnifying Person fails or is failing to actively defend such Third Party Claim.

(3)                                  If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 4.08, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of such Third Party Claim unless (i) the settlement does not require the Indemnified Party to pay money damages and (ii) the settlement is for money damages only.  If the Indemnified Party has assumed the defense of any Third Party Claim in accordance with the provisions of this Section 4.08, the Indemnified Party shall obtain the prior written consent of the Indemnifying Party before entering into any settlement of such Third Party Claim.

(b)                                 Subject to Section 6.02 and Appendix D to Schedule II, the terms of this Article 4 shall provide the exclusive remedy for monetary damages of Limited Brands Indemnified Persons and the Buyer Indemnified Persons with respect to Damages associated with the matters set forth in this Agreement.

ARTICLE 5
TERM AND TERMINATION

Section 5.01  Term.  Except as otherwise provided in this Article 5 or as otherwise agreed in writing by the parties, this Agreement shall be effective as of the date hereof and Limited Brands’ obligation to provide or procure, and Buyer’s obligation to purchase, a Service shall cease as of the applicable date set forth in the applicable Schedules or such earlier date determined in accordance with Section 5.02.

Section 5.02  Termination of the Parties.  (a)  Buyer only may terminate Services hereunder pursuant to the following provisions:

(i)                                     Buyer may terminate any particular service set forth in any of the Schedules if Limited Brands shall have failed to perform any of its material obligations under this Agreement relating to such Service, Buyer has notified Limited Brands in writing of such failure, and such failure shall have continued for a period of 60 days after receipt by Limited Brands of written notice of such failure taking into account any period following the delivery of any Non-Compliance Notice pursuant to Section 4.07 hereof;

(ii)                                  For any reason, upon 60 days advance written notice, Buyer may terminate any particular service set forth in any of the Schedules (other than Schedule III) attached hereto ;

(iii)                               For any reason, upon 10 Business Days advance written notice, Buyer may terminate any particular service for any property listed on Appendix A to Schedule IV;

(iv)                              In accordance with the provisions of Section 3.10(b) or 6.04(c) hereto; and

(v)                                 For any reason, upon 15-months advance written notice, which notice shall be given no earlier than the first anniversary of the Closing Date, Buyer may terminate (A) all (but not less than all) Logistics Services, (B) the Logistics Services described under the heading “Compliance Support Services” in Schedule III, or (C) if the Logistics Services described under the heading “Compliance Support Services” in Schedule III have been terminated earlier, all (but not less than all) of the remaining Logistics Services (such termination right, as applicable, to be exercisable more than once).

(b)                                 Limited Brands may terminate any Service at any time:  (1) upon a Change of Control of Buyer; provided that the effective date of such termination shall be 60 days following the consummation of the transaction that constitutes the Change of Control for Services other than Logistics Services provided hereunder and 15-months following the consummation of the transaction that constitutes the Change of Control for Logistics Services (which notices may be given after receipt of the Change of Control Notice (as defined in Section 5.04); (2) if Buyer shall have failed to perform any of its material obligations under this Agreement relating to such Service, Limited Brands has notified Buyer in writing of such failure, and such failure shall have continued for a period of 30 days after receipt by Buyer of written notice of such failure; (3) with respect to any Subsidiary of Buyer, upon a Change of Control of Buyer’s Subsidiary with respect to such Subsidiary in accordance with the time period contemplated by clause (1) of this paragraph; or (4) in accordance with the provisions of Section 3.08(c) hereto.

(c)                                  Limited Brands may terminate, for any reason, upon 15-months advance written notice, which notice shall be given no earlier than the date which is 45-months after the Closing Date, (i) all (but not less than all) Logistics Services, (B) the Logistics Services described under the heading “Compliance Support Services” in Schedule III attached hereto, or (C) if the Logistics Services described under the heading “Compliance Support Services” in Schedule III attached hereto have been terminated earlier, all (but not less than all) of the remaining Logistics Services (such termination right, as applicable, to be exercisable more than once).

Section 5.03  Effect of Termination.  (a) Upon termination of any particular service set forth in any of the Schedules attached hereto pursuant to Sections 3.08(c), 3.10(b), 4.07, 5.02, or 6.04(c) and subject to Limited Brands’

obligation to continue to provide certain services following the conversion of any information technology system to Buyer or its Subsidiaries in accordance with Schedule II, and Buyer’s payment obligations with respect thereto as set forth on Schedule II, Limited Brands shall have no further obligation to provide such terminated service or to perform its obligations hereunder with respect to such terminated service and neither Buyer nor Target shall have any obligation to purchase any such terminated service from Limited Brands, pay any fees relating to such terminated service or make any other payments with respect to such terminated service; provided that the foregoing shall not in any way operate to impair or destroy any of the rights or remedies of either party of its obligations to comply with the provisions of this Agreement which have accrued prior to the effective date of termination of such a service.  Upon termination of this Agreement in accordance with its terms, Limited Brands shall have no further obligation to provide any Services or to perform its obligations hereunder, and neither of Buyer nor Target shall have any obligation to purchase any Services from Limited Brands, pay any fees relating to any Services or make any other payments with respect to any Service; provided that the foregoing shall not in any way operate to impair or destroy any of the rights or remedies of either party or to relieve either party of its obligations to comply with the provisions of this Agreement which have accrued prior to the effective date of termination of this Agreement.  Notwithstanding any such termination of a service or of this Agreement, but subject to the other terms of this Agreement, (1) Buyer shall remain liable to Limited Brands for all Service Costs incurred by any Limited Brands Entity on behalf of Buyer or its Subsidiaries in connection with the provision of any Services prior to the effective date of such termination in accordance with the terms of this Agreement (including without limitation (A) the aggregate outstanding amount of any capital expenditure incurred by any Limited Brands Entity on behalf of Buyer or its Subsidiaries in accordance with the terms of this Agreement, and (B) any amounts owed under any noncancelable or other contract or agreement entered into by any Limited Brands Entity on behalf of Buyer or its Subsidiaries); provided that Limited Brands shall use commercially reasonable efforts to mitigate the costs under any such contracts or agreements; (2) Limited Brands shall continue to charge Buyer for administrative and program costs relating to benefits paid after but incurred prior to the termination of any Service and other services required to be provided after the termination of such Service and Buyer shall be obligated to pay such expenses in accordance with the terms of this Agreement; and (3) the provisions of Articles 4, 5 and 6 shall survive any such termination indefinitely.

(b)                                 No later than six (6) months following the effective date of any termination of this Agreement (18 months following the effective date of any termination of this Agreement as to amounts payable in connection with the Services provided under Schedule IV), Limited Brands shall invoice Buyer for the aggregate outstanding amount payable to Limited Brands pursuant to Section 5.03(a)(1).  Buyer shall pay such amount within 30 days of receipt of such invoice, by wire transfer of immediately available funds to an account designated by Limited Brands.

(c)                                  As soon as practicable, and in any event no later than 30 days after termination of this Agreement in accordance with its terms, each party shall return to the other party in accordance with such other party’s instructions and at such other party’s expense, all of the other party’s materials and Confidential Information in its possession or control (including, without limitation, all Confidential Information and any copies thereof); provided that each party may retain copies of the other party’s Confidential Information, if reasonably necessary to operate the business consistent with past practice to the extent possible under applicable Law.

(d)                                 Following the delivery of a notice with respect to the termination of any Service, Limited Brands and Buyer, commencing promptly following such notice, shall cooperate in good faith to (i) provide for an orderly transition of such Service to Buyer or its Subsidiaries or to a successor service provider in accordance with a transition schedule reasonably requested by Buyer and (ii) to mitigate the costs associated with such termination.

Section 5.04  Notification of Change of Control.  Buyer shall promptly notify Limited Brands of any Change of Control of Buyer or Change of Control of Buyer’s Subsidiary (or any definitive agreement, arrangement or plan which, if consummated, would result in such a Change of Control), setting forth the date and circumstances of such Change of Control and the identity of the third party(ies) involved in such Change of Control (such notice, the “Change of Control Notice”).

ARTICLE 6
MISCELLANEOUS

Section 6.01  Confidential Information; Non-Solicitation.  (a) Confidential Information.  The Limited Brands Entities, on the one hand, and Buyer and its Subsidiaries, on the other hand, may provide to the other party certain confidential, proprietary and trade secret business and technical information in connection with the performance of this Agreement (“Confidential Information”).  All information shall be presumed to be Confidential Information unless such information is generally available to the public (other than by the receiving party in violation of this Section 6.01) or if a disclosing party acknowledges in writing that such information is not Confidential Information.  The Limited Brands Entities, on the one hand, and Buyer and its Subsidiaries, on the other hand, shall preserve the confidentiality of all Confidential Information that is provided by the other party in connection with this Agreement, and shall not, without the prior written consent of the other party, disclose, display or make available to any Person, or use for its own or any other Person’s benefit, other than as necessary in performance of its obligations under this Agreement, any Confidential Information of the other party; provided that any Limited Brands Entity, on the one hand, and Buyer and its Subsidiaries, on the other hand, may disclose such portion of the Confidential Information relating to the other party to the extent, but only to the extent, (a) the disclosing party reasonably believes in good faith that such disclosure is required under Law or the rules of a securities exchange; provided, further that the disclosing party first notifies the other party hereto of such requirement and allows such party a reasonable opportunity to seek a protective order or other appropriate remedy to prevent such disclosure, (b) such Confidential Information is or becomes generally available to the public other than as a result of a disclosure by any party or any of such party’s representatives, or (c) such Confidential Information is or becomes available to any Limited Brands Entity, on the one hand, or Buyer and its Subsidiaries, on the other hand, or such party’s representatives on a non-confidential basis from a source other than the other party or any of such other party’s representatives; provided, however, that in the case of (c) and (d), such source is not known to the disclosing party or any of such party’s representatives to be bound by a confidentiality agreement with or other contractual, legal, or fiduciary obligation of confidentiality to the nondisclosing party with respect to such information.  The Limited Brands Entities, on the one hand, and Buyer and its Subsidiaries, on the other hand, shall exercise the same standard of care to safeguard all Confidential Information of the other party against improper disclosure or use as such party employs with its own Confidential Information of similar type.  Limited Brands and Buyer acknowledge that money damages would not be a sufficient remedy for any breach of the provision of this Section 6.01 and that the non-breaching party shall be entitled to equitable relief in a court of Law in the event of, or to prevent, a breach or threatened breach of this Section 6.01.  Limited Brands shall cause the Limited Brands Entities, and Buyer shall cause its Subsidiaries, to comply with the provisions of this Section 6.01(a).

(b)                                 Notwithstanding the provisions of Section 6.01, but subject to Section 5.03(c), upon a Change of Control of Buyer, if requested by Limited Brands, Buyer shall (1) promptly (but in no event later than 30 days after the occurrence of such Change of Control) return to Limited Brands or destroy all Confidential Information in its possession (or that of any of its Affiliates) relating to Limited Brands or any of its Affiliates, (2) no longer be permitted to use such Confidential Information in its business or operations (or the business or operations of any of its Affiliates) and (3) promptly (but in no event later than 30 days after the occurrence of such Change of Control) deliver a written certificate to Limited Brands executed by Buyer’s Chief Executive Officer expressly acknowledging the obligations set forth in clauses (1) and (2) of this sentence and certifying that Buyer has and will continue to adhere to such requirements.

(c)                                  To the extent that any third-party proprietor of information or software to be disclosed or made available to Buyer in connection with performance of Services requires a specific form of non-disclosure agreement as a condition of its consent to use of the same for the benefit of Buyer or to permit Buyer access to such information or software, Buyer will review such form of non-disclosure agreement and provide comments on such agreement to Limited Brands in a timely manner.  Limited Brands shall use commercially reasonable efforts to modify such form of non-disclosure agreement with such third-party to reflect Buyer’s comments, and Buyer will execute (and will cause employees of Buyer and its Subsidiaries to execute, if required) such modified agreement (if it is modified) or the originally presented agreement (if it is not modified).  During such period of discussion or negotiation, Limited Brands will be under no obligation to use such software or technology in violation of such license agreement or applicable copyright or other Laws, nor will Limited Brands have any liability with respect to such non-use.

(d)                                 From, and until the expiration of 12 months from the termination of all of the Services under this Agreement, Buyer shall not, and shall cause its controlled Affiliates not to, without the prior written approval of Limited Brands, directly or indirectly solicit for employment any person who is an employee of Limited Brands or any of its Affiliates and who has performed any of the Services under this Agreement or with whom Buyer or any of its controlled Affiliates otherwise has had any contact at any time during the performance of the Services hereunder; provided that the foregoing shall not prohibit solicitation conducted through an independent employment or recruitment firm (so long as the firm was not directed to solicit such person or the personnel of Limited Brands or its Affiliates generally) or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of Limited Brands or its Affiliates; provided, further, that Buyer or any of its controlled Affiliates may solicit for employment and employ any of the persons set forth on Appendix B attached hereto or any person hired to replace such employees set forth in Appendix B attached hereto following the earlier of (i) the termination of any Service performed by any such person, (ii) the date such employee’s employment with any Limited Brands Entity is terminated (except if such employee’s employment is terminated by Limited Brands, in good faith, for cause), and (iii) upon promotion of any such employee to a position in which such employee no longer provides substantially the same level of Services to Buyer and its Subsidiaries as such person provided to Target and its Subsidiaries prior to the date hereof and such employee could not have been promoted to a similar position in which the level of services provided to Buyer and its Subsidiaries would have been substantially similar to the levels provided to Target and its Subsidiaries on the date hereof if such employee is listed under Category 1 on Appendix G to Schedule II attached hereto and (iv) upon the mutual agreement of Limited Brands and Buyer.  Notwithstanding anything to the contrary above, Buyer and its Subsidiaries shall only be permitted to hire an aggregate of two (2) Network Analysts, two (2) PC Desktop Analysts and one (1) Telecom Administrator/Specialist from among the Network Analysts, PC Desktop Analysts or Telecom Administrators/Specialists listed on Appendix B (or those persons hired to replace such named employees set forth in Appendix B attached hereto).

(e)                                  From the date hereof and until the expiration of 12 months from the termination of a specific Service under this Agreement, none of the Limited Brands Entities shall, and each Limited Brand Entity shall cause its controlled Affiliates not to, without the prior written approval of Buyer directly or indirectly solicit for employment any person who performs such Service at Buyer or its Subsidiaries substantially similar to the Services provided by the persons set forth on Appendix B attached hereto; provided that the foregoing shall not prohibit solicitation conducted through an independent employment or recruitment firm (so long as the firm was not directed to solicit such person or the personnel of Buyer or its Affiliates generally) or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of Buyer or its Affiliates.

(f)                                    Notwithstanding anything to the contrary contained herein, Buyer and its Subsidiaries shall be permitted to invite all employees listed an Appendix B to this Agreement to any social or other similar events and such invitation shall not constitute a solicitation of such individuals in violation of Section 6.01(d) hereof.

(g)                                 Given the commercial and competitive sensitivities of each Party with respect to certain of its Confidential Information that Limited Brands, on the one hand, and Buyer and its Subsidiaries, on the other hand, may be provided with or have access to under this Agreement (such as product pricing information and customer lists and other similar business information), Limited Brands, on the one hand, and Buyer and its Subsidiaries, on the other hand, hereby agree that, in addition to, and without limiting the obligations set forth in Section 6.01(a), unless expressly permitted under this Agreement or necessary to exercise their rights or to perform their obligations hereunder, Limited Brands, on the one hand, and Buyer and its Subsidiaries, on the other hand,  shall not disclose or provide access to (i) any Confidential Information of the other party that relates to pricing or to customer lists or other customer information, and (ii) any Confidential Information of the other party that the other party designates should be subject to the restrictions set forth in this Section 6.01(g), to any Person who is involved in its and/or any of its Affiliate’s strategic planning and/or in any of its and/or any of its Affiliate’s pricing, marketing and/or sales decisions, planning or analysis, or otherwise use such Confidential Information in connection with any such decisions.  Without limiting the foregoing, any net sales information of Buyer or its Subsidiaries that any Limited Brands Entity receives from Buyer or its Subsidiaries pursuant to Section 3.06 shall be subject to the restrictions set forth in this Section 6.01(g), and such Limited Brands Entity shall therefore be obligated hereunder to not disclose or provide access to such Confidential Information to any Person who is involved in Limited Brands’ and/or any of the Limited Brand Entity’s strategic planning and/or in any of Limited Brands’ and/or any Limited Brand Entity’s pricing, marketing and/or sales decisions, planning or analysis, or otherwise use such Confidential Information in connection with any such decisions.  Limited Brands shall cause the Limited Brands Entities, and Buyer shall cause its Subsidiaries, to comply with the provisions of this Section 6.01(g).

Section 6.02  Audits.  (a) In addition to the audits provided for in the Schedules attached hereto, throughout the term of this Agreement and for one (1) year thereafter, Buyer shall have the right once within each 12 month period, at its own expense and on thirty (30) days advance written notice to Limited Brands, to have its auditors or other representatives audit the books and records of any Limited Brands Entities for the sole purpose of certifying the accuracy of the Service Costs and Cost Components (including that such costs are reasonably and fairly allocated to Buyer and its Subsidiaries as contemplated by this Agreement) charged by Limited Brands to Buyer in accordance with the terms of this Agreement for the preceding 12-month period subject to (b) below.  In the event such auditing indicates any overpayment or underpayment of amounts paid to Limited Brands by Buyer, the applicable party shall pay the other party for the amount of such overpayment or underpayment, as the case may be, plus interest accruing monthly from the date of such overpayment or underpayment until the settlement of such amount is made at the greater of (1) 10% and (2) the Reference Rate plus 5%, in each case per annum compounded monthly from the relevant payment date through the date of payment (provided that such interest rate shall not exceed the maximum rate permitted by applicable Law), within thirty (30) days following the date of such audit.

(b)                                 If Limited Brands disagrees with the results of Buyer’s audit, Limited Brands may, within thirty (30) days after delivery of the audit results referred to in (a), deliver a notice to Buyer disagreeing with the results of such audit.  Any such notice of disagreement shall specify in reasonable detail those Service Costs, Cost Components or amounts as to which Limited Brands disagrees and shall specify Limited Brands’ proposed adjustment(s) to the audit, and Limited Brands shall be deemed to have agreed with all other items and amounts contained in the audit delivered pursuant to Section 6.02(a).  If Limited Brands shall fail to give Buyer such notice of disagreement within such thirty (30) day period, Limited Brands shall be deemed to have agreed with Buyer as to the results of such audit.

(c)                                  If a notice of disagreement shall be duly and timely delivered pursuant to Section 6.02(b), Limited Brands and Buyer shall, during the 30 days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed Service Costs, Cost Components or other items, which aggregate amount related to such items shall not be less than the amount thereof shown in Buyer’s calculations delivered pursuant to Section 6.02(a) nor more than the amount thereof shown in Limited Brands’ calculation delivered pursuant to Section 6.02(b).  If, during such 30 day period, Limited Brands and Buyer are unable to reach such agreement, they shall within five (5) days following the end of such 30 day period refer the dispute to KPMG (other than the offices of KPMG located in Columbus, Ohio, Indianapolis, Indiana or New York, New York) for resolution.  KPMG shall be directed to promptly commence a review this Agreement and the disputed items or amounts for the purpose of calculating the Service Costs and Cost Components in accordance with the provisions of Section 6.02(a).  In making such calculation, KPMG may examine all work papers utilized in connection with the preparation of the audit and all materials and other data used by Limited Brands in determining the Service Costs and Cost Components, but shall consider only those items or amounts as to which Limited Brands has disagreed.  Such independent accounting firm shall deliver to Limited Brands and Buyer, as promptly as practicable, but in any event, within 30 days after such independent accounting firm have commenced their review, a report setting forth such calculation of such disputed amount, which calculation shall not be greater than the amount thereof shown in Limited Brands’ calculation delivered pursuant to Section 6.02(b) nor less than the amount thereof shown in Buyer’s calculation delivered pursuant to Section 6.02(a).  Such report shall be final and binding upon the parties hereto absent manifest error.  The cost of such review and report shall be borne by the party whose position with respect to the calculation (with respect to Buyer, as delivered pursuant to Section 6.02(a), and with respect to Limited Brands, as delivered pursuant to Section 6.02(b)) bears the greatest difference to the final position of the independent accounting firm.

(d)                                 Limited Brands and Buyer agree that they will, and agree to cause their respective independent accountants and each Subsidiary to, cooperate and assist in the preparation of the audit and the calculation of the Service Costs and Cost Components and in the conduct of the reviews and determinations identified by Section (c), including without limitation, the making available to the extent necessary of books, records, work papers and personnel for a period of at least twelve months following the termination of all of the Services hereunder.

(e)                                  In the event such auditing by the independent accounting firm indicates any overpayment or underpayment of amounts paid to Limited Brands by Buyer, the applicable party shall pay the other party for the amount of such overpayment or underpayment, as the case may be, plus interest accruing monthly from the date of such overpayment or underpayment until the settlement of such amount is made at the greater of (1) 10% and (2) the Reference Rate plus 5%, in each case per annum compounded monthly from the relevant payment date through the date of payment (provided that such interest rate shall not exceed the maximum rate permitted by applicable Law), within thirty (30) days following the date of such audit.

Section 6.03  No Agency.  (a) Nothing in this Agreement shall constitute or be deemed to constitute a partnership, agency or joint venture between the parties hereto or, except as is necessary for performance of the Services, shall constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to make any statements, representations or commitments of any kind, take any action which shall be binding on the other, or bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

(b)                                 Nothing in this Agreement shall establish or be deemed to establish any fiduciary relationship between the parties hereto. The parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

(c)                                  Except as otherwise specifically provided for herein, each party shall be responsible for compliance with all applicable Laws, rules, regulations and orders of governmental authorities, for obtaining required licenses and permits, for the payments of all applicable taxes and for the conduct and compensation of its employees.

Section 6.04  Force Majeure.  (a)  Neither the Limited Brands Entities, on the one hand, nor Buyer and its Subsidiaries, on the other hand, shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party (“Force Majeure”), including, but not limited to, fire; floods; storms; embargoes, war or acts of war (declared or undeclared); insurrections, riots or other civil commotions; strikes, lockouts, or other labor disturbances; explosions; sabotage; accidents; governmental orders; changes in statutes, rules or regulations; delays by unaffiliated suppliers or carriers; shortages of fuel, power, raw materials or components; acts of God; or acts, omissions, or delays in acting by any governmental or military authority, or the other party; provided, however, it is understood that this Section 6.04 is intended only to suspend and not discharge a party’s obligations under this Agreement, and that when the causes of the failure or delay are removed or alleviated the affected party shall resume performance of its obligations hereunder.  In the event that Limited Brands, on the one hand, and Buyer, on the other hand, are unable to fulfill any of their respective obligations due to any Force Majeure event shall (1) promptly after the occurrence thereof give notice to the other party with details of such event and (2) use its commercially reasonable efforts to remedy such event as promptly as practicable.  If Limited Brands is unable to provide any of the Services due to Force Majeure, Limited Brands, on the one hand, and Buyer and its Subsidiaries, on the other hand, shall exert commercially reasonable efforts to cooperatively seek a solution that is mutually satisfactory, such as the subcontracting of all or part of the provision of the Services under the supervision of Limited Brands for the period of time during or affected by the Force Majeure.

(b)                                 Promptly on becoming aware of Force Majeure causing a delay in performance or preventing performance of any obligations imposed by this

Agreement (and termination of such delay), Buyer shall have the right, but not the obligation, to engage Subcontractors to perform such obligations for the duration of such period that Force Majeure delays or prevents the performance of such obligation by a party.  Buyer shall not be obligated to pay Limited Brands for any Services that can not be provided due to a Force Majeure event during the pendency of such Force Majeure event.

(c)                                  In the event that any particular Service is disrupted, altered or temporarily terminated due to such Force Majeure and such Service cannot be remedied or restored within a reasonable period of time applicable to such service, Buyer shall have the right to terminate any such Services (including any logistic Services) upon reasonable notice to Limited Brands under the prevailing circumstances.

Section 6.05  Entire Agreement; Successors and Assigns. (a) This Agreement (including the Schedules constituting a part of this Agreement) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

(b)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided that Buyer may assign this agreement (i) to any of its controlled Affiliates so long as Buyer remains subject to all obligations hereunder, or (ii) to its lenders for collateral security purposes and Limited Brands may subcontract services in accordance with Sections 2.01(b) and 3.02 hereof.

Section 6.06  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

(a)                                  If to Target, to:

Lerner New York Holding, Inc.
450 West 33rd Street
New York, NY  10001
Attention:  Chief Operating Officer
Fax:  (212)  884-2105

with a copy (which shall not constitute notice) to:

Kirkland & Ellis
655 Fifteenth Street, N.W.
Washington, D.C.  20005
Attention:  Michael T. Edsall
Fax:  (202)  879-5200

(b)                                 If to Buyer, to:

NY & Co. Group, Inc.
450 West 33rd Street
New York, NY  10001
Attention:  Chief Operating Officer
Fax:  (212)  884-2105

with a copy (which shall not constitute notice) to:

Kirkland & Ellis
655 Fifteenth Street, N.W.
Washington, D.C.  20005
Attention:  Michael T. Edsall
Fax:  (202)  879-5200

(c)                                  If to Limited Brands, to:

Limited Brands, Inc.
Three Limited Parkway
Columbus, OH 43230
Fax: (614) 415-7188
Attention: Samuel P. Fried

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Fax: (212) 450-4800
Attention: David L. Caplan

or to such other addresses or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  Each such notice, request or other communication shall be effective (1) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (2) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 6.06.

Section 6.07  Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflicts of law rules of such state.

Section 6.08  Jurisdiction.  Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated thereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.06 shall be deemed effective service of process on such party.

Section 6.09  WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO

THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.10  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law or rule in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.11  Amendments and Waivers. (a)  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 6.12  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were on the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

Section 6.13  Captions; Certain Terms.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  All references to “$” or “dollars” shall be to United States dollars and all references to “days” shall be to calendar days unless otherwise specified.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words, “without limitation.”  The Schedules hereto shall be deemed to be incorporated in and an integral part of this Agreement.

Section 6.14  Fiscal Periods, Fiscal Years.  In the event that Limited Brands changes its fiscal year end from the Saturday that is closest to January 31st, the parties hereby agree to make any conforming changes to this Agreement and the Schedules attached hereto with respect to any dates based on such periods.

Section 6.15  Guaranty.  Target hereby irrevocably and unconditionally guarantees to Limited Brands the prompt and full discharge by Buyer of all of

Buyer’s obligations and liabilities under this Agreement including, without limitation, the payment of all amounts which are or may become due and payable by Buyer hereunder when and as the same shall become due and payable (collectively, the “Buyer Obligations”), in accordance with the terms hereof.  Target acknowledges and agrees that, with respect to all Buyer Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against Buyer.  If Buyer shall default in the due and punctual performance of any Buyer Obligation, including the full and timely payment of any amount due and payable pursuant to any Buyer Obligation, Target will forthwith perform or cause to be performed such Buyer Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.  Target hereby waives any right, whether legal or equitable, statutory or non-statutory, to require Limited Brands to proceed against or take any action against or pursue any remedy with respect to Buyer before Limited Brands may enforce its rights hereunder against Target.

[Remainder of page intentionally left blank; next page is signature page]

IN WITNESS WHEREOF, the parties have caused this Transition Services Agreement to be signed by their duly authorized representatives.

LIMITED BRANDS, INC.

By:	/s/ Timothy J. Faber
Name:
Title:

LERNER NEW YORK HOLDING, INC.

By:	/s/ Ronald W. Ristau
Name:
Title:

NY & CO. GROUP, INC.

By:	/s/ Ronald W. Ristau
Name:
Title:

Appendix A

Scheduled Consents

Appendix A

Consents

Vendor	Application / Product	Business Process / Function
Business Application Software
GEAC	GEAC “E” Series	Payroll/Human Resource
IBM	Polling	Store Polling
SVI	Island Pacific Financials	General Ledger, Accounts Payable, Fixed Assets, Stock Ledger
SVI	Island Pacific Merchandising	Includes: OSI-SVP Gift Card Lookup
SVI	Island Pacific Sales Audit	Sales Audit
Gerber Technology	Accumark	Garment Pattern Making
Lectra	CDI U4ia	CAD Design System
Datacolor	Colortools / Colorite	Garment Color Management
NCR	Teredata (NCR Unix and NT SQL)	Data Warehouse Decision Support / Analysis
Trintech	Driscoll	Bank Reconciliation
Hyperion	Hyperion Essbase	Finance, Planning
Corel	Micrografx	Drawing/design
Gerber Technology	WebPDM	Garment technical specifications
JDA	Arthur Planning (MIPS)	Merchandise Planning
JDA	Arthur Allocation	Allocation
MicroStrategy	MicroStrategy DSS Agent	DW Decision Support / Analysis (user interface)
Sterling	Sterling Gentran Translator	EDI - VAN-based
Sterling	Sterling Web Suites	EDI - web-based
Peregrine	Peregrine System
Network Associates	McAfee Antivirus
Systems Software
ASC	Resource Accountant
ProData	DBU
Aldon	Scompare
Aldon	Change Management System
IBM	ACF/SSP
IBM	ADCS
IBM	APL2
IBM	APL2/AE
Computer Associates	Batch Processor
IBM	BDT
IBM	BookManager Bookserver
IBM	BookManager Read
IBM	BTAM
Computer Associates	CA-90’s Services - MVS (TNG Framework for OS/390)
Computer Associates	CA-Easytrieve DB2
Computer Associates	CA-Easytrieve Plus for MVS
Computer Associates	CA-Easytrieve Plus Runtime

1

Vendor	Application / Product	Business Process / Function
Computer Associates	CA-Faver MVS
Computer Associates	CA-Global Subsystem (GSS for MVS)
Computer Associates	CA-IDMS Core (DB + IDD + CV)
Computer Associates	CA-IDMS Culprit MVS
Computer Associates	CA-IDMS DC MVS
Computer Associates	CA-IDMS Online Query MVS
Computer Associates	CA-IDMS SQL
Computer Associates	CA-IDMS UCF
Computer Associates	CA-IDMS VSAM Transparency
Computer Associates	CA-Insight for DB2
Computer Associates	CA-Intertest
Computer Associates	CA-Intertest Batch
Computer Associates	CA-Panvalet
Computer Associates	CA-Panvalet/ISPF
Computer Associates	CA-Panvalet/TSO
IBM	CICS
IBM	CICS 3270 PC
Compuware	CICS Abend-Aid/FX
IBM	CICS/ESA
MacKinney	CICS/Qsort
IBM	Cobol for OS/390
BMC	Control-D
BMC	Control-M
BMC	Control-O
BMC	Control-R
BMC	Control-T
BMC	Control-V
BMC	Control-W (ECSGATE)
IBM	Domino Go Web Server 5.0
IBM	Domino Go Web Server NA Secure 5.0
IBM	eNetwork Communication Server IP
IBM	eNetwork Communication Server SNA
IBM	FFST
Compuware	Fileaid/MVS
IBM	FORTRAN
IBM	GDDM
IBM	GPAR
IBM	GTF
IBM	IFAR

2

Vendor	Application / Product	Business Process / Function
IBM	Infoman
IBM	InfoSys
IBM	IOCP
Software Diversified	IPCP
IBM	JES/328X
Diversified Software	JobScan
Soft Systems	JPU
IBM	LE Data Encryption
IBM	NCP
IBM	NDM
IBM	Net Question
IBM	Netview
IBM	NPM
IBM	OGL/370
Candle	Omegamon II for CICS
Candle	Omegamon II for MVS
IBM	OS-390 DFMSMSdfp 1.3.0
IBM	OS-390 DFSMSdss
IBM	OS-390 DFSMShsm
IBM	OS-390 DFSORT
IBM	OS-390 EREP/MVS 3.5.0
IBM	OS-390 HCD
IBM	OS-390 HL Assembler 1.2.0
IBM	OS-390 ICKDSF R16
IBM	OS-390 ISPF
IBM	OS-390 JES2
IBM	OS-390 Language Environment
IBM	OS-390 MVS/ESA BCP
IBM	OS-390 RMF 5.2
IBM	OS-390 SDSF
IBM	OS-390 Security Server (RACF)
IBM	OS-390 SMP/E
IBM	OS-390 TCP/IP 3.2
IBM	OS-390 TSO/E
IBM	OS-390 VTAM 4.4
IBM	OS/390
IBM	PI and Special Fonts
IBM	PL/1 C/L
IBM	PMF

3

Vendor	Application / Product	Business Process / Function
IBM	PPFA
IBM	PSF
Chicago-Soft	QuickRef
SAS	SAS Base
SAS	SAS Graph
IBM	SDF II
Discover	Senden Interface Program
Compuware	Shared Services
Unicom	Smart Security Administrator
Software Diversified	Smartmail
IBM	Sonoran Sans Serif Fonts
IBM	Sonoran Sans Serif Head
IBM	Sonoran Serif Font
DTS	SRS
IBM	SSP
Compuware	Strobe
Compuware	Strobe base release
Compuware	Strobe MVS
Software Diversified	SuperSender
Candle	SuperSession
IBM	Unix System Service Application Services
IBM	VS/APL
Compuware	Xpediter/CICS
Compuware	Xpediter/CICS
Compuware	Xpediter/TSO
Compuware	Xpediter/TSO
Compuware	Xpediter/Xchange
Veritas	Backup Exec
HP	C Compiler
HP	Ignite-UX
HP	HP-UX
HP	MC/ServiceGuard
HP	MirrorDisk/UX
HP	GlancePlus/UX
HP	C++ Compler
HP	OnLineJFS
HP	Measureware Srvr Agt
HP	FSTk Network Tools
HP	IT/Operations Agt

4

Vendor	Application / Product	Business Process / Function
BMC	BMC Availability
BMC	BMC SQL Explore
BMC	BMC DB Reorg
SyncSort	SyncSort
Netscape	Netscape Fasttrack Server
Netscape	Netscape Communicator
HP	OpenView License Server
HP	HP PerfView Analyzer
HP	IT/Operations
HP	FSTk Software Development
HP	FSTk System Admin
HP	FSTk Non Image Format
HP	FSTk Word Process
HP	HP Jet Admin for UNIX Utility
HP	ECS Configuration/Management for NNM
HP	Emanate SNMP Agent
HP	SNMP Extensible Agent
HP	HP Bridge Manager for Enterprise Storage Mgmt
HP	HP SCSI Gateway Software for Ent. Storage Mgmt
HP	IT/O English Oracle
Digital Controls	LP Plus
Oracle	Oracle Ent. Edition
Oracle	Oracle Std. Edition

Other Consents:

1.  Consents with respect to Cash Transfer Matters (as defined in Schedule VII).

2.  Consents with respect to Collection Matters (as defined in Schedule VII).

5

Appendix B

Limited Brands Associates Who May Be Solicited to Become Lerner Associates

Purchasing:
*Donna Wenz-Weber	–	Director
*Bob Lewis	–	Manager
*Donna Weber	–	Assistant

Copy Center:
*Jerry Peterson	–	Supervisor

Imports/Logistics:
*Kathleen Lawrence	–	Manager Int’l Compliance
Victor Borrero

Distribution:
Bruce Mosier	–	Director Lerner Distribution
Mark Kell	–	Manager - Outbound Operations
Steve Lipps	–	Supervisor - Outbound Operations (First Shift)
Greg Noel	–	Supervisor - Reserve Storage (First Shift)
Todd Patton	–	Supervisor - Merchandise Coordination
Chuck Cuddihy	–	Supervisor - Inbound Operations (First Shift)
Benitta McDonald	–	Supervisor - Vendor Coordination
Rick Phillips	–	Supervisor - Outbound Operations (Second Shift)
Deon Flie	–	Manager - Second Shift Operations
John Carr	–	Manager - Inbound Operations (Second Shift)
Susan Battenberg	–	Administrative Assistant

IT:
Alan Gelber	–	Director, Business Services
Albert Cavallaro	–	Manager, IT Business Services
Lou Fiore	–	Information Center Analyst
Donna Hobbs	–	Technical Analyst
Albert Lavie	–	Database Administrator
Natalya (Natasha) Lomaka	–	Programmer/Analyst
Sergey Semenov	–	Programmer/Analyst
Ariel Dele Fuente	–	Information Center Analyst
Sean Kerrigan
Ed Lares	–	Product Technology
Robert Gonzales	–	Network Analyst
Mike Anselmo	–	Network Analyst
Robert Neumann	–	Network Analyst

Matt Casilinuovo	–	Network Analyst
Peter Jaworowski	–	Network Analyst
Matt Brown	–	PC Desktop Analyst
Rodney Caldwell	–	PC Desktop Analyst
Rick Spencer	–	Telecom Administrator/Specialist
Leon Abbot	–	Telecom Administrator/Specialist
Ismael Estrada	–	Operations Manager (NY Campus)
Travis Hardison	–	Production Scheduler
Debra Van Iderstine	–	Production Scheduler
Florence Anderson	–	Production Scheduler
George Miller	–	Lead Operator
Ali Subhaw	–	Lead Operator
Derek Green	–	I/O Operator
Sarita Rosa	–	Telecom Coordinator

Real Estate Payables:
Dan Bruni

Distribution Quality Control:
Diane Delbalso	–	Supervisor
Tiffany Smith	–	Group Lead: AM shift
Jacquie Moore	–	Auditor
Blanche Guest	–	Auditor
Jenna Shappard	–	Auditor
Stephanie Kendrick	–	Auditor
Mary Cook	–	Auditor
Lori Green	–	Handler/Auditor
Karen Lortz	–	Clerical
Marilyn Salyer	–	Group Lead: PM shift
Zengeih Kiflemariam	–	Auditor
Gale Hartmann	–	Auditor

* Expected to become Lerner Associates immediately upon closing.

APPENDIX C

Cost Methodologies

Appendix C

Schedule	Reference	Language

1. Schedule I	Page 1, ¶2, Part 3	$10,000 per month for support and coordination provided by Limited Brands’ Corporate Human Resources Department.

2. Schedule I	Page 2, §3	Claims costs for Short-Term Inactive Employees which will be paid in accordance with Section 9.03 of the Stock Purchase Agreement.

3. Schedule II	Appendix D, including D-1 and D-2	Entire Appendix.

4. Schedule III	Sections 1.7, 2.3, through 2.6, 2.8, 2.10, and 5.1	In each case, entire paragraph.

5. Schedule IV	¶1	Lerner may, upon reasonable advance written notice to Limited Brands, elect to pay such costs directly to the appropriate third party service providers.

6. Schedule IV	Appendix B	Entire Appendix.

7. Schedule IV	Pages 4 and 5	The specific billing method described as the Progress Payment Schedule.

8. Schedule V	Appendix A	Entire Appendix.

9. Schedule V	Pages 3 and 4	Migration assistance and lease abstract services fixed at $50,000.

10. Schedule VI	Page 1, ¶3	Entire paragraph.

11. Schedule VII	Page 1, ¶1	Second and third sentence.

12. Schedule VIII	Section 1.2	Entire paragraph.

13. Schedule IX	Page 1, ¶1	Entire paragraph.

Human Resources and Benefits Services – Schedule I

Limited Brands’ obligation to provide or procure and Lerner’s obligation to purchase the benefit Services described in this Schedule shall terminate, subject to Lerner’s prior termination of its right to receive and obligation to purchase Services hereunder, no later than February 28, 2003 for support Services and no later than March 31, 2003 for transition Services, except as may be specifically provided for herein, and provided that Lerner will use its commercially reasonable best efforts to terminate support Services by December 31, 2002.  Lerner may terminate its right to Services hereunder as of any date upon 15 days’ written notice to Limited Brands, and following the date of such termination Lerner shall have no further obligations hereunder other than payment to Limited Brands for any Services rendered prior to the date of such termination in accordance with the provisions of this Schedule.

Except as otherwise noted herein, the cost for performance of the Services on this schedule will be in accordance with the following terms: 1) general plan administrator and third-party support Services costs will be on the Customary Billing Method; 2) specific third-party costs attributable to costs incurred pursuant to the request of Lerner will be on the Pass-Through Billing Method; and, 3) $10,000 per month for support and coordination provided by Limited Brands’ Corporate Human Resources Department.

Benefits Plans Support Services

Health and Welfare Benefit Plans

Based on meeting eligibility requirements, individuals employed by Lerner prior to the termination of Limited Brands’ obligations under this Schedule I (and eligible beneficiaries thereof) (“Lerner Associates”) will continue to participate in the following plans and programs of Limited Brands until termination of Limited Brands’ obligation to provide support Services under this Schedule I:

•                  Health Plans

•                  Medical Program

•                  Dental Program

•                  Vision Discount Program

•                  Long-term Disability Program (with respect to Associates who are not Short-Term Inactive Employees as defined in Section 9.03(a) of the Stock Purchase Agreement)

•                  Group Term Life Insurance

•                  Executive Medical Plan

•                  Unemployment Case Administration (on a claims made basis)

•                  Relocation Services

•                  Crisis Management

In the event that Limited Brands’ Crisis Preparedness Team implements a plan of action in response to a crisis which affects Limited Brands and could be reasonably deemed to affect Lerner, Limited Brands shall include Lerner in such implementation as if the Closing had not occurred. In the event of a crisis which affects Lerner but which does not affect Limited Brands, Limited Brands will provide consulting and support to Lerner with respect to matters that are typically addressed by Limited Brands’ Crisis Preparedness Team.

1.                                       Health Plan Benefits / Claims

Limited Brands will retain liability for the payment of claims incurred prior to the Closing Date, regardless of when reported, pursuant to the provisions of Section 9.03 of the Stock Purchase Agreement.

Costs for claims incurred on or after the Closing Date and prior to the termination of this Schedule I and processed for Lerner Associates will be paid by Limited Brands and billed to Lerner using the Pass-Through Billing Method.  Notwithstanding anything contained herein to the contrary and irrespective of the periods of support provided hereunder, Lerner will continue to reimburse Limited Brands under the payment terms of this Agreement for all claims and benefits expenditures incurred for claims incurred on or subsequent to the Closing Date and prior to the termination of this Schedule I, irrespective of when processed for payment or collection, provided such claims are reported within 15 months after the date the related service was performed or provided.  This applies to active participants and participants (or their eligible dependents) who become entitled to receive COBRA coverage on or after the Closing Date.

2.                                       Participant Contributions

Lerner will retain the contributions of Lerner Associates as an offset to the claims costs paid to Limited Brands.

3.                                       Administration

Medical, dental and group term life and long-term disability benefits administration will be contracted with third party suppliers and the administration and claims costs will be billed on the Pass-Through Billing Method, except with respect to long-term disability administration and claims costs for Short-Term Inactive Employees which will be paid in accordance with Section 9.03 of the Stock Purchase Agreement.

Administrative Services provided by Limited Brands in connection with the management and oversight of the Health and Welfare Benefit Plans will include, without limitation:

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•                  Claims adjudication under the terms of the available plans;

•                  Maintenance of toll-free telephone lines for inquiries and questions, etc.;

•                  Interactions with vendors; and,

•                  External support services.

Such services will not include, and Lerner shall be solely responsible for:

•                  Maintenance of eligibility files;

•                  Employee enrollment;

•                  Notification to Limited Brands of enrollment and status changes;

•                  Internal support services, including COBRA notification; and,

•                  Communications with Lerner Associates regarding such plans.

Other Benefit Plans

Effective as of the close of business on the Closing Date, Lerner Associates will no longer participate in, nor will Limited Brands provide benefits under, the following programs except to the extent required by the terms of the programs, applicable law or as specified in Article 9 of the Stock Purchase Agreement:

•                  Limited Brands Employee Stock Purchase Plan

•                  Limited Brands Stock Option and Restricted Stock Plans

•                  Limited Brands Supplemental Retirement Plan

Benefit Plans Transition Services

Limited Brands will provide necessary assistance to facilitate the smooth transition either to the benefit plans of Buyer or to stand-alone benefit plans of Lerner, which transition assistance will include:

•                  Coordination with and access to necessary vendors and service providers.

•                  Support of the Lerner payroll function for preparation of all tax and statutorily required filings for the calendar year ending December 31, 2002.

•                  Coordination and assistance with outside accountants and professionals as is reasonably necessary to prepare audit reports and necessary filings at the request of and on behalf of Lerner for the calendar year ended December 31, 2002 for the benefits programs listed herein.  The costs for such Services shall be billed using the Customary Billing Method.

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Other Matters

Any direct expenses (legal fees, travel, etc.) incurred at Lerner’s direction in connection with the provisions of these Services will be billed under the Pass-Through Billing method.

The agreement of Limited Brands and Buyer relating to Limited Brands Savings and Retirement Plan, Limited Brands Supplemental Retirement Plan and disability with respect to the Short-Term Inactive Employees and credit for pre-Closing service are set forth in Article 9 of the Stock Purchase Agreement.

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Schedule II

Information Technology Services

Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the Services described in this Schedule shall expire, except as expressly identified below, on October 1, 2004 (the “Expiration Date”).  The costs for the Services on this Schedule shall be billed and paid by Lerner as set forth on Appendix D attached hereto.

Except as expressly provided herein or as otherwise agreed to by Lerner and Limited Brands in writing, all information technology equipment resources and services including onsite equipment and shared equipment described herein or otherwise used in connection with or related to the provision of the Services hereunder shall remain the property of Limited Brands Entities (including, subject to Section 2.8, all Wide Area Network and Local Area Network and wiring infrastructure supporting Lerner).

During the term of this Schedule II, Lerner shall comply with all policies and procedures generally applicable to Limited Brands Entities in connection with the Services provided under this Schedule, including Limited Brands, Inc. Policy on Associates’ Use of Electronic Equipment/Information and Communications attached hereto as Appendix A.  Limited Brands shall notify Lerner in writing of any changes to any such policies or procedures prior to the implementation thereof and shall include in any such notice the date on which such amended policy or procedure shall become effective and a copy of such amended policy or procedure.  Notwithstanding the foregoing, in no event shall Lerner be required to comply with any amended policies or procedures if Lerner does not receive a copy of the same from Limited Brands and prior written notice of the date on which any such policy or procedure shall become effective.

A copy of the Service Level Partnership guidelines between Lerner and Limited Technology Services Inc. (“LTS”) in effect as of the Closing Date, as amended by the parties to this Agreement, is attached to this Schedule II as Appendix E (as amended from time to time during the term of this Schedule II, the “Service Level Partnership”). Lerner and Limited Brands acknowledge and agree that: (i) the Service Level Partnership, as is the case with all such other service level partnerships among the Limited Brand Entities, constitutes non-binding principles that represent only a target level for the Services on this Schedule that Limited Brands will use commercially reasonable efforts to achieve during the term of this Schedule II; (ii) neither the Service Level Partnership itself nor its inclusion in this Schedule constitutes a representation, warranty, covenant or guarantee that any or all of the levels of service set forth therein have been met prior to the Closing Date or will be met following the Closing Date; and (iii) nothing in this paragraph shall amend, modify or supercede (A) the nature, quality and standard of care applicable to the delivery of the Services hereunder as set forth in Section 4.01 of the Agreement, or (B) the limitation of liability of any Limited Brands Indemnified Person pursuant to Section 4.04 of the Agreement.  The Service Level Partnership is subject to change based on changes in equivalent levels of service that affect other Limited Brands Entities generally; provided that Limited Brands shall provide Lerner with reasonable (and in any case at least thirty (30) days) prior written notice of any proposed changes to the Service Level Partnership and provide Lerner with an opportunity to review and comment on such proposed changes as such levels of service relate to Lerner and reasonably cooperate with Lerner in the implementation of any changes to the levels of service set forth in the Service Level Partnership.  Promptly following the Closing Date, Limited Brands and Lerner shall mutually agree to appropriate escalation procedures to be followed in the event that there is a consistent failure to meet the levels of service set forth in the Service Level Partnership by Limited Brands and such failure does not affect other Limited Entities generally.

Lerner hereby grants to Limited Brands the right to continue to occupy and utilize Limited Brands’ existing office space within the Lerner headquarters (or with respect to office space used by Limited Brands’ personnel within the Lerner headquarters, equivalent office space within Lerner’s headquarters) throughout the duration of this Schedule.  Limited Brands agrees that it shall only occupy approximately the same amount of Lerner office space during the term of this Schedule II as was occupied by Limited Brands on the Closing Date.  It is understood that such office space will be utilized by Limited Brands to provide information technology services to Lerner, as well as other Limited Brand Entities.  Limited Brands will cause any employees, consultants, or contractors of Limited Brands using, or having access to any Lerner office space to execute customary non-disclosure agreements in favor of Lerner in a form reasonably satisfactory to Limited Brands and Lerner.  Lerner will cause any employees, consultants or contractors of Lerner using, or having access to any data about any of the other Limited Brands Entities to execute customary non-disclosure agreements in favor of Limited Brands in a form reasonably satisfactory to Limited Brands and Lerner.  The office space within Lerner’s existing headquarters occupied by Limited Brands during the term of this Schedule shall only be used by employees, consultants and contractors of Limited Brands in connection with the provision of information technology services (or by such other employees of Limited Brands authorized by Lerner in writing, such authorization not to be unreasonably withheld).  Limited Brands shall vacate such Lerner office space promptly following the Expiration Date or any early termination of this Schedule or of the Agreement, or on such other date as the parties may mutually agree in writing.

1.                                      Computing Platform Services

Limited Brands will provide the operating environments, with capacity and resource-availability not less than that used by Lerner as of the Closing Date, as are set forth in Appendix B attached hereto and including any hardware related thereto.  Subject to the foregoing minimum environment, resource and capacity commitments, the specific configurations made available may change at the option of Limited Brands provided the change shall be “transparent” to the service levels  (i.e., no material adverse impact) with no increase in cost.  Limited Brands shall notify Lerner in writing in advance of such changes.  Without limiting the foregoing, Limited Brands shall provide to Lerner at least seven (7) days prior written notice of the proposed date of any scheduled outage in Limited Brands’

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operating system and shall cooperate with Lerner in determining the exact date on and time during which such a scheduled outage in the Limited Brands’ operating system shall occur, taking into account any scheduled events in Lerner’s commercial calendar that would be disrupted by an outage of Limited Brands’ operating system; provided that in the event that an outage of Limited Brands’ operating system is required to perform any emergency maintenance work, Limited Brands shall provide Lerner with as much prior notice (where practicable, in writing) of such an outage as is reasonably practicable in the circumstances. All changes to or outages of Limited Brands’ operating environment shall be conducted in accordance with Limited Brands’ Peak Season Plan, a copy of which policy in effect as of the Closing Date is attached hereto as Appendix F (as amended by Limited Brands from time to time, the “Peak Season Plan”), including in accordance with the blackout periods policy set forth in such Peak Season Plan.  Limited Brands shall provide Lerner with reasonable prior written notice of any proposed changes to any of the policies set forth in the Peak Season Plan that affect the Limited Brand Entities generally at the same time as notice of any such change is provided to the other Limited Brand Entities and sufficient to provide Lerner with an opportunity to review and comment on such proposed changes.

2.                                      Support Services

2.1.                              Application Support

Limited Brands will provide Help Desk and First Level support for the business applications set forth in Appendix B.

2.2.                              Point-of-Sale Equipment Refurbishing

Limited Brands will use reasonable commercial efforts to source, refurbish and ship to Lerner any NCR point-of-sale equipment and related back-office hardware, consistent with past practice, but subject to availability.  In the event that any NCR point-of-sale and related back-office hardware owned by a Limited Brands Entity becomes available during the term of Schedule II, Limited Brands will not use or divert any such hardware without first providing written notice to Lerner and offering Lerner a right of first offer with respect to the purchase of any or all such hardware in refurbishing Lerner’s point-of-sale equipment.

2.3.                              Second Level Point-of-Sale Support

Limited Brands will provide support for hardware and software problems, plus Store Telecommunications.

2.4.                              Point-of-Sale Support for New Stores

Limited Brands will provide:

(a)                                  Installation and set-up of refurbished equipment.

(b)                                 Installation of telecommunications equipment.

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2.5.                              Production Support in Data Center 24 by 7

Limited Brands will provide computing Services related to the following:

•                  Batch Jobs;

•                  Printing;

•                  Backups;

•                  System Level problem resolution; and

•                  Store Polling and re-alignment.

2.6.                              Electronic Commerce (EDI) Support

Lerner understands that Electronic Commerce (EDI) support shall exclude new development and new processes except as set forth in this Section 2.6.  EDI support will include the addition of vendors to the EDI transaction set or EDI documents that exist as of the date hereof. Further, to the extent that Limited Brands will be adding new transaction sets or EDI documents for other businesses of Limited Brands during the term of this Schedule II, Lerner shall also be entitled to receive such new transaction sets.

2.7.                              PC/LAN/WAN Support

Limited Brands will provide the following PC/LAN/WAN support to Lerner:

1.                                       Help desk support;

2.                                       Desktop/Laptop PC and Mac support;

3.                                       NT server support;

4.                                       Local Area Network (LAN) support;

5.                                       Support for browser access to Internet (except as otherwise provided in this Schedule II, Lerner shall be solely responsible for all matters related to the Lerner Websites (as defined in Section 3.4));

6.                                       Support for remote dial access to Network;

7.                                       E-mail support; and

8.                                       Wide Area Network (WAN) support.

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2.8.                              On-Site Equipment

All physical LAN equipment located on Lerner premises (i.e., headquarters and stores), including switches, hubs and wiring shall become the property of Lerner on the Closing Date.  All WAN equipment, including routers (other than WAN equipment used exclusively in the business of Lerner as of the Closing Date), located at Lerner premises (i.e., headquarters and stores), will remain the property of Limited Brands, and Lerner will grant access to Limited Brands to remove such WAN equipment following the expiration of the Services hereunder.  Limited Brands will support all LAN and WAN equipment until the earlier of the expiration of this Schedule II or, if applicable, the termination of the applicable Service pursuant to Appendix D.  Desktop units (including PC’s, printers, peripherals, monitors, and Macs) and NT servers located at the Lerner premises (i.e., headquarters and stores) and exclusively used by Lerner shall become the property of Lerner on the Closing Date.  For the avoidance of doubt, the computer-related equipment described in Appendix C shall become the property of Lerner on the Closing Date.  It is Limited Brands’ and Lerner’s intention that Appendix C identifies all of the computer-related equipment at Lerner’s premises (other than WAN equipment not exclusively used in the business of Lerner), or exclusively used by Lerner as of the Closing Date; however, the omission of any item of computer-related equipment included within the foregoing categories from Appendix C shall not affect Lerner’s rights in and to such equipment and upon notification of the omission of any such item of equipment by one party to the other, such item shall be deemed to be included on Appendix C at no additional cost to Lerner.  In the event of any dispute as to the ownership of any equipment located on Lerner premises, the parties shall negotiate in good faith to determine which of them shall have ownership in any such item.  Lerner shall have the right, during the term of this Schedule II, to identify in writing any additional computer-related equipment or other information technology equipment located on Lerner premises and owned by Limited Brands to which Lerner wishes to acquire title.  Promptly after Limited Brands’ receipt of such notice, Limited Brands and Lerner shall meet and negotiate in good faith the terms of any transfer of such equipment (including appropriate consideration) following the Expiration Date, or earlier than such date if Limited Brands and Lerner determine that any such equipment would be required by Lerner following the termination of any of the Services.

Limited Brands will support this computing-related equipment until such time as this Schedule II expires.

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Any equipment moves or replacements of desktops at Lerner will be done only with the prior written approval of Lerner, which approval will not be unreasonably withheld.

2.9.                              Definition of Support

Unless more specifically defined for a given aspect of the Services, the term “support” means: (1) to respond to questions; (2) to make reasonable attempts to diagnose and correct problems; and (3) to refer problems to the proper vendor, as required.

2.10.                        Prioritization of work

Limited Brands agrees that Lerner may, in the exercise of its reasonable discretion, establish priorities for the efforts of Limited Brands’ technology associates dedicated to Lerner in supporting the production environment, fixing bugs and where possible doing additional tactical enhancements.  Attached hereto as Appendix G is a list of Limited Brands’ technology associates who, during the term of their employment with Limited Brands, will be dedicated to the provision of the Services set forth in this Schedule II to substantially the same degree as such personnel were dedicated to Lerner prior to the Closing in the provision of the information technology services to Lerner (each, a “Lerner Dedicated Employee”); provided however that nothing in this Section 2.10 shall be deemed to restrict Limited Brands’ ability to terminate any Lerner Dedicated Employee on the basis of such employee’s performance, nor,  except as otherwise provided on Appendix G, from promoting any Lerner Dedicated Employee to a function that would not involve the provision of Services to Lerner; provided further that prior to any such termination or promotion of a Lerner Dedicated Employee, Limited Brands shall provide reasonable prior written notice to Lerner of its intention to terminate any such Lerner Dedicated Employee or promote any such Lerner Dedicated Employee to a function that would not involve the provision of Services to Lerner and, pursuant to Section 6.01(d) of the Agreement, Lerner may offer employment to any such Lerner Dedicated Employees identified in Category 1 on Appendix G following Lerner’s receipt of any such notice from Limited Brands.  Without limiting the foregoing, LTS may evaluate the level of staffing that LTS, in the exercise of its reasonable business judgment, believes to be required to fulfill Limited Brands’ and LTS’ obligations under this Schedule and to provide Lerner with the Services identified herein in accordance with the standards of service identified in the Agreement.  LTS shall consult with Lerner and seek Lerner’s agreement (not to be unreasonably withheld) to any proposals made by LTS as to the appropriate levels of staffing required from time to time during the term of this Schedule based upon the amount and type of Services that Limited Brands is providing to Lerner at such time under this

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Schedule.  It is agreed that “tactical enhancements” (including, modifications to the format or content of reports and other general enhancements to Lerner’s systems) will not require Limited Brands to utilize additional resources.

2.11.                        Software Upgrades

Limited Brands will perform upgrades to the software applications used by Lerner (including, those applications listed on Appendix B) in conjunction with the implementation of such upgrades either: (a) for the Limited Brands Entities generally; or (b) with respect to any other Limited Brands Entities that have similar or the same software. Limited Brands will provide Lerner with sixty (60) days prior written notice of any such proposed upgrade. Lerner and Limited Brands shall cooperate and mutually agree as to the exact date on and time during which any such upgrade will occur, taking into account any scheduled events in Lerner’s commercial calendar that would be disrupted by an upgrade in the software application at issue.  Limited Brands shall perform such upgrade services, and all testing and training in connection therewith, consistent with past practices with respect to such services and in accordance with Limited Brands’ Peak Season Plan, including in accordance with the blackout periods policy set forth in such Peak Season Plan, but subject to the understanding with respect to the policies set forth in Peak Season Plan as described in Section 1 of this Schedule.  During the term of this Schedule II, Lerner shall be permitted to continue its participation in the Process Advisory Council and the Planning Council consistent with past practices, including making requests for upgrades of particular software applications.

2.12.                        Documentation

Limited Brands will provide to Lerner all informational materials and other documentation relating to the Services set forth in this Schedule II, including, without limitation, all informational materials and other documentation relating to all software and utilities applications (whether licensed from a third-party or a Custom Application (as defined in Section 3.3)), any upgrades or bug fixes for such applications and any training manuals (collectively, “IT Documentation”). Notwithstanding anything in this Schedule II or in the body of the Agreement, following any termination of the Agreement or any termination or expiration of this Schedule II, Lerner may retain and use copies of all IT Documentation. The rights and obligations of Limited Brands and Lerner in this Section 2.11 shall be subject to the terms of any applicable software license agreement between Limited Brands and a third party, or any consent provided by an applicable licensor, in each case as provided in Section 3.3.

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2.13.                        Strategic Planning Meetings

Promptly following the Closing Date, Limited Brands and Lerner shall establish a project management team to oversee and coordinate the Services set forth on this Schedule II. The project management team shall meet periodically (but in no event less than once each calendar quarter).

3.                                      Transition Services

All transition Services will be developed and will be performed in accordance with approved design specifications, and will be supported by LTS or other designated Limited Brands Entities through the Expiration Date.  Limited Brands will provide the following services:

3.1.                              Technical Training

Technical and user training for Lerner associates, as will be provided by the LTS Learning Center, consistent with Limited Brands’ practices in effect from time to time with respect to Limited Brands Entities generally.

3.2.                              Conversion Services

Limited Brands will be responsible for the conversion of the Services listed in Section 2.1 up to the point of “turnover,” as declared by Limited Brands and agreed to by Lerner.  On “turnover,” Lerner will become fully responsible for the application, operating system, and data.  “Turnover” will be defined by Limited Brands and Lerner for various aspects of the migration, and may vary from one aspect of the Services to another.  The following conversion Services will be provided:

•                  Limited Brands will provide all necessary staff that may be required to provide specialized knowledge of systems used by Lerner (including, without limitation, any staff who may be required in addition to the Lerner Dedicated Personnel) and such staff shall continue to be available to Lerner for thirty (30) days following the “turnover” of any application to provide such Q&A and other support (including, without limitation, history reloads and data restores) as Lerner may reasonably require (the “Post Termination Services”).  Lerner shall provide the staff necessary for the conversion effort in order to facilitate timely assumption of responsibility for the application.

•                  Consulting with Lerner executive team concerning the hardware and operating system environment in use at Limited Brands, as well as the hardware and operating system environment appropriate for Lerner’s stand-alone instance of each of the above, but shall not include sizing, tailoring or tuning of the environment of the Lerner stand-alone configuration after “turnover.”

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•                  Copies of data related to Lerner’s business, both current and all reasonably available historical data, will be made available to complete the conversion.  All such data will be provided in magnetic tape format or FTP, as Limited Brands and Lerner may mutually agree, (or in such other format compatible with devices and applications in use at Limited Brands as Lerner reasonably requests) and shall be provided by Limited Brands to Lerner within one (1) week of Limited Brands’ receipt of Lerner’s initial request to provide any such data.

•                  Copies of all configured application software and utilities shall also be made available to complete the conversion, subject to any license agreements governing the use of such software or the terms of any consent provided by a licensor of any such software for Limited Brands to provide or otherwise make available any such software to Lerner during the term of this Schedule II.

Through completion of each migration, Limited Brands agrees to continue the archiving and record-keeping activities in support of Lerner, in accordance with the terms of the Agreement.

3.3.                              Access to Software

(a)                                  Third Party Software.  Applications and operating system software (including related IT Documentation) licensed to Limited Brands Entities by a third party and made available to or used for the benefit of Lerner under this Schedule shall not be available for Lerner’s use unless the applicable licensor first consents in writing to Limited Brands, if such consent is required.

(b)                                 Definition of Custom Applications.  For the purposes of this Agreement, “Custom Applications” shall mean any application software or utility developed by or on behalf of any Limited Brand Entity (whether alone, or by or with a third party) owned by any Limited Brands Entity, or in which such application software or utility any Limited Brands Entity has rights sufficient to grant to Lerner the rights granted herein.

(c)                                  Transitional License to Custom Applications.  Limited Brands hereby grants to Lerner a non-exclusive, worldwide, non-transferable, royalty-free, fully paid-up right and license (which such license shall include the right to grant sublicenses to Lerner’s subsidiaries for so long as each such entity remains a subsidiary of Lerner) to access, use and/or reproduce in object code format for Lerner’s and its permitted sublicensees’ internal business purposes, the following Custom Applications: (i) all Custom Applications that used by, or for the benefit of, or that are in the process of being implemented for, Lerner as of the Closing Date (“Lerner Custom Applications”), (ii) any Custom Applications that may be developed by or for Limited Brands during the term of this Schedule II to which Lerner will contribute by the payment of fees pursuant to Appendix D to this Schedule II or Section 3.08 of the Agreement (“New Custom Applications”), and (iii) upon Lerner’s written request and at no additional cost to Lerner other than any incremental costs that may be associated with the implementation of any such Custom Application for Lerner in excess of costs covered by the fees payable by Lerner in accordance with Appendix D of this

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Schedule, any Custom Applications that may have been developed by or for a particular Limited Brands Entity prior to the Closing Date (“Limited Brands Custom Applications”). This transitional license shall be effective from the Closing Date until the earlier of: (w) the “turnover” of any applicable Custom Application to Lerner as provided in Section 3.2, (x) a Change of Control of Target (as defined in Section 1.01 of the Agreement), (y) any other early termination of this Schedule II or the Agreement, or (z) the Expiration Date of this Schedule II.

(d)                                 QuitClaim License to Certain Applications.  Following any expiration or termination of the transitional license set forth in Section 3.3(c), Limited Brands will license to Lerner the Custom Applications identified below on the following terms:

1.                                       Pursuant to the form of quitclaim license attached hereto as Appendix H, any and all: (A) Lerner Custom Applications (other than the Custom Application referred to as “Size Selling”); and (B) Limited Brands Custom Applications, implemented in Lerner’s business during the term of the transitional license set forth in Section 3.3(c), or for which implementation of any such Limited Brands Custom Application has commenced but not been completed prior to any expiration or termination of the transitional license, and which has not been identified by Limited Brands in writing as a Custom Application that Limited Brands believes provides a competitive advantage in accordance with Section 3.3(e)(2).

2.                                       Pursuant to the form of quitclaim license attached hereto as Appendix I, the Custom Application referred to as “Size Selling.”

(e)                                  Lerner’s Rights to Certain Other Custom Applications.

1.                                       Limited Brands shall provide Lerner with reasonable prior written notice of Limited Brand’s intention to commence development work on a New Custom Application the cost of which is either (i) provided within the “Project Expenditure” line item in the Total Estimated Budget for the applicable period in accordance with Section 1(d) of Appendix D hereto or (ii) a Capital Investment made pursuant to Section 3.08(a) of the Agreement, and shall include in such notice (A) whether or not Limited Brands believes

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that such New Custom Application would provide Limited Brands with a competitive advantage, and (B) Limited’s proposal as to Lerner’s rights in and to any such New Custom Application after any expiration or termination of the transitional license.  Upon receipt of such notice, Lerner shall have thirty (30) days to notify Limited Brands in writing as to whether it wishes to contribute to the development cost of such New Custom Application by the payment of fees under this Agreement.  In the event that Lerner elects not to contribute to the development costs of such New Custom Application, Lerner may reject the amount included within the “Project Expenditure” line item allocated to development costs for such New Custom Application in the Total Estimated Budget for the applicable period in accordance with Section 1(d) of Appendix D hereto.  If Lerner elects to contribute to the development costs of any such New Custom Application, Lerner and Limited Brands shall negotiate in good faith and mutually agree to Lerner’s rights in and to such New Custom Application following any expiration or termination of the transitional license.

2.                                       Limited Brands shall notify Lerner in writing within thirty (30) of Limited Brands’ receipt of a request from Lerner to be able to use any Limited Brands Custom Application, and shall include in any such notice (A) whether or not Limited Brands believes that such Limited Brands Custom Application provides Limited Brands with a competitive advantage, and (B) if Limited Brands believes that such Limited Brands Custom Application provides Limited Brands with a competitive advantage, Limited Brands’ proposal as to Lerner’s rights in and to such Limited Brands Custom Application after any expiration or termination of the transitional license.  Upon receipt of such notice, Lerner shall have thirty (30) days to notify Limited Brands in writing that Lerner wishes to implement such Limited Brands Custom Application and, if Lerner so notifies Limited Brands, Lerner and Limited Brands shall negotiate in good faith and mutually agree to Lerner’s rights in and to such Limited Brands Custom Application following any expiration or termination of the transitional license.

(f)                                    Subject to execution of the applicable form of license set forth above and, upon the date of execution of any such quitclaim license, Limited Brands will provide to Lerner, at no additional cost, copies of the source code and object code for the Custom Application covered by each such license.

3.4.                              Website Services

Within three (3) months from the Closing Date, Limited Brands shall remove, or cause to be removed, any and all hypertext links from any

11

website owned or operated by Limited Brands, or any Limited Brands Entity (collectively, the “Limited Brands Websites”) to any website owned or operated by Lerner or any of its Subsidiaries (collectively, the “Lerner Websites”) and Lerner shall remove, or cause to be removed, any and all hypertext links from the Lerner Websites to the Limited Brand Websites. Limited Brands and Lerner shall cooperate during such period to remove all content and other materials exclusively related to Lerner from the Limited Brands Websites and will provide such content and other materials to Lerner in a mutually agreed format promptly after the removal of hypertext links from the Limited Brands Websites to the Lerner Websites pursuant to this Section 3.4.

Lerner shall continue to have the benefit of the Master Contract for Genuity Services (the “Genuity Contract”) pursuant to which Lerner receives website hosting services and other website infrastructure support for the Lerner Websites in accordance with past practices for a period of twelve (12) months following the Closing Date, or, if Lerner enters into an agreement with a third party to provide such services prior to the expiration of such twelve (12) month period, such shorter period of time as Lerner and Limited Brands may agree; provided that the Genuity Contract remains in effect during such period; provided further that if Limited Brands gives or receives any notice of termination of the Genuity Contract, Limited Brands will provided a copy of such notice to Lerner upon delivery to or receipt by thereof Limited Brands, as the case may be.  Lerner shall pay Limited Brands for such website hosting and other website infrastructure services in accordance with past practices and as set forth on Appendix D.

3.5.                              Other Transition Services

Limited Brands will assist Lerner in Lerner’s project to complete the installation, training and implementation of the “Power by Hour” PC-based labor scheduling system and process for Lerner Limited Brands will also provide the necessary information technology services and support to make any changes to Lerner’s payroll system as a result of Lerner no longer being a Limited Brands Entity following the Closing.

4.                                      Telecommunications Services

4.1.                              Move/add/change Services

Limited Brands will provide move/add/change telecommunications Services for Lerner offices at Lerner’s business headquarters.

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4.2.                              Global Services Agreement

Until such time as this Schedule II expires, but not later than May 31, 2004, and subject to (1) the execution of an Affiliate Participation Enrollment Agreement (“Affiliate Agreement”) satisfactory to Limited Brands and (2) the terms of such Affiliate Agreement and the terms of the Global Services Agreement, executed April 30, 1999, between The Limited, Inc. and MCI Telecommunications Corporation and MCI Global Resources, Inc. (“Global Services Agreement”), Limited Brands shall provide Lerner with the Services that are provided to Limited Brands under such Global Services Agreement (x) at Lerner’s offices located at 450 West 33rd Street, New York, NY, (y) at Lerner’s retail store locations, and (z) at other affiliated locations as mutually agreed between Limited Brands and Lerner and as provided in the Global Services Agreement. At Lerner’s option, it may “opt out” of such Services and provide its own such service.  Any equipment-related cost required to implement Lerner decisions to “opt out” will be paid by Lerner.  Prior to Lerner electing to provide, or arranging for the provision of, the Services described in this Section for itself, Limited Brands shall provide to Lerner on a monthly basis, within ten (10) days of the end each fiscal month, written notice of Lerner’s levels of usage under the Global Services Agreement for the prior fiscal month.

4.3.                              Telephone and Voice Messaging Systems

The Telephone System (including the desktop units) and the Voice Messaging (Voice Mail) System that service Lerner, as well as all purchased cell phones and pagers in the possession of Lerner Associates, together with any and all related liabilities (existing and/or future) for this equipment, software and/or services, shall become the property and responsibility of Lerner as of the Closing Date.

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Appendix A

Associates’ Use of Electronic Equipment/Information and Communications

(See Attached)

Appendix A
to Schedule II

Limited Brands, Inc. Policy on Associates’ Use of
Electronic Equipment/Information and Communications

The Company(1) provides Associates with many technological resources to help them do their jobs. These resources include electronic mail (“e-mail”), voice mail, desktop and laptop computers, fax machines, computer servers and networks, access to Internet, and other electronic devices and services (generally referred to as “technology”).  This technology is intended primarily for business-related matters but may also be used to address occasional personal needs.  Whether business or personal, on-site or off-site, all use of Company technology must comply with the following guidelines:

•                  Does not adversely affect job performance or disrupt others.

•                  Is not:

•                  furthering or enabling the business activity of any entity other than the Company.

•                  used to engage in gambling, distribute chain letters, solicit funds, collect signatures, conduct membership drives, distribute literature or gifts, sell merchandise or services, or carry on any similar non-business related activities.

•                  used to conduct a job search (except as part of an outplacement process authorized by the Company).

•                  Does not intentionally use or spread (i.e., access, download, upload, transmit or re-transmit):

•                  material that violates the company’s Equal Employment Opportunity or Non-Harassment policy-for example, material that contains derogatory racial or gender comments, pornographic or obscene materials, or derogatory religious comments.

•                  material that contains offensive, threatening, or harassing language, or is otherwise likely to offend other associates or to negatively reflect upon the Company, its customers, or suppliers.

•                  information that is knowingly, recklessly, or maliciously false.

•                  copyrighted materials or other intellectual property without authorization of the owner.

•                  anything constituting or encouraging a criminal offense, giving rise to civil liability, or otherwise violating any laws or Company policy.

(1) For purposes of this Attachment only, “Company” refers to Limited Brands, Inc. and its affiliates.

•                  Does not:

•                  result in any unauthorized additional billing or direct cost to the Company;

•                  involve using other individuals’ account names or passwords, or attempt to access resources to which an associate has not been given access; or

•                  involve transmitting (“spamming”) or re-transmitting unsolicited messages, including advertisements, sales materials, or jokes.

Retention of messages fills up large amounts of storage space on our systems and can slow the performance of both our network and individual personal computers.  Associates must promptly delete messages they send or receive that no longer require action or are not necessary to an on-going project. Electronic messages older than 90 days will automatically be deleted from Associates’ mailboxes.

Every Associate must guard against the dissemination of sensitive or confidential Company information or information that may be proprietary or a trade secret of the Company. Interception or disclosure of confidential information could be highly disruptive and harmful to the business.  A useful rule of thumb: If you would not send the information on a postcard, do not send it via e-mail, discuss it over the Internet, or post it in chat rooms.

In order to avoid virus contamination and copyright infringement, no software may be installed on the Company’s computer systems unless the installation is preformed in accordance with the standards and procedures published by Limited Brands Technology Services.

The Company may at its discretion, monitor and/or audit the use of its technology resources for any reason at any time.  Please understand that, as a result of the Company’s monitoring and/or audit process, your personal activities carried out using the Company’s resources may become known to others.  The Company assumes no responsibility or liability for the protection of information or disclosure related to the personal use of its resources by Associates.

Compliance with this policy is the responsibility of every Associate. In using the Company’s technology, we expect that all Associates will use discretion and judgment consistent with the values of the Company.  If, at any time, you are unclear as to the proper use of the Company’s technology, contact Limited Brands Technology Services. Reports of specific unacceptable uses should be directed to your manager, Human Resources, or the Ethics Hotline.

The Company may, at its discretion, take disciplinary action up to and including discharge against any associate who violates this policy.  This policy also applies to contractors and authorized vendors that have access to the Company’s technology.

Appendix B

Business Application Software

(See Attached)

LTS Application Software Summary	Appendix B To Schedule II

Platform
Vendor	Application / Product	Business Process / Function	Version	Mainframe	AS/400	NT	HP UNIX	Other
Business Application Software
GEAC	GEAC “E” Series	Payroll/Human Resource		X
IBM	Polling	Store Polling		X
Internal custom	PRIMIS	Price Management System		X
Internal custom	Store Mail	Text mail		X
SVI	Island Pacific Financials	General Ledger, Accounts Payable, Fixed Assets, Stock Ledger			X
SVI	Island Pacific Merchandising	Includes: OSI-SVP Gift Card Lookup	7.5		X
SVI	Island Pacific Sales Audit	Sales Audit			X
Gerber Technology?	Accumark	Garment Pattern Making				X
Internal custom	Assortment Planning (Access)	Merchandise Asst/Line Planning				X
Internal custom	Assortment Planning (Excel)	Merchandise Asst/Line Planning				X
Internal custom	Broadway	Merchandise Buy Cycle System				X
Lectra	CDI U4ia	CAD Design System				X
Datacolor	Colortools / Colorite	Garment Color Management				X
Teradata	Teradata (NCR Unix and NT SQL)	Data Warehouse Decision Support / Analysis				X		X
Trintech	Driscoll	Bank Reconciliation				X
Internal custom	EASI	Store Ops				X
Hyperion	Hyperion Essbase	Finance, Planning				X
Internal custom	IRIS	Loss Prevention				X
Corel	Micrografx	Drawing/design				X
Gerber Technology	WebPDM	Garment technical specifications				X
JDA	Arthur Planning (MIPS)	Merchandise Planning	4.6.1			X	X
JDA	Arthur Allocation	Allocation	2.0				X
MicroStrategy	MicroStrategy DSS Agent	DW Decision Support / Analysis (user interface)	5.6				X
Sterling	Sterling Gentran Translator	EDI - VAN-based					X
Sterling	Sterling Web Suites	EDI - web-based					X
Adobe	MAC grafx packages	(MAC Platform)						X
REF	REF (POS)	In-Store system (NCR POS Platform)						X
?	PR Tax System	Unsure if used
Internal custom	Status Reporting Database	Unsure if used
PurchasingNet, Inc.	PO WriterPlus	Non-merchandise purchasing				X
Systems Software
ASC	Resource Accountant				X
RSF	Remote Software Facility				X
BMC	Control_M				X
ProData	DBU				X
Aldon	Scompare				X

1

Platform
Vendor	Application / Product	Business Process / Function	Version	Mainframe	AS/400	NT	HP UNIX	Other
Aldon	Change Management System				X
IBM	ACF/SSP			X
IBM	ADCS			X
IBM	APL2			X
IBM	APL2/AE			X
Computer Associates	Batch Processor			X
IBM	BDT			X
IBM	BookManager Bookserver			X
IBM	BookManager Read			X
IBM	BTAM			X
Computer Associates	CA-90’s Services - MVS (TNG Framework for OS/390)			X
Computer Associates	CA-Easytrieve DB2			X
Computer Associates	CA-Easytrieve Plus for MVS			X
Computer Associates	CA-Easytrieve Plus Runtime			X
Computer Associates	CA-Faver MVS			X
Computer Associates	CA-Global Subsystem (GSS for MVS)			X
Computer Associates	CA-IDMS Core (DB + IDD + CV)			X
Computer Associates	CA-IDMS Culprit MVS			X
Computer Associates	CA-IDMS DC MVS			X
Computer Associates	CA-IDMS Online Query MVS			X
Computer Associates	CA-IDMS SQL			X
Computer Associates	CA-IDMS UCF			X
Computer Associates	CA-IDMS VSAM Transparency			X
Computer Associates	CA-Insight for DB2			X
Computer Associates	CA-Intertest			X
Computer Associates	CA-Intertest Batch			X
Computer Associates	CA-Panvalet			X
Computer Associates	CA-Panvalet/ISPF			X
Computer Associates	CA-Panvalet/TSO			X
IBM	CICS			X
IBM	CICS 3270 PC			X
Compuware	CICS Abend-Aid/FX			X
IBM	CICS/ESA			X
MacKinney	CICS/Qsort			X
IBM	Cobol for OS/390			X

2

Platform
Vendor	Application / Product	Business Process / Function	Version	Mainframe	AS/400	NT	HP UNIX	Other
BMC	Control-D			X
BMC	Control-M			X
BMC	Control-O			X
BMC	Control-R			X
BMC	Control-T			X
BMC	Control-V			X
BMC	Control-W (ECSGATE)			X
IBM	Domino Go Web Server 5.0			X
IBM	Domino Go Web Server NA Secure 5.0			X
IBM	eNetwork Communication Server IP			X
IBM	eNetwork Communication Server SNA			X
IBM	FFST			X
Compuware	Fileaid/MVS			X
IBM	FORTRAN			X
IBM	GDDM			X
IBM	GPAR			X
IBM	GTF			X
IBM	IFAR			X
IBM	Infoman			X
IBM	InfoSys			X
IBM	IOCP			X
Software Diversified	IPCP			X
IBM	JES/328X			X
Diversified Software	JobScan			X
Soft Systems	JPU			X
IBM	LE Data Encryption			X
IBM	NCP			X
IBM	NDM			X
IBM	Net Question			X
IBM	Netview			X
IBM	NPM			X
IBM	OGL/370			X
Candle	Omegamon II for CICS			X
Candle	Omegamon II for MVS			X
IBM	OS-390 DFMSMSdfp 1.3.0			X

3

Platform
Vendor	Application / Product	Business Process / Function	Version	Mainframe	AS/400	NT	HP UNIX	Other
IBM	OS-390 DFSMSdss			X
IBM	OS-390 DFSMShsm			X
IBM	OS-390 DFSORT			X
IBM	OS-390 EREP/MVS 3.5.0			X
IBM	OS-390 HCD			X
IBM	OS-390 HL Assembler 1.2.0			X
IBM	OS-390 ICKDSF R16			X
IBM	OS-390 ISPF			X
IBM	OS-390 JES2			X
IBM	OS-390 Language Environment			X
IBM	OS-390 MVS/ESA BCP			X
IBM	OS-390 RMF 5.2			X
IBM	OS-390 SDSF			X
IBM	OS-390 Security Server (RACF)			X
IBM	OS-390 SMP/E			X
IBM	OS-390 TCP/IP 3.2			X
IBM	OS-390 TSO/E			X
IBM	OS-390 VTAM 4.4			X
IBM	OS/390			X
IBM	PI and Special Fonts			X
IBM	PL/1 C/L			X
IBM	PMF			X
IBM	PPFA			X
IBM	PSF			X
Chicago-Soft	QuickRef			X
SAS	SAS Base			X
SAS	SAS Graph			X
IBM	SDF II			X
Discover	Senden Interface Program			X
Compuware	Shared Services			X
Unicom	Smart Security Administrator			X
Software Diversified	Smartmail			X
IBM	Sonoran Sans Serif Fonts			X
IBM	Sonoran Sans Serif Head			X
IBM	Sonoran Serif Font			X

4

Platform
Vendor	Application / Product	Business Process / Function	Version	Mainframe	AS/400	NT	HP UNIX	Other
DTS	SRS			X
IBM	SSP			X
Compuware	Strobe			X
Compuware	Strobe base release			X
Compuware	Strobe MVS			X
Software Diversified	SuperSender			X
Candle	SuperSession			X
IBM	Unix System Service Application Services			X
IBM	VS/APL			X
Compuware	Xpediter/CICS			X
Compuware	Xpediter/CICS			X
Compuware	Xpediter/TSO			X
Compuware	Xpediter/TSO			X
Compuware	Xpediter/Xchange			X
Microsoft	SQL					X
Microsoft	Windows OS					X
Veritas	Backup Exec					X
NETIQ	NETIQ App Manager					X
Mcafee	Mcafee Antivirus					X
HP	C Compiler						X
HP	Ignite-UX						X
HP	HP-UX						X
HP	MC/ServiceGuard						X
HP	MirrorDisk/UX						X
HP	GlancePlus/UX						X
HP	C++ Compler						X
HP	OnLineJFS						X
HP	Measureware Srvr Agt						X
HP	FSTk Network Tools						X
HP	IT/Operations Agt						X
BMC	BMC Availability						X
BMC	BMC SQL Explore						X
BMC	BMC DB Reorg						X
SyncSort	SyncSort						X
Netscape	Netscape Fasttrack Server						X

5

Platform
Vendor	Application / Product	Business Process / Function	Version	Mainframe	AS/400	NT	HP UNIX	Other
Netscape	Netscape Communicator						X
HP	OpenView License Server						X
HP	HP PerfView Analyzer						X
HP	IT/Operations						X
HP	FSTk Software Development						X
HP	FSTk System Admin						X
HP	FSTk Non Image Format						X
HP	FSTk Word Process						X
HP	HP Jet Admin for UNIX Utility						X
HP	ECS Configuration/Management for NNM						X
HP	Emanate SNMP Agent						X
HP	SNMP Extensible Agent						X
HP	HP Bridge Manager for Enterprise Storage Mgmt						X
HP	HP SCSI Gateway Software for Ent. Storage Mgmt						X
HP	IT/O English Oracle						X
Digital Controls	LP Plus						X
Oracle	Oracle Ent. Edition					X	X
Oracle	Oracle Std. Edition					X	X

6

Appendix C

Computer-Related Equipment On-site at Lerner

(See Attached)

Appendix C

Computer Related Equipment--Currently On Site

at Lerner

1.                                       To become the property of Lerner as of the Closing Date:

Equipment	Role	Quantity
LNY-S-UARTEST	Test Server	1
LNY-S-SQLBKUP1	SQL test Server	1
LNY-S-SQLPROD1	SQL Production Server	1
LNY-S-SQLPROD2	SQL Production Server	1
NYCLNYPRINT	Print Server	1
LNY-S-PCIMAGE	PC Image Server	1
NYCDC2	Domain Controller (from IBC)	1
NCR POS Servers	Stores POS	520
NCR POS Registers	Stores POS	1,983
Centillion 100	LAN Switch	2
BayStack 301's	LAN Hub	10
BayStack 303's	LAN Hub	15
BayStack 450's	LAN Hub	2
PC's		448
MAC's		25
Printers		50

2

Schedule II

Appendix D

Costs for Information Technology Services

Lerner shall pay Limited Brands for the Services provided pursuant to this Schedule II in the amounts set forth below and in accordance with the Customary Billing Method and Percent of Sales Billing Method, as adjusted pursuant to Paragraph 3 hereof.

1.                                       Estimated Monthly Fees.

Each reference to a fiscal period in this Schedule shall be deemed a reference to such fiscal period of Limited Brands.

Lerner shall pay Limited Brands an estimated monthly fee (“Estimated Monthly Fee”) for the Services provided to Lerner pursuant to this Schedule II in each fiscal month during the term of this Schedule II.

The Estimated Monthly Fee shall be equal: (i) to the total estimated budget for the Services for each fiscal year during which this Schedule II is in effect as set forth below for each applicable fiscal year (the “Total Estimated Budget”), divided by (ii) twelve (12) (or such smaller number representing the number of months remaining prior to the termination of the Services provided pursuant to Schedule II hereof), subject to any reduction in the Estimated Monthly Fee as a result of any rebates due to Lerner in accordance with Paragraph 3, or any percentage cost reduction in the total amount payable by Lerner to Limited Brands in accordance with Paragraph 4.

Total Estimated Budget for Fiscal December and Fiscal January 2002:  The Total Estimated Budget for fiscal December and fiscal January 2002 and an allocation of the cost for each item of the Services included within such amount is attached hereto as Appendix D-1.

Total Estimated Budget for Fiscal 2003:  The Total Estimated Budget for fiscal 2003 and an allocation of the cost for each item of the Services included within such amount is attached hereto as Appendix D-2, subject to adjustment as set forth in Paragraph 3 of this Appendix D; provided, that if Lerner notifies Limited Brands in writing by 5 PM, EST on December 2, 2002 that it desires to share in POS development costs, then Lerner and Limited Brands shall cooperate to amend Appendix D-2 to this Schedule II to add an amount equal to Lerner’s allocated portion of the POS development costs (approximately $610,000) to the line item entitled Project Expenditures in the Total Estimated Budget for fiscal 2003.

Fiscal 2004 (first eight months):  The Total Estimated Budget for fiscal 2004 (first eight months) and each subsequent fiscal year shall be mutually agreed to by Lerner and Limited Brands in accordance with the following mechanism:

(a) on or before August 1, 2003 Lerner shall provide its budgeted sales for such fiscal year to Limited Brands Center Finance;

(b) on the basis of such budgeted sales, Limited Brands shall prepare and provide to Lerner as soon as practicable following receipt of the budget for fiscal year 2004 from Center Finance and in any event within five (5) Business Days thereafter, an initial draft of a proposed Lerner total estimated budget and an allocation of the cost for each item of the Services and/or projects included within such proposed total estimated budget, including a breakdown of the projects within each line item set forth on Appendix D-2 entitled Project Expenditures and an allocation of the cost for each of the projects included within such line item, in each case similar in all material respects to the allocation of costs set forth in Appendices D-1 and D-2 (the “Initial Proposed Budget”);

(c) Limited Brands shall prepare and provide to Lerner a final version of the Initial Proposed Budget or confirm that the Initial Proposed Budget reflects Limited Brands’ proposed total estimated budget for such fiscal year no later than November 15, 2003 (such revised budget, the “Proposed Budget”);

(d) Lerner shall notify Limited Brands within thirty (30) days of receipt of such Proposed Budget whether or not Limited Brands’ Proposed Budget and/or cost allocation is acceptable to Lerner, including whether or not the projects proposed to be included by Limited Brands within the line item of Project Expenditure and the cost allocation for any such projects are acceptable to Lerner.   For the avoidance of doubt, Lerner shall be entitled to reject any project (and the cost allocation for such project) included within the line item of Project Expenditure that does not provide any benefit to Lerner;

(e) in the event that Lerner disputes Limited Brands’ Proposed Budget, any item included therein or the cost allocation associated with such item, service or project, Lerner shall notify Limited Brands in writing of the disputed amount, specifying the basis for Lerner’s dispute thereof (“Budget Dispute Notice”).  If a Budget Dispute Notice shall be duly and timely delivered pursuant to this Section (e), Limited Brands and Lerner shall, during the thirty (30) days following such delivery, use their reasonable best efforts to reach agreement on the disputed items or amounts of the Proposed Budget.  The total estimated budget as finally agreed between Limited Brands and Lerner shall be the “Total Estimated Budget” for such fiscal year.

2.                                       Indirect IT Allocation

Lerner shall also pay Limited Brands a fee representing Lerner’s indirect IT allocation in the amount of $183,333 for each month during which Schedule II is in effect commencing in the month following the execution of the Transition Services Agreement; provided that Lerner shall be entitled to credit of $183,333 per month up to an aggregate of $3,000,000 to be applied against such indirect IT allocation.

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3.                                       True-up

(a) Limited Brands will cause to be prepared and delivered to Lerner a reasonably detailed statement (the “Settlement Statement”) of IT costs allocable to Lerner calculated in accordance with the Customary Billing Method and Percent of Sales Billing Method, as applicable (“Actual Monthly Fee”) within five (5) Business Days following each fiscal month, in the case of IT costs billed in accordance with the Customary Billing Method (activity based charges), and within five (5) Business Days following the end of the second and fourth fiscal quarters, in the case of IT costs billed in accordance with the Percent of Sales Billing Method (except that the Settlement Statement to be delivered at the end of fiscal January 2002 shall reflect IT costs allocable to Lerner from the Closing Date through the end of fiscal 2002).

(b) If Lerner disagrees with Limited Brands calculation of the Actual Monthly Fee delivered, Lerner may, within 20 days after delivery of the Settlement Statements referred to in (a), deliver a notice to Limited Brands disagreeing with such calculation and setting forth Lerner’s calculation of such amount.  Any such notice of disagreement shall specify in reasonable detail those items or amounts as to which Lerner disagrees and shall specify Lerner’s proposed adjustment(s) to the Settlement Statement, and Lerner shall be deemed to have agreed with all other items and amounts contained in the Settlement Statement delivered pursuant to Section (a).  If Lerner shall fail to give Limited Brands such notice of disagreement within such 20 day period, Lerner shall be deemed to have agreed with Limited Brands as to the Settlement Statement.

(c) If a notice of disagreement shall be duly and timely delivered pursuant to Section (b), Limited Brands and Lerner shall, during the 30 days following such delivery, use their reasonable best efforts to reach agreement on the disputed items or amounts of Actual Monthly Fee, which amount shall not be more than the amount thereof shown in Limited Brands’ calculations delivered pursuant to Section (a) nor less than the amount thereof shown in Lerner’s calculation delivered pursuant to Section (b).  If, during such 30 day period, Limited and Lerner are unable to reach such agreement, they shall (1) in the case of IT costs billed in accordance with the Percent of Sales Billing Method within five (5) days following the end of such 30 day period, and (2) in the case of IT costs billed in accordance with the Customary Billing Method (activity based charges) within five (5) days following the end of the second fiscal quarter or fourth fiscal quarter, as applicable, refer the dispute to KPMG (other than in the offices of KPMG located in Columbus, Ohio, Indianapolis, Indiana or New York, New York) for resolution.  KPMG shall be directed to promptly commence a review this Agreement and the disputed items or amounts for the purpose of calculating the Actual Monthly Fee in accordance with the provisions of Section (a).  In making such calculation, KPMG may examine all work papers utilized in connection with the preparation of the Settlement Statement but shall consider only those items or amounts in the Actual Monthly Fee as to which Lerner has disagreed.  Such independent accounting firm shall deliver to Limited Brands and Lerner, as promptly as practicable, but in any event, within 30 days after such independent accounting firm have commenced their review, a report setting forth such calculation of such disputed amount, which calculation shall not be greater than the amount thereof

3

shown in Limited Brands’ calculation delivered pursuant to Section (a) nor less than the amount thereof shown in Lerner’s calculation delivered pursuant to Section (b). Such report shall be final and binding upon the parties hereto absent manifest error.  The cost of such review and report shall be borne by the party whose position with respect to the calculation (with respect to Limited Brands, as delivered pursuant to Section (a), and with respect to Lerner, as delivered pursuant to Section (b)) bears the greatest difference to the final position of the independent accounting firm.

(d) The Actual Monthly Fee set forth in the Settlement Statement in each case either as agreed to by Limited Brands and Lerner if such Settlement Statement is not referred to the independent accounting firm or as finally determined by the independent accounting firm, shall be the “Final Monthly Fee”.

(e) Limited Brands and Lerner agree that they will, and agree to cause their respective independent accountants and each Subsidiary to, cooperate and assist in the preparation of the Settlement Statement and the calculation of the Actual Monthly Fee and in the conduct of the reviews and determinations identified by Section (c), including without limitation, the making available to the extent necessary of books, records, work papers and personnel for a period of at least twelve months following the termination of the Services provided pursuant to Schedule II.

(f) If the Final Monthly Fee exceeds the estimated monthly fee paid (“Estimated Monthly Fee”), then Lerner shall pay to Limited Brands an amount equal to the entire amount by which the Final Monthly Fee exceeds the Estimated Monthly Fee at the time Lerner makes its next monthly payment for IT Services.  If the Estimated Monthly Fee exceeds the Final Monthly Fee, then Limited Brands shall credit an amount equal to the entire amount by which the Estimated Monthly Fee exceeds the Final Monthly Fee against any amounts owing to Limited Brands for IT Services pursuant to this Schedule II.

4.                                       Fee Reduction Following Termination of Services

(a) Limited Brands acknowledges that Lerner may terminate all or a portion of any of the Services provided pursuant to this Schedule II in accordance with the procedures set forth in Article 5 of this Agreement.

(b) In the event that Lerner elects to terminate all Services grouped within a conversion phase set forth below, Lerner shall deliver to Limited Brands a notice indicating that the Services it requested to terminate pursuant to Article 5 of this Agreement represent the termination of all Services grouped within a conversion phase and indicating that such conversion has been completed and no further Services in such conversion phase group, other than the Post Termination Services set forth in Section 3.2 of this Schedule II shall be required following the date of such notification (the “Confirmation of Termination Notice”).

4

(c) Following the delivery of the Confirmation of Termination Notice by Lerner to Limited Brands, the total monthly costs for IT Services set forth in the line items of the Total Estimated Budget for fiscal year 2003 attached hereto as Appendix D-2 (and for any equivalent line item in the Total Estimated Budget for any subsequent fiscal year as finally agreed upon by Lerner and Limited Brand) for Data Processing and Non-Brand Related Depreciation shall be reduced by the percentages assigned to each such conversion phase set forth below for (i) the monthly payment due in the month following the month in which all IT Services grouped within such conversion phase are terminated and such monthly payment shall be prorated such that Lerner shall only be responsible for the payment of such terminated Services for an aggregate of thirty days following the date of the Confirmation of Termination Notice and (ii) in each subsequent month thereafter during the term of this Schedule II.

Conversion Phase	Application	Hardware Platform	Reduction%
I	Store communications • Polling • Store mail	Mainframe	7.5%
II	Island Pacific • Merchandising – I3 • Sales Audit • AP • GL • Fixed Assets • Bolt-ons	AS/400	20.0%
III	Arthur Planning Arthur Allocation	Unix / NT Unix/ NT	20.0%
IV	Payroll – GEAC	Mainframe	7.5%
V	Data Warehouse	NCR Teradata	30.0%
VI	Miscellaneous • IRIS • Driscoll • EASI • Broadway • Hyperion • Gerber products • Gentran • PRIMS	NT NT NT NT NT NT Mainframe	7.5%
VII	POS	NCR	7.5%

In the event that Lerner terminates all or a portion of the Telecommunications Services or the LAN/WAN, the aggregate costs for IT Services included in the Network/ Telecommunications line item of the budget which are not activity based charges billed under the Customary Billing Method shall be reduced on a monthly basis in a specific

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amount to be mutually agreed upon by Lerner and Limited Brands.  In the event that Lerner terminates all or a portion of an activity-based service billed under the Customary Billing Method, the Estimated Monthly Fee shall be reduced by the amount estimated for such services on a monthly basis as set forth in the Total Estimated Budget for such fiscal year.

6

Appendix D-1

Total Estimated Budget for December 2002 and January 2003

(See Attached)

LTS Cost Allocations	Schedule II - Appendix D-1
Fiscal Year 2002 (‘000s)
Lerner New York/New York & Co.

	Fall FY2002
Expenditure Type	Activity Based	% of Sales	Total	Billing Method	Basis	Description
Break / Fix Support	183		183	Customary	Cost per call	Personnel Costs for support activities related to office technology (phone, PC), common applications, and point of sale equipment and systems

Enhancement Support	90	5	95	Customary	Hours used x $50/hr., % of sales	Personnel Costs for support/enhancement activities which provide added functionality to common applications

Data Processing	1	271	272	Customary	% of sales	Costs associated with the centralized processing platforms across the organization, printing paper - includes hardware depreciation

Non-Brand Related Depreciation		108	108	Customary	Actual depreciation	Depreciation related to non-brand specific assets (i.e. purchased shared service assets or projects)

Direct Brand Costs	37		37	Customary	Actual costs, including Genuity

Personnel costs for campus based support activities, as well as business specific hardware, software, maintenance, depreciation and external labor; these costs can easily be tracked to a specific entity

Network / Telecommuncations	52	72	124	Customary	Actual costs, % of sales	Costs associated with wide area network and voice communication activities including: 800 numbers, local and long distance phone service, video/conference service and pagers

B2B Services	5		5	Customary	Usage costs	Development and maintenance of Internet B2B businesses for all business units

Learning Center		12	12	Customary	Usage costs	Training and support all common system across the enterprise as well as offering a full curriculum of desktop applications; provides ad-hoc consulting for common systems

Project Expenditures	18	294	312	Customary	Brand specific costs, % of sales

Internal labor, external labor, software, hardware, project management, research, training, etc..related to discretionary spending on initiatives which will replace or add functionality to the overall IT environment.

Total Direct Allocation	386	762	1,148

Appendix D-2

Total Estimated Budget for 2003

(See Attached)

LTS Cost Allocations	Schedule II - Appendix D-2
Fiscal Year 2003 (‘000s)
Lerner New York/New York & Co.

	FY2003 Total	Spring FY2003			Fall FY2003
Expenditure Type	Amount	Activity Based	% of Sales	Total	Activity Based	% of Sales	Total	Billing Method	Basis	Description
Break / Fix Support	1,156	606		606	550		550	Customary	Cost per call	Personnel Costs for support activities related to office technology (phone, PC), common applications, and point of sale equipment and systems

Enhancement Support	593	291	16	307	270	16	286	Customary	Hours used x $50/hr., % of sales	Personnel Costs for support/enhancement activities which provide added functionality to common applications

Data Processing	2,208	4	1,100	1,104	4	1,100	1,104	Customary	% of sales	Costs associated with the centralized processing platforms across the organization, printing paper - includes hardware depreciation

Non-Brand Related Depreciation	702		378	378		324	324	Customary	Actual depreciation	Depreciation related to non-brand specific assets (i.e. purchased shared service assets or projects)

Direct Brand Costs	427	241		241	186		186	Customary	Actual costs, including Genuity

Personnel costs for campus based support activities, as well as business specific hardware, software, maintenance, depreciation and external labor; these costs can easily be tracked to a specific entity

Network / Telecommuncations	730	146	214	360	155	215	370	Customary	Actual costs, % of sales	Costs associated with wide area network and voice communication activities including: 800 numbers, local and long distance phone service, video/conference service and pagers

B2B Services	28	14		14	14		14	Customary	Usage costs	Development and maintenance of Internet B2B businesses for all business units

Learning Center	69		34	34		35	35	Customary	Usage costs	Training and support all common system across the enterprise as well as offering a full curriculum of desktop applications; provides ad-hoc consulting for common systems

Project Expenditures	505	25	200	225	30	250	280	Customary	Brand specific costs, % of sales

Internal labor, external labor, software, hardware, project management, research, training, etc..related to discretionary spending on initiatives which will replace or add functionality to the overall IT environment.

Total Direct Allocation	6,418	1,327	1,942	3,269	1,209	1,940	3,149

Appendix G

Lerner Dedicated Personnel

•                  Category 1

•                  Alan Gelber - Director Business Services. Limited Brands shall not move Alan Gelber from his current position prior to October 1, 2003 unless otherwise agreed by Limited Brands and Lerner.

•                  Albert Cavallaro - Manager IT Business Services

•                  Lou Fiore - Info Center Analyst

•                  Donna Hobbs - Technical Analyst

•                  Albert Lavie - Database Admin

•                  Natalya (Natasha) Lomaka - Programmer/Analyst

•                  Category 2

•                  Ed Lares - Product Technology. Limited Brands shall not move Ed Lares from his current position for the duration of the term of Schedule II unless otherwise agreed by Limited Brands and Lerner:

•                  Network Analysts

Robert Gonzales

Mike Anselmo

Robert Neumann

Matt Casilinuovo

Peter Jaworowski

•                  PC Desktop Analysts

Matt Brown

Rodney Caldwell

•                  Telecom Administrator/Specialist

Rick Spencer

Leon Abbot

•                  Other Employees

Sergey Semenov - Programmer/Analyst

Ariel Dele Fuente - Info Center Analyst

Sean Kerrigan

Ismael Estrada - Operations Manager (NY Campus)

Travis Hardison - Production Scheduler

Debra Van Iderstine - Production Scheduler

Florence Anderson - Production Scheduler

George Miller - Lead Operator

Ali Subhaw - Lead Operator

Derek Green - I/O Operator

Sarita Rosa - Telecom Coordinator

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Appendix H

Form of QuitClaim License

(See Attached)

APPENDIX H

QUITCLAIM LICENSE AGREEMENT

This agreement (“Agreement”) is entered into this             day of                 , 200    by and between Limited Brands, Inc., a Delaware corporation (“Limited Brands”), and Lerner New York Holding, Inc. a Delaware corporation (“Lerner”), for itself and its Affiliates (collectively, “Licensees”).

W I T N E S S E T H:

A.                                   WHEREAS, The Limited has authored certain computer software code as more fully described on each Addendum executed by the parties from time to time and attached hereto (the “Software”); and

B.                                     WHEREAS, Licensees desire to obtain a right to use the Software, and Limited Brands is willing to quitclaim a license to Licensees and to permit Licensees to use the Software “AS IS” and without any warranties of any kind.

NOW, THEREFORE, in consideration of the promises and the mutual covenants of the parties herein, it is hereby agreed as follows:

1.                                       Grant of License.

1.1                                 Subject to the terms and conditions of this Agreement, Limited Brands hereby quitclaims to Licensees and Licensees hereby accept a nonexclusive, nontransferable (except as set forth in Sections 1.3 and 7.1), royalty-free, paid-up license to use, reproduce and prepare derivative works of the Software, for their internal business purposes only, in both source code and object code forms.  The quitclaimed license granted herein is in all cases subject to any overriding obligations imposed by the licensor of any computer software of which the Software is a derivative work, which underlies the Software or with which the Software otherwise operates (“Related Software”). No license to any Related Software is included under this Agreement.  In the event that any Related Software is required for possession and/or beneficial use of the Software, then as a condition of its continued enjoyment of the quitclaimed license rights granted herein, Licensees shall, if and as determined by Licensees in their sole discretion, be responsible for obtaining, a license to the Related Software.

1.2                                 For the purposes of this Agreement, (A) “Affiliates” means any entity that directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with Lerner.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or through membership or, in the case of limited liability companies, by agreement, and includes Lerner New York, Inc., Lernco, Inc., Nevada Receivable Factoring, Inc., Associated Lerner Shops of America, Inc. and Lerner New York GC, LLC, or any successor entity to any such listed entity, for so long as each such entity remains under common control with Lerner New York, Inc., and (B) “Departing Affiliate” means an Affiliate which by sale, merger, spin-off, restructuring or otherwise ceases to be an Affiliate of Lerner, as defined in (A) above.

1.3                                 Lerner may grant Departing Affiliates a nonexclusive, nontransferable sublicense to the Software with rights equivalent to those set forth in Section 1.1 hereof, without the rights to further sublicense the Software, and solely for the internal business purposes of such Departing Affiliate.  All such sublicenses shall contain terms equivalent to Sections 2, 3, 4, 5, 6 and 7 hereof, and shall provide that Limited Brands is an intended third party beneficiary of such provisions.

1.4                                 A form of Addendum describing the Software is annexed hereto.  Upon mutual agreement, the parties may accept additional Addenda (which will refer to this Agreement) setting forth the Software licensed hereunder upon mutual execution.

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2.                                       Term and Termination.

2.1                                 This Agreement will continue in force until terminated by the provisions of this Section 2.

2.2                                 Either party may terminate this Agreement upon any material default by the other party or such party’s agent or representative, of any provision of this Agreement, which default has not been cured within thirty (30) days of written notice to the defaulting party of the condition giving rise to the default; provided, however, that the cure period may be extended by the consent of the parties, which consent will not be unreasonably withheld, if the breaching party has commenced cure during the thirty (30) day notice period and pursues cure of the breach in good faith.

2.3                                 Upon termination, all rights granted to Licensees hereunder shall terminate, Licensees shall cease using the Software (whether or not modified or merged into other materials) and Licensees shall certify in writing to Limited Brands that all copies (in any form or media) have been destroyed or returned to Limited Brands.  The provisions of Sections 3, 4, 5, 6 and 7 shall survive any termination hereof.

3.                                       Disclaimer of Warranty.

LIMITED BRANDS MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, WHICH IS PROVIDED “AS IS.”  LIMITED BRANDS EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE.  LIMITED BRANDS FURTHER DISCLAIMS ALL WARRANTIES OF GOOD TITLE, FREEDOM FROM ENCUMBRANCE OR FREEDOM FROM INFRINGEMENT.

4.                                       Limitation of Liability.

IN NO EVENT SHALL LIMITED BRANDS BE LIABLE FOR ANY DAMAGES WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE SOFTWARE, WHETHER ANY CLAIM FOR SUCH RECOVERY IS BASED UPON THEORIES OF CONTRACT, NEGLIGENCE, OR TORT (INCLUDING STRICT LIABILITY) AND EVEN IF LIMITED BRANDS HAS KNOWLEDGE OF THE POSSIBILITY OF POTENTIAL LOSS OR DAMAGE.  LICENSEES HEREBY WAIVE, FOR THEMSELVES AND THEIR SUCCESSORS AND ASSIGNS, ANY AND ALL CLAIMS FOR DAMAGES, INCLUDING BUT NOT LIMITED TO DIRECT, INDIRECT, SPECIAL, INCIDENTAL AND CONSEQUENTIAL DAMAGES.

5.                                       Confidentiality; Proprietary Rights; Title.

5.1                                 Licensees acknowledge that the Software is the valuable trade secret property of Limited Brands.  Except for disclosures to third party contractors pursuant to agreements obligating such contractors to maintain the Software in confidence consistent with the terms of this Agreement and to otherwise comply with the provisions of this Agreement, Licensees will keep in confidence and protect the Software (in both its original form or as it may be modified by Licensees pursuant to the provisions hereof) from disclosure to third-parties and restrict its use as provided in this Agreement.  Licensees agree to formulate and adopt appropriate safeguards as are necessary to ensure protection of the confidentiality of such Software.  Licensees acknowledge that unauthorized disclosure of the Software shall cause Limited Brands irreparable harm for which monetary damages may be inadequate, and Licensees agrees that Limited Brands may seek injunctive relief to enforce the provisions hereof.

5.2                                 Title to, ownership of and all proprietary rights in the Software is reserved to, and will at all times remain, with Limited Brands.  Notwithstanding the foregoing, any modifications, enhancements, improvements or alterations to the Software made by Licensees shall be owned by Licensees.  The use of any such modified, enhanced, improved or otherwise altered version of the Software by Licensees shall be in accordance with the terms of this Agreement, including the license grant in Section 1.  To the extent notices of Limited Brands’s trade secrets, trademarks and copyright interests are included in or affixed to the Software, Licensees shall not alter or remove such notices, and shall duplicate such notices on any copies of the Software made hereunder.

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5.3                                 Licensees will inform their employees of their obligations under this Section 5 and instruct them so as to ensure such obligations are met.

5.4                                 Following delivery of written notice to Licensees, Licensees shall not do or fail to do any act or thing which, in the reasonable opinion of Limited Brands (the basis for which shall be set forth in any such notice), will impair any of Limited Brands’s proprietary or other rights in and to the Software; except where Licensees’ compliance with the terms of any such notice would prevent Licensees from using the Software as contemplated hereunder.

6.                                       Indemnification

Licensees shall be liable and assume liability for and shall indemnify and hold Limited Brands harmless from and against any and all liabilities, obligations, losses, damages, injuries, claims (including without limitation claims involving strict or absolute liability) demands, penalties, costs and expenses (including reasonable attorneys’ fees) (“Claims”) of whatever kind and nature imposed or asserted against Limited Brands by reason of (i) any act or failure to act of Licensees, or employees or agents of Licensees in connection with Licensees’ exercise of its rights granted hereunder or other use of the Software; or (ii) any exercise or fulfillment by Licensees or employees or agents of Licensees of any right granted to or obligation undertaken by Licensees under this Agreement.  The foregoing indemnity shall not apply to Claims arising as a direct result of the gross negligence or willful misconduct of Limited Brands, its employees or agents.

7.                                       General.

7.1                                 Licensees may not assign or transfer (by operation of law or otherwise) all or any part of their rights or obligations under this Agreement without Limited Brands’s prior written consent, which may be withheld for any reason.  In no event shall Licensees’ rights or obligations hereunder be assigned or assignable by any bankruptcy proceedings, and in no event shall this Agreement or any rights or privileges hereunder be an asset of Licensees under any bankruptcy, insolvency or reorganization proceedings.  Provided, however, that the following transactions relating to Lerner will not be deemed an assignment of this Agreement and will not give rise to any requirement of consent by Limited Brands, nor result in any right to terminate or alter this Agreement: any merger (including but not limited to a reincorporation merger); any consolidation; any reorganization; any stock exchange; any sale of stock; any sale of all or substantially all of the assets of Lerner; or any similar or related transaction in which Lerner is the surviving entity or, if Lerner is not the surviving entity, the surviving entity continues to conduct the business conducted by Lerner prior to consummation of the transaction.  Limited Brands may assign this Agreement or any of its rights or obligations hereunder, provided the assignee agrees to be bound by the terms hereof.

7.2                                 No modification, addition to or waiver of any right, obligation or default shall be effective unless it is in writing and is signed by the party against which the same is sought to be enforced.

7.3                                 Limited Brands and Licensees do not and shall not hold themselves out and shall not be considered as an agent, legal representative, joint venturer, partner, or agent of the other for any purpose whatsoever.

7.4                                 This Agreement constitutes the final, complete and exclusive statement of the agreement between the parties in respect of the subject matter hereof and supersedes all prior and contemporaneous agreements between the parties in respect to the subject matter hereof.  No other writings may become a part of this Agreement, except as provided herein.

7.5                                 All notices required to be given under this Agreement shall be given in writing and shall be deemed to be given when (i) delivered by hand, (ii) mailed by prepaid registered or certified mail, return receipt requested, (iii) sent by facsimile device with a copy sent at the same time by regular U.S. mail, postage prepaid, or (iv) sent by commercial courier with written verification of the receipt to each party at its address set forth below or at such other address as a party may designate by notice as required hereby.

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7.6                                 If any provision of this Agreement is held invalid, illegal or unenforceable in any respect in any jurisdiction then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible; (b) such invalidity, illegality or unenforceability of such provision shall not affect the validity, legality or enforceability of such provision in any jurisdiction; and (c) the parties shall promptly negotiate in good faith a replacement provision to carry out the intention of the invalid, illegal or unenforceable provision, to the fullest extent permitted by law.  To the extent permitted by applicable law, each party waives any provision of law that would render any provision of this Agreement prohibited or unenforceable in any respect.

8.                                       Governing Law.  This Agreement shall be construed and the rights of the parties hereunder shall be governed by the laws of the State of Ohio applicable to contracts made and to be performed in the State of Ohio without regard to principles of conflicts of laws.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto to be effective as of the date first set forth above.

Lerner New York Holding, Inc.	Limited Brands, Inc.

By:	By:
Robert A. Meilen

Printed Name

Title:	Title:	Group Vice President, COO

Address:	Address:

Three Limited Parkway
Columbus, Ohio 43230
Attn.:	Attn.: Vice President and Chief Information Officer
Fax:	Fax: 614-415-7238

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FORM OF ADDENDUM
to the
QUITCLAIM LICENSE AGREEMENT
dated                 , 2002
between Lerner New York Holding, Inc. and Limited Brands, Inc.

Software:

[list of software to be included under the quitclaim]

Accepted and Agreed:

Lerner New York Holding, Inc.	Limited Brands, Inc.

By:	By:

Printed Name	Printed Name

Title:	Title:

Date:	Date:

Three Limited Parkway
Columbus, Ohio 43230
Attn.:	Attn.: Group Vice President, COO
Fax:	Fax: 614-415-7238

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Appendix I

Form of QuitClaim License

(See Attached)

APPENDIX I

QUITCLAIM LICENSE AGREEMENT

This agreement (“Agreement”) is entered into this             day of                   , 200    by and between Limited Brands, Inc., a Delaware corporation (“Limited Brands”), and Lerner New York Holding, Inc. a Delaware corporation (“Lerner”), for itself and its Affiliates (collectively, “Licensees”).

W I T N E S S E T H:

A.                                   WHEREAS, The Limited has authored certain computer software code known informally as “Size Selling” and consisting of the computer software programs entitled PrePack.cpp (the web engine), Colorcalcs.cpp (the calculation engine) and SizeSellingCustomFrameSet (the Microstrategy interface) (collectively, the “Software”); and

B.                                     WHEREAS, Licensees desire to obtain a right to use the Software, and Limited Brands is willing to quitclaim a license to Licensees and to permit Licensees to use the Software “AS IS” and without any warranties of any kind.

NOW, THEREFORE, in consideration of the promises and the mutual covenants of the parties herein, it is hereby agreed as follows:

1.                                       Grant of License.

1.1                                 Subject to the terms and conditions of this Agreement, Limited Brands hereby quitclaims to Licensees and Licensees hereby accept a nonexclusive, nontransferable (except as implicit in the definition of “Affiliate”, as set forth in Section 1.2), royalty-free, paid-up license to use, reproduce and prepare derivative works of the Software, for their internal business purposes only, in both source code and object code forms.  The quitclaimed license granted herein is in all cases subject to any overriding obligations imposed by the licensor of any computer software of which the Software is a derivative work, which underlies the Software or with which the Software otherwise operates (“Related Software”).  No license to any Related Software is included under this Agreement.  In the event that any Related Software is required for possession and/or beneficial use of the Software, then as a condition of its continued enjoyment of the quitclaimed license rights granted herein, Licensees shall, if and as determined by Licensees in their sole discretion, be responsible for obtaining, a license to the Related Software.

1.2                                 For the purposes of this Agreement, “Affiliates” means any of Lerner New York, Inc., Lernco, Inc., Nevada Receivable Factoring, Inc., Associated Lerner Shops of America, Inc. and Lerner New York GC, LLC, or any successor entity to any such listed entity, for so long as each such entity remains under common control with Lerner New York, Inc., and any other entity affiliated with Lerner which may be listed on Addendum 1 attached hereto, as such Addendum 1 may be updated by written agreement of the parties from time to time.

2.                                       Term and Termination.

2.1                                 This Agreement will continue in force until terminated by the provisions of this Section 2.

2.2                                 Either party may terminate this Agreement upon any material default by the other party or such party’s agent or representative, of any provision of this Agreement, which default has not been cured within thirty (30) days of written notice to the defaulting party of the condition giving rise to the default; provided, however, that the cure period may be extended by the consent of the parties, which consent will not be unreasonably withheld, if the breaching party has commenced cure during the thirty (30) day notice period and pursues cure of the breach in good faith.

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2.3                                 Limited Brands may terminate this Agreement upon written notice to Lerner in the event of any change of control of Lerner where the person possessing control of Lerner following such change of control is a competitor of Limited Brands in the apparel industry.  For the purposes of this Agreement, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, or through membership, or in the case of limited liability companies, by agreement.

2.4                                 Upon termination, all rights granted to Licensees hereunder shall terminate, Licensees shall cease using the Software (whether or not modified or merged into other materials) and Licensees shall certify in writing to Limited Brands that all copies (in any form or media) have been destroyed or returned to Limited Brands.  The provisions of Sections 3, 4, 5, 6 and 7 shall survive any termination hereof.

3.                                       Disclaimer of Warranty.

LIMITED BRANDS MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, WHICH IS PROVIDED “AS IS.”  LIMITED BRANDS EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE.  LIMITED BRANDS FURTHER DISCLAIMS ALL WARRANTIES OF GOOD TITLE, FREEDOM FROM ENCUMBRANCE OR FREEDOM FROM INFRINGEMENT.

4.                                       Limitation of Liability.

IN NO EVENT SHALL LIMITED BRANDS BE LIABLE FOR ANY DAMAGES WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE SOFTWARE, WHETHER ANY CLAIM FOR SUCH RECOVERY IS BASED UPON THEORIES OF CONTRACT, NEGLIGENCE, OR TORT (INCLUDING STRICT LIABILITY) AND EVEN IF LIMITED BRANDS HAS KNOWLEDGE OF THE POSSIBILITY OF POTENTIAL LOSS OR DAMAGE.  LICENSEES HEREBY WAIVE, FOR THEMSELVES AND THEIR SUCCESSORS AND ASSIGNS, ANY AND ALL CLAIMS FOR DAMAGES, INCLUDING BUT NOT LIMITED TO DIRECT, INDIRECT, SPECIAL, INCIDENTAL AND CONSEQUENTIAL DAMAGES.

5.                                       Confidentiality; Proprietary Rights; Title.

5.1                                 Licensees acknowledge that the Software is the valuable trade secret property of Limited Brands.  Except for disclosures to third party contractors pursuant to agreements obligating such contractors to maintain the Software in confidence consistent with the terms of this Agreement and to otherwise comply with the provisions of this Agreement, Licensees will keep in confidence and protect the Software (in both its original form or as it may be modified by Licensees pursuant to the provisions hereof) from disclosure to third-parties and restrict its use as provided in this Agreement.  Licensees agree to formulate and adopt appropriate safeguards as are necessary to ensure protection of the confidentiality of such Software.  Licensees acknowledge that unauthorized disclosure of the Software shall cause Limited Brands irreparable harm for which monetary damages may be inadequate, and Licensees agrees that Limited Brands may seek injunctive relief to enforce the provisions hereof.

5.2                                 Title to, ownership of and all proprietary rights in the Software is reserved to, and will at all times remain, with Limited Brands.  Notwithstanding the foregoing, any modifications, enhancements, improvements or alterations to the Software made by Licensees shall be owned by Licensees.  The use of any such modified, enhanced, improved or otherwise altered version of the Software by Licensees shall be in accordance with the terms of this Agreement, including the license grant in Section 1.  To the extent notices of Limited Brands’s trade secrets, trademarks and copyright interests are included in or affixed to the Software, Licensees shall not alter or remove such notices, and shall duplicate such notices on any copies of the Software made hereunder.

5.3                                 Licensees will inform their employees of their obligations under this Section 5 and instruct them so as to ensure such obligations are met.

2

5.4                                 Following delivery of written notice to Licensees, Licensees shall not do or fail to do any act or thing which, in the reasonable opinion of Limited Brands (the basis for which shall be set forth in any such notice), will impair any of Limited Brands’s proprietary or other rights in and to the Software; except where Licensees’ compliance with the terms of any such notice would prevent Licensees from using the Software as contemplated hereunder.

6.                                       Indemnification

Licensees shall be liable and assume liability for and shall indemnify and hold Limited Brands harmless from and against any and all liabilities, obligations, losses, damages, injuries, claims (including without limitation claims involving strict or absolute liability) demands, penalties, costs and expenses (including reasonable attorneys’ fees) (“Claims”) of whatever kind and nature imposed or asserted against Limited Brands by reason of (i) any act or failure to act of Licensees, or employees or agents of Licensees in connection with Licensees’ exercise of its rights granted hereunder or other use of the Software; or (ii) any exercise or fulfillment by Licensees or employees or agents of Licensees of any right granted to or obligation undertaken by Licensees under this Agreement.  The foregoing indemnity shall not apply to Claims arising as a direct result of the gross negligence or willful misconduct of Limited Brands, its employees or agents.

7.                                       General.

7.1                                 Licensees may not assign or transfer (by operation of law or otherwise) all or any part of their rights or obligations under this Agreement without Limited Brands’ prior written consent, which may be withheld for any reason.  In no event shall Licensees’ rights or obligations hereunder be assigned or assignable by any bankruptcy proceedings, and in no event shall this Agreement or any rights or privileges hereunder be an asset of Licensees under any bankruptcy, insolvency or reorganization proceedings.  Lerner will promptly notify Limited Brands in the event of any change of control of Lerner.  Limited Brands may assign this Agreement or any of its rights or obligations hereunder, provided the assignee agrees to be bound by the terms hereof.

7.2                                 No modification, addition to or waiver of any right, obligation or default shall be effective unless it is in writing and is signed by the party against which the same is sought to be enforced.

7.3                                 Limited Brands and Licensees do not and shall not hold themselves out and shall not be considered as an agent, legal representative, joint venturer, partner, or agent of the other for any purpose whatsoever.

7.4                                 This Agreement constitutes the final, complete and exclusive statement of the agreement between the parties in respect of the subject matter hereof and supersedes all prior and contemporaneous agreements between the parties in respect to the subject matter hereof.  No other writings may become a part of this Agreement, except as provided herein.

7.5                                 All notices required to be given under this Agreement shall be given in writing and shall be deemed to be given when (i) delivered by hand, (ii) mailed by prepaid registered or certified mail, return receipt requested, (iii) sent by facsimile device with a copy sent at the same time by regular U.S. mail, postage prepaid, or (iv) sent by commercial courier with written verification of the receipt to each party at its address set forth below or at such other address as a party may designate by notice as required hereby.

7.6                                 If any provision of this Agreement is held invalid, illegal or unenforceable in any respect in any jurisdiction then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible; (b) such invalidity, illegality or unenforceability of such provision shall not affect the validity, legality or enforceability of such provision in any jurisdiction; and (c) the parties shall promptly negotiate in good faith a replacement provision to carry out the intention of the invalid, illegal or unenforceable provision, to the fullest extent permitted by law.  To the extent permitted by applicable law, each party waives any provision of law that would render any provision of this Agreement prohibited or unenforceable in any respect.

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7.7                                 At Limited Brands’ cost, Limited Brands may cause KPMG (other than KPMG personnel from the offices of KPMG located in Columbus, Ohio, Indianapolis, Indiana or New York, New York) or another independent certified public accountant reasonably acceptable to Lerner, on at least thirty (30) days prior written notice, to have access to Licensees’ facilities and systems at which the Software is used hereunder, during regular business hours of Licensees, and without interfering with Licensees’ normal business operations, to verify compliance by Licensees with the terms and conditions of this Agreement.  At Lerner’s request, KPMG or such accountant must execute with Lerner a nondisclosure agreement reasonably acceptable to Lerner with regard to all materials or systems inspected by such accountant.  Such accountant may only report to Limited Brands whether or not (i) the Software is being used in accordance with the terms and conditions of this Agreement and (ii) if not being so used, the nature of the noncompliance and the basis for such conclusion.  Such accountant shall provide to Lerner a copy of such report.  Such inspections shall occur no more frequently than once annually.

8.                                       Governing Law.  This Agreement shall be construed and the rights of the parties hereunder shall be governed by the laws of the State of Ohio applicable to contracts made and to be performed in the State of Ohio without regard to principles of conflicts of laws.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto to be effective as of the date first set forth above.

Lerner New York Holding, Inc.	Limited Brands, Inc.

By:	By:
Robert A. Meilen

Printed Name

Title:	Title:	Group Vice President, COO

Address:	Address:

Three Limited Parkway
Columbus, Ohio 43230
Attn.:	Attn.: Vice President and Chief Information Officer
Fax:	Fax: 614-415-7238

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ADDENDUM 1
to the
QUITCLAIM LICENSE AGREEMENT
dated               , 2002
between Lerner New York Holding, Inc. and Limited Brands, Inc.

Additional Entities qualifying as Affiliates:

None

Accepted and Agreed:

Lerner New York Holding, Inc.	Limited Brands, Inc.

By:	By:

Printed Name	Printed Name

Title:	Title:

Date:	Date:

Three Limited Parkway
Columbus, Ohio 43230
Attn.:	Attn.: Group Vice President, COO
Fax:	Fax: 614-415-7238

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Schedule III

Logistics and Related Services

General

1.1                                 Except as otherwise provided in this Schedule III, Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the Services described in this Schedule III (the “Logistics Services”) shall commence on the Closing Date and terminate on the earliest to occur of (i) the date which is fifteen months after the date on which Limited Brands notifies Lerner in writing that it has elected to terminate its obligation to provide or procure the Logistics Services, which notice shall be given no earlier than the date which is 45 months after the Closing Date, (ii) the date which is fifteen months after the date on which Lerner notifies Limited Brands in writing that it has elected to terminate its obligation to purchase the Logistics Services, which notice shall be given no earlier than the date which is twelve months after the Closing Date, and (iii) the date specified for such termination in the applicable section of Section 5.02 of the Agreement, if Limited Brands or Lerner, as the case may be, terminates the Logistics Services in accordance with Section 5.02 of the Agreement.  The period from the Closing Date until the date on which the Logistics Services are terminated is referred to as the “Logistics Term”.

1.2                                 The cost for the Logistics Services shall be billed using the Customary Billing method, except as otherwise noted below.

1.3                                 Lerner shall communicate in a timely manner with Limited Brands regarding business plans, activities or information which may impact the ability of Limited Brands to perform the Logistics Services, including without limitation product line review information, global production plans, store distribution strategies, advance shipping notices or significant changes in requirements.

1.4                                 Upon reasonable prior notice from Lerner, Limited Brands will cooperate with and provide such assistance to Lerner as is reasonably requested and which does not require an unreasonable amount of Limited Brands resources or manpower (including, without limitation, access to (i) books and records of Limited Brands relating to the Logistics Services provided to Lerner hereunder, but only to information therein that relates exclusively to the Logistics Services provided to Lerner hereunder, and (ii) senior employees of Limited Brands), to enable Lerner to study the level of costs associated with the Lerner business on a standalone basis.

1.5                                 A copy of the Service Level Partnership guidelines between Lerner and LLS in effect as of the Closing Date, as amended by the parties to this Agreement, are attached to this Schedule III as Appendix A (as amended from time to time during the term of this Schedule III, the “Service Level Partnership”).  Lerner and Limited Brands acknowledge and agree that (i) the Service Level Partnership, as is the case with all such other service level partnerships among the Limited Brand Entities, constitutes non-binding principles that represent only a target level for the Logistics Services that Limited Brands Entities will use commercially reasonable efforts to achieve during the Logistics Term, (ii) neither the Service Level Partnership itself nor its inclusion in this Schedule constitutes a representation, warranty, covenant or guarantee that any or all of the levels of service set forth therein have been met prior to the Closing Date or will be met following the Closing Date, and (iii) nothing in this paragraph shall amend, affect, modify or supercede (A) the nature, quality and standard of care applicable to the delivery of the Services hereunder as set forth in Section 4.01 of the Agreement, or (B) the limitation on the liability of any Limited Brands Indemnified Person as set forth in Section 4.04 of the Agreement.  The Service Level Partnership is subject to change based on (i) changes in equivalent levels of service that affect other Limited Brands Entities generally, and (ii) material changes in Lerner’s business profile and practices from those existing as of the Closing Date; provided that Limited Brands shall provide Lerner with reasonable (and in any case at least 30 days) prior written notice of any proposed changes to the Service Level Partnership, provide Lerner with an opportunity to review and comment on such proposed changes as such levels of service relate to Lerner and reasonably cooperate with Lerner in the implementation of any changes to the levels of service set forth in the Service Level Partnership.  Promptly following the Closing Date, Limited Brands and Lerner shall mutually agree to appropriate escalation procedures to be followed in the event that there is a consistent failure to meet the levels of service set forth in the Service Level Partnership by Limited Brands and such failure does not affect other Limited Brands Entities generally.  The head of Limited Brands’ distribution center will respond to any inquiries made by Lerner with respect to the level of services to be provided hereunder as promptly as reasonably practicable.

1.6                                 Limited Brands shall prepare and deliver to Lerner managerial reports, budgets, forecasts and other reports in accordance with past practices, including the reports set forth on Appendix B to this Schedule III, subject to changes in such reporting implemented with respect to Limited Brands Entities generally (in which case Lerner will receive such reports, budgets, forecasts and other reports on a basis consistent with that applied to Limited Brands Entities generally).  It is understood and agreed that Limited Brands will not prepare and deliver to Lerner any LLS Monthly Briefing or any Quarterly MSA Coverage Report.

1.7                                 General Overhead (Senior Leadership) shall be billed at a rate of $69,103 per month for the period from the Closing Date until December 31, 2003.  For each successive annual period thereafter, the monthly rate for such period shall be increased based on annual increases in the U.S. Department of Commerce’s consumer price index as of November of the immediately preceding year as calculated in accordance with Limited Brand’s customary methodology (the “CPI Adjustment”).

1.8                                 Lerner shall continue to provide information connectivity, including, without limitation, purchase order vendor and factory name and address, purchase order uploads, vendor production updates, source plan updates and customs clearance status updates to

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Limited Brands’ freight tracking system and agrees to cooperate with Limited Brands in efforts to improve such freight tracking system.

1.9                                 Limited Brands shall keep Lerner informed with respect to material information Limited Brands receives with respect to all distribution and/or transportation and delivery matters that could reasonably be expected to impact Lerner’s business, including, without limitation, dock strikes, fuel surcharges and security developments and any contingency plans formulated to address any such security, distribution and or transportation issues which may arise on substantially the same basis as it does with respect to Limited Brands Entities generally.

1.10                           Limited Brands shall not provide any insurance coverage for any property or cargo loss, direct or indirect, of Lerner in connection with the Logistics Services.  Limited Brands will file freight claims against third-party service providers contracted by Limited Brands with respect to loss or damage of Lerner products and will remit to Lerner the full amount of its proportionate share of any proceeds recovered from such third-party providers based on the products and/or cargo losses suffered by Lerner; provided that in no event shall Limited Brands have any liability with respect to such claims unless, and then only to the extent that, actual amounts are recovered with respect to Lerner claims.  Any LLS cargo insurance costs included in amounts billed to Lerner for Logistics Services will be credited against future amounts billed to Lerner for Logistics Services.

1.11                           Through April 30, 2003 (provided that such contract remains in effect through such date), Lerner shall continue to have the benefit of the DDS contract in relation to the distribution of supplies to Lerner stores.

1.12                           Through the date which is the six-month anniversary of the Closing Date (provided that such contract remains in effect through such date), Lerner shall continue to have the benefit of the master contract for paper and the provision of services thereunder.

Distribution Services

2.1                                 Distribution services shall include receiving, handling, processing, and storing of Lerner Products.

2.2                                 Costs associated with the distribution services which are specified in the four immediately following paragraphs shall be billed as set forth in those paragraphs.  All other distribution services costs, including without limitation, distribution center management, labor costs, supplies, overflow storage and processing costs, trailer storage fees, fixed shipping, overhead costs and human resources support shall be billed under the Customary Billing method.

2.3                                 Building occupancy costs (representing approximately 1.8 million storage units in the fall and 2.4 million storage units in the spring), will be billed at a rate of

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$105,439 per month during the remainder of fiscal 2002 and during fiscal 2003 and increased each year thereafter based on the CPI Adjustment.  In the event that Lerner requires additional storage space in excess of 1.8 million storage units in the fall and 2.4 million units in the spring, Limited Brands will provide overflow storage in up to 150 storage trailers (representing approximately 1.8 million units in the fall and 2.4 million units in the spring) billed under the Customary Billing method.  In the event that such overflow storage space requirement exceeds 150 storage trailers, Lerner will be provided with distribution center overflow space, which costs will be billed according to the Customary Billing method.

2.4                                 Other building related costs will be billed at a rate of $32,000 per month during the remainder of fiscal 2002 and during fiscal 2003 and increased each year thereafter based on the CPI Adjustment.  These costs will be billed at the aforementioned rate irrespective of actual building space employed in the provision of these services.  Other building related costs include, but are not limited to, property taxes, campus security, building security, and an allocated share of the associate cafeteria subsidy.  Other building related costs do not include utilities, which will be billed using the Customary Billing method, as allocated to Lerner based on square footage of building space employed in the provision of these services.

2.5                                 Equipment ownership costs will be billed at a rate of $25,000 per month for the term of the Agreement.  These costs will be billed at the aforementioned rate irrespective of actual equipment employed in the provision of these services.

2.6                                 Equipment maintenance costs will be billed at a rate of $34,500 per month during the remainder of fiscal 2002 and during fiscal 2003 and increased each year thereafter based on the CPI Adjustment.  These costs will be billed at the aforementioned rate irrespective of actual equipment employed in the provision of these services.

2.7                                 Lerner shall share in a portion of the fixed shipping costs.  These costs may include, without limitation, rent, depreciation, and technology support for shipping building operations.  The fixed shipping costs will be billed using the Customary Billing method and shall be determined pursuant to a usage-based allocation calculated using actual fixed costs incurred and actual unit volume handled.

2.8                                 In the event that Limited Brands proposes to transfer Lerner’s inventory, distribution and storage facility to an alternate location, Limited Brands will notify Lerner, and after such notice, Limited Brands and Lerner will meet to discuss and mutually agree on whether such transfer shall occur and, if Limited Brands and Lerner agree that such transfer shall occur, then Limited Brands and Lerner shall discuss and mutually agree on the timing and implementation of any such transfer and the remedies to compensate Lerner for any business interruption, reduced levels of productivity, and any other costs incurred by Lerner as a result of such building shift.

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2.9                                 Additional services such as sensor tagging, re-labeling, or other modifications of Lerner Products may be performed within the distribution center at Lerner’s request subject to Limited Brands’ agreement that adequate distribution center resources, including without limitation labor, management, space, and equipment are available.  Limited Brands will not withhold such agreement unreasonably.  Limited Brands will provide estimates and bill Lerner for such additional services using the Specific Billing method.

2.10                           If termination of the Logistics Services results in excess logistics and related service labor for Limited Brands, Lerner shall be fully liable for and shall reimburse Limited Brands for 50% of the total severance/transition related costs, including without limitation severance payments, outplacement services, medical benefits, and dental benefits, provided to distribution services associates of Limited Brands, including processing labor and management associates employed for the benefit of Lerner.  These same severance/transition related costs include, without limitation, payroll taxes paid by Limited Brands in relation to the aforementioned severance payments.  Such severance/transition related costs shall include, without limitation, the costs incurred by Limited Brands in connection with the termination or transition of the employment of any such distribution services associates during, or following the termination of, Limited Brands’ provision of services hereunder.  Lerner’s 50% share of such severance/transition costs in no event will be more than $0.5 million.

2.11                           Limited Brands shall provide to Lerner logistics services with respect to the prestaging of floor sets, new store opening and remodeling on substantially the same basis as it provides such services to Limited Brands Entities generally.

2.12                           Limited Brands shall work with Lerner to investigate labor efficiencies, and shall cooperate with Lerner to implement mutually agreed upon labor efficiency programs.

2.13                           Limited Brands shall permit Lerner to specify prepacks and bulk shipping configurations at the distribution centers.

2.14                           Lerner shall have the ability to direct and control the quality control process at the distribution centers with respect to Lerner’s merchandise and quality control assurance personnel at Limited Brands distribution centers will follow directions received from Lerner’s Director of Quality Control in New York with respect to Lerner’s merchandise.

2.15                           Limited Brands agrees to hold review meetings not less that once per quarter on a mutually agreed upon date to discuss distribution costs and services.

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Transportation and Delivery Services

3.1                                 Limited Brands shall provide the following transportation and delivery Service: international inbound transportation for merchandise purchased by Lerner under FOB terms of sale (such services not to include customs services), container freight station services, domestic inbound transportation, inbound and outbound transportation administration, outbound domestic transportation to stores and small parcel services.

3.2                                 Upon request by Lerner, Limited Brands agrees (i) to conduct an analysis of the distribution costs associated with Limited Brands use of Federal Express for inter-store shipping versus the employment of regional or other carriers, and (ii) meet with Lerner to discuss the results of such analysis and consider the potential implementation of such results.

3.3                                 Limited Brands shall not ship any merchandise or marketing materials by air to Lerner stores unless such shipment has been authorized in writing by Lerner’s Executive Vice President Planning.  In the event that any merchandise is shipped by Limited Brands for Lerner to stores by air and such shipment has not been authorized, Limited Brands shall be responsible for all costs and expenses associated with the shipment of such merchandise, less the estimated cost of transporting such shipment by means of ground transportation.

3.4                                 Limited Brands shall continue to distribute any marketing materials prepared by Lerner to the Lerner stores as requested by Lerner on substantially the same basis as it provides such service to Limited Brands Entities generally.

Compliance Support Services

4.1                                 Limited Brands will provide the following compliance support services to Lerner:

•                  US Customs Compliance

•                  Country of Origin Compliance

•                  Labor Standards Compliance

•                  Regulatory Compliance

4.2                                 Compliance Independent Production Services administration, customs administration and quality and regulatory affairs administration will be billed using the Customary Billing method, except as otherwise set forth in this Section “Compliance Support Services” of Schedule III.  Customs brokerage services will be billed using the Customary Billing method.  In addition to base Independent Production Services administration billed under the Customary Billing method above, Independent Production Services shall also conduct factory certifications and recertifications, which shall be billed under the Customary Billing method.

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4.3                                 Limited Brands shall use such efforts as it applies with respect to Limited Brands Entities generally to detect or identify any defects, non-compliance or degradation of controls, as to products, processes, facilities or otherwise, in each case, with respect to customs compliance.  Limited Brands shall promptly report any such defects, non-compliance or degradation of controls to Lerner.

4.4                                 Limited Brands will make available to Lerner any new compliance audit programs or guidelines that are distributed to the Limited Brands Entities during the duration of the compliance support services.

4.5                                 Lerner will have the permanent right to copy and use, for the business of Lerner and its subsidiaries, any and all of the documents, procedures, manuals, other materials and methodologies that Limited Brands currently uses in connection with performing the import logistics and customs/compliance functions on behalf of Lerner, as well as revisions and new materials and procedures developed and used on behalf of Lerner during the period of obtaining the Logistics Services.

4.6                                 Limited Brands shall allow persons designated by Lerner reasonable access to observe, learn and participate in the process in which Limited Brands performs import logistics and customs and compliance services on behalf of Lerner and its affiliates.

4.7                                 Notwithstanding anything in this Agreement or the Stock Purchase Agreement, Lerner will own and have the right to possession of all records, which must be maintained pursuant to the regulations and requirements of the U.S. Customs Service, relating to merchandise imported previously and in the future for Lerner or any of its Subsidiaries by Limited Brands; provided that Limited Brands will have the right to copies of such records or access to such records upon reasonable prior notice.

Information Technology

5.1                                 Unless otherwise agreed to in writing by Lerner, Limited Brands will continue to operate the software and information technology systems used in or related to the logistic services set forth in this Schedule III at no additional cost to Lerner (beyond that already included in the LLS Customary Billing method charges).  These software and information technology systems include, but are not be limited to, the following software applications: DCIS, DCRS, Rockport, Manugistics, Catalyst, Oscar and PPV (or any replacement or additional software applications that Limited Brands may implement during the term of this Schedule III). Limited Brands shall provide all necessary LTS services required to support these software and information technology systems at no additional cost to Lerner (beyond that already included in the LLS Customary Billing method charges).

5.2                                 Limited Brands shall provide reasonable prior written notice to Lerner in the event that Limited Brands determines that, during the term of Schedule III, the DCIS system and/or the DCRS system will be replaced with an alternative package solution

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(for example, the PKMS system) to operate and support the logistics Services for the Limited Brands Entities. Upon receipt of such notice, Lerner may notify Limited Brands of its desire to implement such new package solution and Limited Brands and Lerner will then negotiate in good faith to determine whether it would be mutually beneficial for Lerner to transition to such new package solution in conjunction with the other Limited Brand Entities.

5.3                                 Subject to the following sentence, upon the termination of all Logistics Services, Limited Brands will enter into a quitclaim license in the form attached to Schedule II as Appendix H, pursuant to which agreement and subject to the terms and conditions set forth therein, Limited Brands will license to Lerner, any Custom Applications (as defined in Section 3.3(b) of Schedule II) used in the Logistics Services provided by Limited Brands to Lerner under this Schedule III during the term of this Schedule; provided that such Custom Application is still used in the Logistics Services provided by Limited Brands to Lerner under this Schedule III as of the date of the termination of the Logistic Services.  Notwithstanding the foregoing, Limited Brands will not be obligated to license to Lerner, and Lerner shall have no right to obtain a license with respect to, any Custom Application described in the preceding sentence developed after the Closing Date but prior to the date of the termination of the Logistics Services if (i) Limited Brands has determined, in its sole discretion, that it does not wish to license such Custom Application to Lerner and has notified Lerner of such determination no less than 30 days prior to any implementation of such Custom Application with respect to the Logistics Services provided by Limited Brands to Lerner, and (ii) prior to the date of termination of the Logistics Services, Limited Brands has not allocated any development or on-going maintenance costs to Lerner with respect to such Custom Application.

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Schedule III
Appendix B

Reports Received from the Distribution Center

1.                                       Summary of Seasonable LLS Charges/Credit

2.                                       Annual Summary of LLS Rate and Charge Guidance for Lerner New York

3.                                       Annual Budget by Month/Season Updated Four Times Annually

4.                                       Weekly Summary of Outbound Freight Charges

5.                                       Final P&L Key Statistics – Monthly

6.                                       DC Actual Operating Statement

7.                                       DC Actual Labor Report

8.                                       Lerner Monthly Performance Reporting Package

9.                                       Lerner Productivity – DC Report

10.                                 Daily Quality Issues

11.                                 Peak Shipping Designated Delivery Days by District

12.                                 Monthly Transaction Detail

13.                                 Monthly LLS Freight Details

14.                                 LLS Monthly End In-transit Analysis

15.                                 Daily Air Shipping Report

16.                                 Weekly Operating Summary

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Schedule IV

Store Design and Store Construction Services

Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the Services described in this Schedule shall terminate on the earlier of (1) when stores scheduled for Fall Season 2002 and Spring Season 2003, as presented on Appendix A to this Schedule, are complete or (2) July 31, 2003.  Lerner may, at its option, upon ten Business Days advance written notice (the “Services Stop Notice”), require Limited Brands to cease Services for any property on such Appendix.  Lerner recognizes that if and when projects are deleted, Lerner will be responsible for all costs incurred or committed through the first Business Day after the Services Stop Notice is delivered to Limited Brands.  Lerner may, upon reasonable advance written notice to Limited Brands, elect to pay such costs directly to the appropriate third party service providers.  Costs that are not paid directly by Lerner, and are paid by Limited Brands, will be billed by Limited Brands to Lerner within one hundred twenty (120) days after delivery of the Services Stop Notice.

Notwithstanding anything contained herein to the contrary, Lerner is obligated to provide reimbursement to Limited Brands for all costs and charges incurred on behalf of Lerner in connection with the Services provided hereunder, provided that such Services are billed within 12 months following the end of the Season that includes the completion of such Services.

Limited Brands shall provide the following Services to Lerner:

•                  Initial design of space.

•                  Production of architectural and mechanical drawings of the store design.

•                  Administration of construction of stores to drawing specifications that will be consistent with designs of Lerner stores constructed within the 12 months prior to the Closing Date.

•                  Purchasing, shipment, and installation of materials.

•                  Project management, accumulation of capital costs, and payment of contractor and vendor bills.

•                  Prestaging of floorsets, new store opening and remodeling in accordance with past practices.

•                  Assistance, as necessary, to transition the responsibilities for store design and construction to Lerner, including the transfer to Lerner of:

•                  Store design plans, including working drawings, elevations and spec sheets done on behalf of Lerner that are in the possession of Limited Brands or available to Limited Brands from third parties for Lerner stores. Lerner shall pay Limited Brands’ out of pocket cost for this process.

•                  Limited Brands’ list of contractors, architects, materials, suppliers, and other non-Limited Brands resources used in the design and construction of Lerner stores.

•                  To the extent known or reasonably ascertainable by Limited Brands, detailed lists of contractor and vendor costs associated with stores on Appendix A within 90 days following the Closing Date.

Limited Brands and Lerner agree that the Services shall not include visual merchandising and prototyping.

Costs charged for store design and construction Services, other than capital construction costs, will be based upon the Specific Billing method (the “Limited Store Design and Construction – Monthly Operating Allocation by Cost Center” is attached hereto as Appendix B and sets forth estimated costs for the Services based on the methodology set forth on such Appendix B).

For each construction project, Limited Brands shall submit the following information and items to Lerner for Lerner’s review:

•                  a detailed construction schedule containing the major components of the construction project and the estimated time required for each, including the estimated commencement date or scheduled commencement date of construction of the construction project, milestone dates and the estimated date of completion of construction;

•                  an itemized statement of the estimated construction cost, including permits and architectural and engineering fees;

•                  the names and addresses of Limited Brands’ contractors (and the contractors’ subcontractors) engaged or to be engaged by Limited Brands for the construction project (“Limited Brands’ Contractors”); and

•                  certified copies of insurance policies or certificates of insurance as hereinafter described.

Limited Brands will update such information and items by notice to Lerner of any material changes.

As used herein, the term “Plans” shall mean architectural and engineering plans and specifications covering the construction project (including, without limitation, architectural, mechanical and electrical working drawings for the construction project), in

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forms reasonably consistent with the forms generally used by Limited Brands for its own projects.

For each construction project, Limited Brands shall, to the extent reasonably practical, obtain (or cause any general contractor to obtain):

•                  all required building permits;

•                  all required insurance coverages as provided herein; and

•                  items required to be submitted to landlord prior to commencement of construction of the construction project.

All material changes to the Plans requested by Limited Brands which will materially increase costs or adversely affect operations must be approved by Lerner in advance of the implementation of such changes as part of the construction project.

All work done in or upon the stores by Limited Brands shall be done according to the standards set forth below, except as the same may be modified in the Plans approved by or on behalf of Lerner and Limited Brands.

•                  The Plans shall be prepared by design professionals, and Limited Brands will use reasonable efforts to (i) ensure that the contracts with such design professionals contain a requirement that the Plans be prepared in compliance with all applicable statutes, ordinances, regulations, laws, codes and industry standards and (ii) secure for, or otherwise pass through to, Lerner the benefits of such provisions;

•                  When construction has been completed, Limited Brands shall assist Lerner in obtaining an occupancy permit for the premises;

•                  Limited Brands’ Contractors shall be licensed contractors;

•                  Limited Brands shall use only new materials in the construction projects, except where explicitly shown otherwise in the Plans.  Limited Brands shall use reasonable efforts to obtain warranties of at least one (1) year’s duration from the completion of the construction projects against defects in workmanship and materials on all work performed and equipment installed in the stores as part of the construction projects; and

•                  Limited Brands shall use reasonable efforts to have all Limited Brands’ Contractors provide standard insurance for workers compensation, general liability and property damage and any insurance which may be required under the applicable lease; all policies (except the workers’ compensation policy) shall be endorsed to include as additional insured parties Limited

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Brands, Lerner and such additional persons as Lerner may reasonably designate.

•                  Limited Brands shall use reasonable efforts to have all Limited Brands’ Contractors provide an industry standard indemnity (the benefits of which Limited Brands shall use reasonable efforts to secure for, or otherwise pass through to, Lerner in addition to Limited Brands) against claims, liabilities, losses, damages and expenses arising out of or in connection with each construction project including, without limitation, mechanics’ liens or the cost of any repairs to the leased premises necessitated by the activities of Limited Brands’ Contractors and bodily injury to persons.

As used herein, “Cash Allowances” shall mean cash rebate construction allowances customarily provided by landlords to tenants in conjunction with the tenant’s agreeing to sign a lease with such landlord.  Except and to the extent a project is in process as of the Closing, in which case (i) Lerner shall pay capital construction costs after the Closing in accordance with the contracts and other agreements in place as of the Closing and (ii) the provisions set forth below shall not apply, the capital construction costs for the Services described in this Schedule shall be billed to Lerner on the Specific Billing method under the following terms and conditions (the “Progress Payment Schedule”):

1.              For construction projects relating to construction contracts signed by Limited Brands:

•                  Twenty-five percent (25%) of the construction costs (the “Initial Progress Payment”), net of Cash Allowances, will be paid by Lerner to Limited Brands 30 days prior to commencement of construction based on the then current estimated project costs;

•                  Forty percent (40%) of the construction costs based on the then current estimated project costs (the “Second Progress Payment”), net of Cash Allowances, and less the Initial Progress Payment, will be paid by Lerner to Limited Brands within three (3) days prior to commencement of construction;

•                  Fifty-five percent (55%) of the construction costs based on the then current estimated project costs (the “Third Progress Payment”), net of Cash Allowances, and less the Second Progress Payment, will be paid by Lerner to Limited Brands within thirty (30) days after commencement of construction;

•                  Seventy percent (70%) of the construction costs based on the then current estimated project costs (the “Fourth Progress Payment”), net of Cash Allowances, and less the Third Progress Payment, will be paid

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by Lerner to Limited Brands within sixty (60) days after commencement of construction;

•                  Ninety percent (90%) of the construction costs based on the then current estimated project costs (the “Fifth Progress Payment”), net of Cash Allowances, and less the Fourth Progress Payment, will be paid by Lerner to Limited Brands within ninety (90) days after commencement of construction;

2.               For construction projects relating to construction contracts signed by Lerner:

•                  Twenty-five percent (25%) of the construction costs (the “Initial Progress Payment”), gross of any allowances, will be paid by Lerner to Limited Brands thirty (30) days prior to commencement of construction based on the then current estimated project costs;

•                  Forty percent (40%) of the construction costs based on the then current estimated project costs (the “Second Progress Payment”), gross of any allowances, and less the Initial Progress Payment, will be paid by Lerner to Limited Brands within three (3) days prior to commencement of construction;

•                  Fifty-five percent (55%) of the construction costs based on the then current estimated project costs (the “Third Progress Payment”), gross of any allowances, and less the Second Progress Payment, will be paid by Lerner to Limited Brands within thirty (30) days after commencement of construction;

•                  Seventy percent (70%) of the construction costs based on the then current estimated project costs (the “Fourth Progress Payment”), gross of any allowances, and less the Third Progress Payment, will be paid by Lerner to Limited Brands within sixty (60) days after commencement of construction;

•                  Ninety percent (90%) of the construction costs based on the then current estimated project costs (the “Fifth Progress Payment”), gross of any allowances, and less the Fourth Progress Payment, will be paid by Lerner to Limited Brands within ninety (90) days after commencement of construction;

Upon completion of each store construction project:

•                                          Lerner shall deliver to Limited Brands an executed Letter of Acceptance, with respect to such project, provided that Limited Brands has certified to Lerner that the tenant’s work under the applicable lease has been substantially completed, i.e., complete except for minor punchlist

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items, in accordance with the plans and specifications for such project.

•                                          For all leases where there is a tenant allowance to be paid by the landlord, Limited Brands will provide all necessary documentation required under the lease (e.g., lien waivers, contractor affidavit, certificate of occupancy, architect certification, paid bills, etc.) to the landlord, and Limited Brands will provide copies of all such documentation to Lerner.  With respect to leases signed by Lerner, Lerner agrees to review allowance documentation requirements with Limited Brands.

•                                          With respect to contracts billed on a net basis, if the landlord has not paid the Cash Allowance within sixty (60) days after Limited Brands has provided all documentation to the landlord required to receive such Cash Allowance from the landlord, Lerner agrees to immediately pay Limited Brands any amounts due to Limited Brands in connection with such Cash Allowance, and Limited Brands will assign to Lerner any interest Limited Brands may have in such Cash Allowance.

•                                          A preliminary final billing to correct for any differences between previously billed estimated costs and costs actually incurred to date, will be billed to Lerner by Limited Brands three months after construction is complete and will contain a reasonably detailed breakdown of Limited Brands’ construction costs.  Such billing by Limited Brands will be accompanied by a Letter of Acceptance to be executed by Lerner (which Lerner will not unreasonably withhold) and originals (or copies if the originals are not available) of final lien waivers from (i) the general contractor(s) and (ii) subcontractors and suppliers if the amount of such services or supplies exceeds $25,000, provided Lerner acknowledges that Limited Brands’ business practice does not include obtaining (and therefore Limited Brands shall not be required to obtain hereunder) lien waivers with respect to supplies that are provided by Limited Brands to Lerner as “owner supplied materials” or that are obtained by contractors from large-scale retail suppliers, such as Home Depot.  Lerner will not be required to make final payment until all such documentation required to be delivered hereunder has been received; provided, however, if Limited Brands has been unable to obtain such required lien waivers, and either (x) the period for filing liens has expired or (y) any lien has been fully bonded by Limited Brands, then Lerner may no longer condition payment on receipt of waivers, and Limited Brands only shall be required to provide copies of the waivers, if any, which Limited Brands has actually obtained.  Limited Brands will use commercially reasonable efforts to provide the following (provided that such documents/information shall not be a condition of payment by Lerner of any amounts hereunder):

•                  Contractor affidavit

•                  Warranties

6

•                  Equipment handbooks

•                  Shop drawings

•                  Wiring layouts

•                                          Lerner will be responsible for the payment of all bills for project costs received following the Closing Date for projects in progress as of the Closing Date.

•                                          Lerner will be responsible for the payment of all bills received prior to the Closing Date for project costs to the extent that such costs are accrued on the Closing Statement prepared pursuant to the Stock Purchase Agreement.

Lerner understands and acknowledges that:

•                                          Construction contracts entered into on or subsequent to the Closing Date shall be executed by Lerner, and that Limited Brands shall not be a party thereunder.

•                                          Project costs are estimated using available methods and that such estimates are subject to inaccuracy and changes in assumptions.  In connection herewith, Limited Brands will notify the Director of Construction for Lerner (the “Director of Construction”) if forecasted project overages are greater than 10% of total project costs.  Then, within five Business Days of such notification to the Director of Construction, such Director of Construction shall determine whether and how to proceed with the project and shall communicate any change of direction to Limited Brands.  Absent such communication to Limited Brands, Limited Brands may, in its reasonable discretion, move forward with such project in accordance with the previously approved plans and irrespective of such forecasted project overages.  Notwithstanding any use or communication of estimates, Lerner shall be responsible for all costs actually incurred or committed.

•                                          If there are any projects on which Limited Brands performs work and for which the work cannot be completed prior to July, 31, 2003, Lerner will be responsible for all costs incurred or committed to as of such date (excluding costs for which Limited Brands has already been reimbursed by Lerner).  Additionally, Limited Brands will provide to Lerner copies of all documents related to the project and such project will be transferred to Lerner for completion.  To the extent reasonably available to Limited Brands, Limited Brands will remain responsible for providing all documentation for collection of a tenant allowance that is not delivered to Lerner at the time of transfer.

7

•                                          The stores which are the subject of the Services described in this Schedule IV, and for which Lerner shall have the obligation to pay all the costs and expenses described herein, are listed on the attached Appendix A.

Lerner agrees to communicate in a timely manner with Limited Brands regarding business plans that may impact the ability of Limited Brands to perform the Services described in this Schedule.  Limited Brands will notify Lerner weekly of its anticipated construction schedule.  Limited Brands will not be required to proceed with the construction of any specific store for which an officer of Lerner has not provided formal signoff of plans and specifications.

Store Fixtures

A list of store fixtures for which Lerner is obligated, directly or indirectly, under irrevocable purchase commitments is provided at Appendix C.

Such commitments include pre-paid inventories held in the name of Limited Brands on Lerner’s behalf at certain suppliers, and which will be utilized and billed to the construction project in the normal course of construction.  Following the execution of the Agreement, no blanket orders for store fixtures shall be made without the prior written approval of Lerner.  Upon termination of the Services described in this Schedule IV, whether in accordance with its terms or earlier, Lerner shall be billed for any unused but prepaid store fixture inventory, and any remaining commitments and title to all related assets will then be transferred to Lerner.

8

Appendix A

Scheduled Completed Stores
Fall Season 2002/Spring Season 2003

•    See list of stores attached hereto.

A - 1

Scheduled Completed Stores

Fall Season 2002/Spring Season 2003

Store Number	Store Name	City	ST	Status	Season	Type

0600811	TRIANGLE TOWNE	RALEIGH	NC	OPN	Fall 02	NEW STORE
0600055	MONDAWMIN	BALTIMORE	MD	OPN	Fall 02	RE-SIGN
0600268	NORTH POINT	ALPHARETTA	GA	OPN	Fall 02	RE-SIGN
0600744	SECURITY SQ	BALTIMORE	MD	OPN	Fall 02	RE-SIGN
0600955	TC AT COBB	KENNESAW	GA	OPN	Fall 02	RE-SIGN
0600323	COLUMBIA	COLUMBIA	MD	OPN	Fall 02	RE-SIGN
0600057	EASTPOINT	BALTIMORE	MD	OPN	Fall 02	RE-SIGN
0600478	TOWSONTOWN	TOWSON	MD	OPN	Fall 02	RE-SIGN
0600769	ANNAPOLIS	ANNAPOLIS	MD	OPN	Fall 02	RE-SIGN
0600362	CUMBERLAND	ATLANTA	GA	OPN	Fall 02	RE-SIGN
0600081	MARLEY STATION	GLEN BURNIE	MD	OPN	Fall 02	RE-SIGN
0600005	PERIMETER	ATLANTA	GA	OPN	Fall 02	RE-SIGN
0600617	WEST COUNTY	SAINT LOUIS	MO	OPN	Fall 02	NEW STORE
0600025	WHITE MARSH	BALTIMORE	MD	OPN	Fall 02	RE-SIGN
0600091	ARBOR PLACE	DOUGLASVILLE	GA	OPN	Fall 02	RE-SIGN
0600256	NORTHLAKE	ATLANTA	GA	OPN	Fall 02	RE-SIGN
0600049	HUDSON	JERSEY CITY	NJ	OPN	Fall 02	RE-SIGN
0600888	LANDMARK	ALEXANDRIA	VA	OPN	Fall 02	RE-SIGN
0600938	OWINGS MILLS TWN CTR	OWINGS MILLS	MD	OPN	Fall 02	RE-SIGN
0600746	TYSONS CORNER	MCLEAN	VA	OPN	Fall 02	RE-SIGN
0600070	BERGENLINE AVE	UNION CITY	NJ	OPN	Fall 02	RE-SIGN
0600026	GWINNETT	DULUTH	GA	OPN	Fall 02	RE-SIGN
0600313	MONTGOMERY	BETHESDA	MD	OPN	Fall 02	RE-SIGN
0600564	SOUTHLAKE	MORROW	GA	OPN	Fall 02	RE-SIGN
0600242	SPRINGFIELD	SPRINGFIELD	VA	OPN	Fall 02	RE-SIGN
0600878	ST. CHARLES TC	WALDORF	MD	OPN	Fall 02	RE-SIGN
0600177	WHEATON	WHEATON	MD	OPN	Fall 02	RE-SIGN
0600048	MALL OF GEORGIA	BUFORD	GA	OPN	Fall 02	RE-SIGN
0600338	SOUTH DEKALB	DECATUR	GA	OPN	Fall 02	RE-SIGN
0600662	MALL AT STONE CREST	LITHONIA	GA	OPN	Fall 02	RE-SIGN
0600645	GEORGIA SQ	ATHENS	GA	OPN	Fall 02	RE-SIGN
0600871	CAROLINA PL	PINEVILLE	NC	OPN	Fall 02	RELO-DOWNSIZE
0600961	BUCKLAND HILLS	MANCHESTER	CT	CMP	Fall 02	RELO-DOWNSIZE

0600846	MIAMI INT	MIAMI	FL	SCH	Spring 03	RELO-DOWNSIZE
0600598	OAK PARK	OVERLAND PARK	KS	SCH	Spring 03	REFURBISHMENT
0600967	SOUTHRIDGE	GREENDALE	WI	SCH	Spring 03	REFURBISHMENT
0600708	WESTMINSTER	WESTMINSTER	CA	SCH	Spring 03	CARVE-OUT/REFURB
0600414	MONTCLAIR	MONTCLAIR	CA	SCH	Spring 03	REMODEL-DOWNSIZE
0600815	BROOKFIELD	BROOKFIELD	WI	SCH	Spring 03	REFURBISHMENT
0600140	MEMORIAL CITY	HOUSTON	TX	SCH	Spring 03	RELO-DOWNSIZE
0600640	HAYWOOD	GREENVILLE	SC	SCH	Spring 03	.
0600480	SOUTHLAND	HAYWARD	CA	SCH	Spring 03	.

1

Appendix B

Limited Real Estate – Monthly Operating Allocation by Cost Center

•                  See attachment hereto.

A - 1

Appendix B

Limited Store Design and Construction
Monthly Operating Allocation by Cost Center

Total Projection / Budget	Calculation based on October 2002 Projections		Based on Oct Proj	Calculation based on 2003 Budget						Total	Total Spring 2003
per Cost Center	December	January	Total 2002	February	March	April	May	June	July	Spring 2003	Less July
Administration	665,049	1,005,227	1,670,276	373,361	396,686	376,284	376,284	396,686	387,484	2,306,785	1,919,301
Apparel	227,164	179,905	407,069	211,123	261,009	217,138	217,138	261,009	467,566	1,634,984	1,167,418
Bath and Body Works	239,694	214,288	453,982	152,344	251,057	164,147	164,147	194,957	275,973	1,202,626	926,652
Finance	129,480	210,243	339,724	111,951	143,823	116,103	116,103	143,823	165,491	797,294	631,803
Facilities Planning	46,522	29,461	75,983	90,967	111,040	93,464	93,464	111,040	151,580	651,554	499,974
Purchasing	138,671	109,360	248,032	110,420	142,657	114,513	114,513	142,657	200,003	824,763	624,760
Prototype	50,101	40,128	90,230	36,907	47,635	38,247	38,247	47,635	40,695	249,367	208,671
Strategic Operations	368,416	139,677	508,093	182,094	219,467	186,813	186,813	219,467	305,682	1,300,337	994,656
Victoria’s Secret Beauty / Aura Science	128,709	104,406	233,115	87,823	93,692	90,062	90,062	93,692	91,742	547,071	455,330
Victoria’s Secret Stores	276,617	228,060	504,677	279,438	335,259	286,137	286,137	335,259	404,801	1,927,031	1,522,230
Visual Merchandising	70,789	195,838	266,627	63,713	160,200	245,675	103,475	127,120	140,571	840,754	700,183
Total Projection / Budget by Month	2,341,213	2,456,593	4,797,806	1,700,140	2,162,525	1,928,584	1,786,384	2,073,345	2,631,588	12,282,567	9,650,979

Identified Expenses Specific to the Brand - Design and Prototype**	December	January	Based on Oct Proj Total 2002	February	March	April	May	June	July	Total Spring 2003	Total Spring 2003 Less July
Lerner	1,417	1,417	2,834	833	833	833	833	833	833	5,000	4,167
Limited	833	833	1,667	833	833	833	833	833	833	5,000	4,167
Express	2,629	2,629	5,257	37,733	37,733	37,733	37,733	37,733	37,733	226,400	188,667
Bath and Body Works	93,391	93,391	186,783	37,733	37,733	37,733	37,733	37,733	37,733	226,400	188,667
Victoria’s Secret Beauty / Aura Science	71,021	71,021	142,042	68,767	68,767	68,767	68,767	68,767	68,767	412,600	343,833
Victoria’s Secret Stores	47,500	47,500	95,000	85,800	85,800	85,800	85,800	85,800	85,800	514,800	429,000
Total Design and Prototype Expense	215,374	215,374	430,749	230,867	230,867	230,867	230,867	230,867	230,867	1,385,200	1,154,333

**Does not include Design / Prototype expense for Facilities Planning or Visual Merchandising

Total Operating Expense per Cost Center less Identified Expenses and Facilities Planning	December	January	Based on Oct Proj Total 2002	February	March	April	May	June	July	Total Spring 2003	Total Spring 2003 Less July
Administration	665,049	1,005,227	1,670,276	373,361	396,686	376,284	376,284	396,686	387,484	2,306,785	1,919,301
Apparel	222,286	175,026	397,312	171,723	221,609	177,738	177,738	221,609	428,166	1,398,584	970,418
Bath and Body Works	146,302	120,897	267,199	114,610	213,324	126,414	126,414	157,224	238,240	976,226	737,986
Finance	129,480	210,243	339,724	111,951	143,823	116,103	116,103	143,823	165,491	797,294	631,803
Facilities Planning	—	—	—	—	—	—	—	—	—	—	—
Purchasing	138,671	109,360	248,032	110,420	142,657	114,513	114,513	142,657	200,003	824,763	624,760
Prototype	50,101	40,128	90,230	36,907	47,635	38,247	38,247	47,635	40,695	249,367	208,671
Strategic Operations	368,416	139,677	508,093	182,094	219,467	186,813	186,813	219,467	305,682	1,300,337	994,656
Victoria’s Secret Beauty / Aura Science	57,688	33,385	91,073	19,057	24,925	21,295	21,295	24,925	22,975	134,471	111,496
Victoria’s Secret Stores	229,117	180,560	409,677	193,638	249,459	200,337	200,337	249,459	319,001	1,412,231	1,093,230
Visual Merchandising	70,789	195,838	266,627	63,713	160,200	245,675	103,475	127,120	140,571	840,754	700,183
Total Operating Expenses to be Allocated	2,077,900	2,210,341	4,288,241	1,377,474	1,819,785	1,603,421	1,461,221	1,730,605	2,248,308	10,240,813	7,992,505

Costs are allocated using 75% project count and 25% open selling sq. ft.

Lexus Project Count	1	1	9	9	9	9	9	9
Limited Brands Project Count	50	50	92	92	92	92	92	92
Lexus %	2.0%	2.0%	9.8%	9.8%	9.8%	9.8%	9.8%	9.8%

Lexus Open Selling Sq. Footage	3,736	3,736	3,736	3,736	3,736	3,736	3,736	3,736
Limited Brands Open Selling Sq. Footage	20,191	20,191	20,191	20,191	20,191	20,191	20,191	20,191
Lexus %	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%

Blended 75% Proj/25% Open Selling SF	6.1%	6.1%	12.0%	12.0%	12.0%	12.0%	12.0%	12.0%

LSD&C Lexus Allocation per Cost Center*	December	January	2002 Allocation per Cost Center	February	March	April	May	June	July	2003 Allocation per Cost Center	Total Spring 2003 Less July	Total LSD&C Allocation Dec ‘02 - June ‘03
Administration	40,739	61,578	102,317	44,664	47,454	45,014	45,014	47,454	46,354	275,954	229,601
Apparel	15,034	12,139	27,172	21,376	27,344	22,096	22,096	27,344	52,054	172,309	120,255
Bath and Body Works	8,962	7,406	16,368	13,711	25,519	15,123	15,123	18,808	28,500	116,783	88,283
Finance	7,932	12,879	20,811	13,392	17,205	13,889	13,889	17,205	19,797	95,378	75,581
Facilities Planning	—	—	—	—	—	—	—	—	—	—	—
Purchasing	8,495	6,699	15,194	13,209	17,066	13,699	13,699	17,066	23,926	98,664	74,738
Prototype	3,069	2,458	5,527	4,415	5,698	4,575	4,575	5,698	4,868	29,831	24,963
Strategic Operation	22,568	8,556	31,125	21,783	26,254	22,348	22,348	26,254	36,568	155,556	118,988
Victoria’s Secret Beauty / Aura Science	3,534	2,045	5,579	2,280	2,982	2,547	2,547	2,982	2,748	16,086	13,338
Victoria’s Secret Stores	14,035	11,061	25,096	23,164	29,842	23,966	23,966	29,842	38,161	168,941	130,780
Visual Merchandising	4,336	11,997	16,333	7,622	19,164	29,389	12,378	15,207	16,816	100,577	83,761
Total Operating Expenses Allocated to Lexus	128,704	136,817	265,522	165,617	218,529	192,646	175,635	207,861	269,792	1,230,081	960,288	1,225,810

*  Allocated Expenses plus Brand Identified Expenses

Appendix C

List of Store Fixtures

•                                          None.

C-1

Schedule V

Real Estate Services

Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the Services described in this Schedule shall terminate on the earlier of (1) 180 days after the Closing Date and (2) the expiration of sixty (60) days advance notice of intent to terminate, in accordance with Section 5.02 of this Agreement.  In no event will a termination of a given Service under this Schedule affect any remaining non-cancelled Services hereunder, which shall continue to be provided for the period set forth herein.  Lerner shall no longer be required to pay for the terminated Services after the termination date of such Services, other than for Services utilized prior to the termination date for which Limited Brands has not received payment.

Processing and overhead costs to administer real estate payables, including the processing of rent, additional rent and utility payments to landlords or other persons, shall be based upon the Specific Billing method (the Limited Real Estate – Monthly Operating Allocation by Cost Center is attached hereto as Appendix A and sets forth estimated costs for the Services based on the methodology set forth on such Appendix A).  Other costs shall be as set forth herein.

Reimbursements for rent and vendor payments will be processed as provided for herein.

Lerner shall communicate timely with Limited Brands regarding business plans that may impact the ability of Limited Brands to perform the Services described in this Schedule.

Real Estate Services

Limited Brands shall provide the following Services to Lerner:

1.              Provide Lerner with the following:

•                                          Entire leasing files, including without limitation all correspondence, drafts, leasing plans and contact person information for all existing Lerner locations (including locations where a Lerner lease is under negotiation during the term of this Agreement).

•                                          Limited Brands’ list of developers, corporate offices, contacts and phone numbers for all Lerner locations.

•                                          Lease abstraction services to record details of executed leases into Limited Brands’ real estate system.

•                                          Upon request by Lerner, Limited Brands will provide migration assistance for the Lerner data in the Lease Administration and Lease Payables systems applications.  Such migration assistance will include consultation and access to appropriate electronic database information that will be extracted from the databases associated with the two systems identified above.  Additionally, such migration assistance will include contact information and communications facilitation with the related Lerner outside software providers.  The database extracts from the JD Edwards payables system will include, to the extent available, all current payment information and payment history for Lerner stores.

•                                          Originals of all Lerner leases (Limited Brands will retain copies) and copies of all master leases of Limited Brands to which Lerner is a party.

•                                          Names and contact information of vendors that supply significant services to Lerner in the real estate area.

•                                          Copies of third party service arrangements relating to occupancy, except to the extent that any such items are confidential, unless Lerner is a party thereto.

•                                          Lease negotiation services in connection with (i) current leases which are expiring for which Limited Brands has initiated such negotiation process as of the date hereof (a list of such leases and the applicable Limited Brands’ personnel negotiating such leases is set forth on Appendix B attached hereto) or (ii) Lerner leases expiring on or before January 1, 2004.  In connection with such lease negotiation services, Limited Brands shall use due diligence and good faith efforts to negotiate the best commercially reasonable business terms available to Lerner with the landlords, without consideration of the interests of any other Limited Brands Entities (and taking into account the relative market conditions, the landlords involved in such process and Lerner’s business reputation and financial status), and in furtherance of such goals, Limited Brands’ efforts shall include, without limitation, (1) using ongoing business relationships with landlords to attempt to identify various deal opportunities that may exist for Lerner, (2) using scheduled portfolio review meetings with landlords as an opportunity to discuss certain Lerner locations, (3) including discussions of Lerner locations in regular phone calls with landlords regarding availability of space in shopping centers and report on the nature of those discussions to designated representatives of Lerner and (4) taking all steps reasonably requested by Lerner (other than the payment of any amount or the incurrence of any obligation) to assist Lerner in obtaining the extension of such leases on terms reasonably acceptable to Lerner; provided, (x) the lease negotiation services described above shall not include, nor shall Limited Brands or its agents be deemed to have offered at any time, legal advice or opinions with respect to any documents or agreements generated in connection with such negotiations, and Lerner agrees, at Lerner’s election and sole cost and expense, to provide its own legal counsel and other advisors as to the suitability of such documents and agreements and the overall lease transaction; (y) all final decisions whether to accept or reject a

2

deal with the landlords shall be made by Lerner and, except for the failure by Limited Brands to provide the lease negotiation services in accordance with the standard of care described herein, Limited Brands shall have no liability to Lerner in connection with the consummation of, or the failure to consummate, any lease transaction contemplated herein; and (z) under no circumstances shall Limited Brands be required to execute or deliver any guaranty or other security with respect to the renewal, extension or replacement of any such leases or to secure alternate leased space for Lerner.  In addition, and subject to the provisions of Appendix C attached hereto, such lease negotiation services shall include, as applicable, identifying reasonably suitable alternative sites for leases that are expiring and which will not be renewed.

•                                          Meetings, by conference call (or other media) or, at Lerner’s option, in person at Limited Brands’ offices, weekly or, at Lerner’s option, less frequently, at which the applicable Limited Brands’ representatives or employees with responsibility for negotiating any leases on behalf of Lerner will be made available and provide a reasonably detailed summary of the status of such negotiations and such other information reasonably requested by Lerner.  Any decisions with respect to material business terms in connection with such lease negotiations shall be made by Lerner.  In addition, representatives of Lerner shall have the right, at Lerner’s election, to participate in discussions or negotiations between Limited Brands, on behalf of Lerner, and any landlords.  Limited Brands shall provide prior notice to Lerner of any such discussions and negotiations to the extent reasonably practical.

•                                          With respect to the renewal or extension of a Lerner lease, a list of the leases and a reasonable summary of the material terms for which either (i) Limited Brands (or Lerner, as the case may be) has executed and submitted documents to a relevant landlord or (ii) a relevant landlord has executed and submitted documents to Limited Brands (or Lerner, as the case may be), but for which an executed counterpart for such document has not yet been delivered by the other party as of the date hereof, is set forth on Appendix D attached hereto.

Upon request by Lerner, Limited Brands will promptly provide Lerner with general, non-proprietary, non-confidential mall information related to malls in which Lerner is currently located and currently in the Limited Brands real estate system, consisting generally of center profile information, market distribution information, Project Capital Requests, lease plans and contacts.  Lerner shall not be entitled to receive competitors’ or Limited Brands’ proprietary or confidential data.

The costs for the foregoing shall be as follows:

•                                          Migration Assistance, and

•	Lease Abstract Services:	$50,000.00

3

Upon request by Lerner, Limited Brands will promptly provide Lerner with general, non-proprietary, non-confidential information regarding audits conducted by Limited Brands in the past two (2) years and consisting generally of industry-wide information (and not specific to any particular landlord, mall or store), desk-top audits, savings information and general overviews of claim and settlement information (including information with respect to general types of claims asserted) not specific to any particular landlord.

2.              Administer real estate payables, including the processing of rent, additional rent and utility payments to landlords or other persons, as applicable, under the following provisions:

•                                          All such disbursements to be made by Limited Brands on behalf of Lerner shall be preceded by payment to Limited Brands from Lerner of an estimate, as provided below, of the amounts to be remitted from Limited Brands to the landlords or other persons, as applicable.  Limited Brands will advise Lerner at least 10 days prior to the expected date of payment by Lerner of the amount necessary to cover the disbursement.  All such payments from Lerner to Limited Brands must be received by Limited Brands in immediately available funds at least two (2) Business Days prior to the dates on which such payments are due to the landlords or other persons, as applicable.

•                                          Payments to Limited Brands are to be equal to an estimate of the following month’s rent for each store, plus or minus an amount equal to the difference in the prior month’s estimated payments from Lerner to Limited Brands and the prior month’s actual payments by Limited Brands to the landlords or other persons, as applicable.  Limited Brands shall, within 30 days from the determination of actual costs, provide a “true-up” of previous payments, and Limited Brands will provide a summary schedule that supports the “true-up” of payments.  Limited Brands may not take any deductions from lease payments to Landlords, e.g., for unpaid tenant allowances, unless specifically permitted by Lerner.

•                                          Upon termination of the payment processing Services described under this Section, Limited Brands shall perform a reconciliation of the payments made hereunder by Limited Brands, on behalf of Lerner, to landlords and the amounts paid by Lerner to Limited Brands in estimation of such landlord payments.  Limited Brands or Lerner, as the case may be, shall pay any amounts determined to be owing to the other party pursuant to such reconciliation.  Limited Brands also will provide payment history for each store to the extent that it is available. It is expressly agreed that Lerner shall be responsible for the payment of all lease charges; it further being agreed that

4

such charges shall be reconciled as part of the final settlement process described herein.

•                                          Limited Brands agrees that if any settlement or agreement in connection with any audit of or claim against a landlord has been executed prior to the date hereof with such landlord, and such agreement provides for an on-going direct benefit to Lerner in the form of agreed upon pass-through expenses under a lease after the Closing Date, Limited Brands will not do anything to interfere with such benefits from and after the Closing Date.  With respect to settlements or agreements that are agreed to in concept but have not been executed as of the date hereof by Limited Brands and the respective landlord, and such agreement would provide for an on-going direct benefit to Lerner in the form of agreed upon pass-through expenses under a lease after the Closing Date, Limited Brands agrees that it will not instigate or solicit any re-negotiation of such understandings with the landlord and shall use commercially reasonable efforts to enter into a final definitive agreement with such landlord on such terms agreed to in concept; provided, Limited Brands makes no representation, warranty or guaranty that such deal will ever be executed or otherwise become binding on the landlord or that Lerner will ever enjoy the proposed benefits of such preliminary agreement.  From and after the Closing Date, Limited Brands shall have no obligation to make, solicit, negotiate or entertain any proposals or obtain any benefits for Lerner with respect to any claims against the landlords under the Lerner leases.  It is further understood and agreed that Limited Brands shall be entitled to all proceeds, awards, judgments and settlements in respect of any claims for overpayments in respect of any of the Lerner leases to the extent such overpayments relate to payments made prior to the Closing Date in respect of periods prior to the Closing Date.  In no event shall Lerner be entitled to receive any payment or other consideration received by Limited Brands prior to the Closing Date, nor shall Lerner be entitled to make any claims directly to a landlord with respect to amounts paid prior to the Closing Date.

Lerner understands and agrees that:

•                                          Lerner must provide monthly timely sales data by store for any locations for which Limited Brands requires the data to properly determine rent payments; provided, however, Limited Brands shall only use such data for the purpose of determining such rent payments and not for any other purpose;

•                                          From and after the date of delivery to Lerner of all the lease records and files as set forth above, any sales audits performed by landlords with respect to Lerner shall be conducted at Lerner’s offices (or stores, as the case may be); and

5

•                                          Upon termination of the real estate payables Services pursuant to this Schedule, Lerner must purchase from Limited Brands any and all outstanding utility deposits held by Limited Brands on behalf of Lerner stores.

6

Appendix A

Limited Real Estate – Monthly Operating Allocation by Cost Center

•                                          See attachment hereto.

A - 1

Limited Real Estate

Monthly Operating Allocation by Cost Center

	Calculation based on October 2002 Projections		Based on Oct Proj	Calculation based on 2003 Budget
Grand Total Budget	December	January	Total 2002	February	March	April	May	Total 2003
Business Management	91,392	72,995	164,387	68,450	88,601	71,097	71,097	299,246
Asset Management (Finance)	131,344	104,796	236,140	93,644	121,484	97,333	97,333	409,795
Lease Administration	110,049	59,372	169,421	56,388	73,144	58,616	58,616	246,764
Legal	306,356	147,017	453,373	134,229	170,920	139,063	139,063	583,276
Deal Makers	623,907	508,957	1,132,865	375,287	416,723	342,378	342,378	1,476,766
Real Estate Administration	302,553	420,947	723,501	234,801	270,603	239,489	239,489	984,383
Area Research and Planning	443,581	163,440	607,021	123,938	152,962	127,704	127,704	532,308
RE Buying and Occupancy Subtotal	2,009,184	1,477,523	3,486,707	1,086,738	1,294,436	1,075,682	1,075,682	4,532,538

Energy Services	37,010	29,549	66,559	29,310	37,948	30,435	30,435	128,127
Real Estate Payables	82,302	90,678	172,980	73,925	95,639	76,820	77,686	324,070
Occupancy Expense Compliance (Audit)	98,374	224,871	323,245	65,336	84,466	67,725	67,725	285,252
RE Payables Subtotal	217,687	345,097	562,784	168,570	218,053	174,980	175,846	737,449

Real Estate Development	30,150	23,936	54,086	23,166	30,115	24,092	24,092	101,466
Aura Science	—	—	—	—	—	—	—	—
Other Subtotal	30,150	23,936	54,086	23,166	30,115	24,092	24,092	101,466

Total RE Projection / Budget by Month	2,257,021	1,846,556	4,103,577	1,278,474	1,542,604	1,274,754	1,275,621	5,371,453

LRE Lexus Allocation by Cost Center	Methodology	December	January	2002 Allocation per Cost Center	February	March	April	May	2003 Allocation per Cost Center	Total RE Allocation Dec ‘02 - May ‘03
Business Management	75% Proj Count/25 Open Selling SF	5,598	4,471	10,070	8,188	10,599	8,505	8,505	35,798
Asset Management (Finance)	75% Proj Count/25 Open Selling SF	8,046	6,420	14,465	11,202	14,533	11,644	11,644	49,023
Lease Administration	75% Proj Count/25 Open Selling SF	6,741	3,637	10,378	6,746	8,750	7,012	7,012	29,520
Legal	75% Proj Count/25 Open Selling SF	18,767	9,006	27,773	16,057	20,447	16,636	16,636	69,776
Deal Makers	75% Proj Count/25 Open Selling SF	38,219	31,178	69,397	44,895	49,851	40,958	40,958	176,662
Real Estate Administration	75% Proj Count/25 Open Selling SF	18,534	25,786	44,320	28,089	32,371	28,649	28,649	117,759
Area Research and Planning	75% Proj Count/25 Open Selling SF	27,173	10,012	37,185	14,826	18,298	15,277	15,277	63,679
RE Buying and Occupancy Subtotal		123,078	90,510	213,588	130,003	154,850	128,681	128,681	542,215

Energy Services	25% Proj Count/75 Open Selling SF	5,321	4,248	9,569	4,784	6,194	4,968	4,968	20,914
Real Estate Payables	25% Proj Count/75 Open Selling SF	11,833	13,037	24,870	12,067	15,611	12,539	12,681	52,898
Occupancy Expense Compliance (Audit)	25% Proj Count/75 Open Selling SF	14,144	32,330	46,474	10,665	13,787	11,055	11,055	46,562
RE Payables Subtotal		31,298	49,616	80,913	27,516	35,593	28,562	28,703	120,374

Total LRE Lexus Allocation by Month		154,376	140,125	294,501	157,519	190,443	157,243	157,384	662,589	957,090

Lexus Project Count*	1	1	9	9	9	9
Limited Brands Project Count*	50	50	92	92	92	92
Lexus %	2.0%	2.0%	9.8%	9.8%	9.8%	9.8%

Lexus Open Selling Sq. Footage	3,736	3,736	3736	3,736	3,736	3,736
Limited Brands Open Selling Sq. Footage	20,191	20,191	20,191	20,191	20,191	20,191
Lexus %	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%

Blended 75% Project Count/25% Open Selling SF	6.1%	6.1%	12.0%	12.0%	12.0%	12.0%
Blended 25% Project Count/75% Open Selling SF	14.4%	14.4%	16.3%	16.3%	16.3%	16.3%

* 2002 Project count based on Lerner store openings and Limited Brands total store openings in Q4

* 2003 Project count based on Lerner store openings and Limited Brands total store openings in Spring 2003

Appendix B

Leases in Negotiation; List of Personnel

I.                                         Leases in Negotiation

•                                          See list of leases attached hereto.

II                                        List of Personnel

•                                          Jamie Bersani, Senior Vice President

•                                          Dan Rose, VP National Real Estate Management

•                                          Andy Lane, VP East

•                                          Mike Elleman, VP West

•                                          Cheryl Mack

•                                          Lisa Balis

•                                          Chuck Langer

•                                          Ed Kelloff

•                                          Linda Eddy

•                                          Bob Austain

•                                          Jeff Gaul

•                                          Kevin Schoolcraft

•                                          Marc Klein

B-1

Appendix C

Special Provisions for Certain Lease Locations

Notwithstanding anything to the contrary set forth in this Schedule V, Limited Brands shall use its commercially reasonable best efforts to attempt to (i) with respect to the Retail Lease for the property known as Store #373, Carousel, New York, (A) extend the term of such Retail Lease until January 31, 2004 and (B) secure alternate space in the mall at Carousel for Lerner for the replacement of the existing space at the expiration of such Retail Lease; (ii) with respect to the Retail Lease for the property known as Store #474, Bridgewater Commons, New Jersey, (A) extend the term of such Retail Lease until July 31, 2003 and (B) secure alternate space in the mall at Bridgewater Commons for Lerner for the replacement of the existing space at the expiration of such Retail Lease; (iii) with respect to the Retail Lease for the property known as Store #119, Lakeside, Louisiana, secure alternate space in the mall at Lakeside for Lerner; and (iv) with respect to the Retail Lease for the property known as Store #95, St. Louis Galleria, Missouri, secure alternate space in the mall at St. Louis Galleria for Lerner; provided, however, under no circumstances shall Limited Brands be required to pay any money to any Person or execute or deliver any guaranty or other security with respect to the renewal, extension or replacement of any Retail Lease or to secure alternate leased space.

Notwithstanding anything herein to the contrary, Lerner (i) acknowledges that any alternate space deals secured for Lerner will likely be for long-term lease arrangements and (ii) agrees that Lerner shall vacate (A) the property known as Store #474, Bridgewater Commons, New Jersey on or before July 31, 2003 and (B) the property known as Store #95, St. Louis Galleria, Missouri upon 30 days’ prior notice from Limited Brands (provided the effective date for such termination shall not be earlier than March 31, 2003), and Lerner agrees to execute and deliver an appropriate lease termination agreement to Limited Brands for the Store #95 Retail Lease.  Lerner agrees that it has been compensated by Limited Brands in the amount of $1.5 million by virtue of a reduction to the Purchase Price with respect to such arrangements.

C-1

Appendix D

Leases Currently in Documentation

•                    See list of leases attached hereto.

D-1

STATUS OF APPROVED DEALS WITH LEGAL

Attorney Comments as of:                               11/20/02

PCR	DIV	CENTER	CITY	STATE	DEVELOPER	PROJ DIR	CENTER DIR	LGL	SEASON
42878	LER	STROUD-1008	STROUDSBURG	PA	CBL	CSM	MJK	PCK	S 2001

41045	LER	RIVER HILLS-1885	MANKATO	MN	GENERAL GROWTH	CPL	CPL	MAO	F 2001

43139	LER	VISTA RIDGE-1721	LEWISVILLE	TX	GENERAL GROWTH	RKA	RKA	MAO	F 2001

43007	LER	VISTA RIDGE-1721	LEWISVILLE	TX	GENERAL GROWTH	RKA	RKA	MAO	S 2006

41725	LER	THE PAVILIONS AT BUCKLAND HILLS-1778	MANCHESTER	CT	GENERAL GROWTH	DAR	CSM	MAO	F 2002

41486	LER	FAYETTE-338	LEXINGTON	KY	CBL	MJK	KBS	PCK	F 2002

43615	LER	LANDMARK-542	ALEXANDRIA	VA	GENERAL GROWTH	MJK	MJK	MAO	F 2002

43004	LER	OAK PARK-742	OVERLAND PARK	KS	PARK	CPL	CPL	LP	S 2003

43510	LER	TOWER CITY-1810	CLEVELAND	OH	FOREST CITY	CSM	CSM	MFB	F 2002

44161	LER	CAROLINA EAST-160	GREENVILLE	NC	STEVEN D. BELL AND COMPANY	KBS	KBS	KAW	S 2002

44147	LER	LOUIS JOLIET-574	JOLIET	IL	URBAN	LJB	LJB	LP	F 2002

43873	LER	BROOKFIELD SQ-134	BROOKFIELD	WI	CBL	CPL	CPL	PCK	S 2003

43231	LER	MONTCLAIR-674	MONTCLAIR	CA	GENERAL GROWTH	LJE	LJE	MAO	S 2003

44212	LER	RICHLAND-1493	MANSFIELD	OH	WESTFIELD	CSM	CSM	JHI	F 2002

PCR	DIV	CENTER	TYPE	APPROVED	START	PCR TO LGL	SOW	LEGAL COMMENTS
42878	LER	STROUD-1008	Rent Rel	10/31/01		11/13/01		9/9 Awaiting LL approval of deal; 10/10 - No change

41045	LER	RIVER HILLS-1885	Opt Ren	11/19/01		12/13/01	2/26/02	9/12 - LL redrafting docs pursuant to new deal; 10/3 - MAO drafting docs; 10/9 - MAO sent revised docs to LL; 11/7 - Mark Arbus to review doc.

43139	LER	VISTA RIDGE-1721	Renewal	12/19/01		1/8/02	9/3/02

43007	LER	VISTA RIDGE-1721	Renovatn	12/19/01		1/8/02	9/3/02

41725	LER	THE PAVILIONS AT BUCKLAND HILLS-1778	Rel/Dwn	2/20/02	8/26/02	2/21/02	8/23/02

41486	LER	FAYETTE-338	Renewal	2/28/02		3/7/02	11/19/02

9/9 Negotiating - open issue: “no-kiosk” clause and deviation from standard CBL lease form; 10/22 - Awaiting LL site plan; 10/31 - Scheduling conference call to resolve open issues; 11/14 setting up conf. call

43615	LER	LANDMARK-542	Renewal	4/4/02		4/11/02		Docs. received 7/02; 8/02 comments sent to LL; 10/9 - LL reviewing docs, Need help getting revised docs; 11/7 Mark Arbus to check on status

43004	LER	OAK PARK-742	Renovatn	4/30/02	2/3/03	5/10/02		9/9 Need docs from LL; placing follow up calls; 9/23 - LL agreed to allow KAW to draft docs; 11/12 comments to LL

43510	LER	TOWER CITY-1810	RR/Renew	5/14/02		5/21/02		9/12 - In abstracting; 9/20 - With RMM for review; 10/10 - JHI and KAW finalizing docs

44161	LER	CAROLINA EAST-160	Opt Term	7/15/02		7/22/02		9/9 LL reviewing docs forwarded to them 8/15/02; 11/7 - KAW following up with LL; 11/14 preparing docs for execution

44147	LER	LOUIS JOLIET-574	Renewal	7/15/02		7/22/02		Comments sent to LL 9/3; 10/17 LB resolving deal issues

43873	LER	BROOKFIELD SQ-134	Renovatn	7/15/02	3/3/03	7/22/02		9/9 awaiting Ll approval of deal; 9/26 - PCK drafting lease; 10/3 - Draft sent to LL; 11/14 awaiting LL comments

43231	LER	MONTCLAIR-674	Rel/Dwn	7/22/02	3/10/03	8/9/02		9/9 Need docs - requested docs from LL; 10/9 - No LL deal approved; 10/31 - Need docs; 11/7 - MAO reviewing lease; 11/14 MAO verifying lease action

44212	LER	RICHLAND-1493	RR/Renew	7/30/02		8/9/02		9/9 - LL drafting docs; 10/18 - JHI reviewing docs received 10/14; 11/8 - Comments sent to LL

2

PCR	DIV	CENTER	CITY	STATE	DEVELOPER	PROJ DIR	CENTER DIR	LGL	SEASON
44237	LER	SOUTHLAKE-1271	MERRILLVILLE	IN	WESTFIELD	LJB	LJB	JHI	F 2002

43377	LER	HAYWOOD-461	GREENVILLE	SC	SIMON PROPERTY GROUP	KBS	KBS	LP	S 2003

44056	LER	REGENCY SQUARE-856	RICHMOND	VA	TAUBMAN	MJK	KBS	MAO	S 2004

44207	LER	CENTRE AT SALISBURY-1748	SALISBURY	MD	MACERICH	MJK	MJK	MAO	F 2002

44229	LER	EASTDALE-291	MONTGOMERY	AL	ARONOV REALTY MANAGEMENT, INC.	JG	JG	MAO	F 2002

43463	LER	RIVER HILLS-1885	MANKATO	MN	GENERAL GROWTH	CPL	CPL	MAO	F 2002

44135	LER	SAVANNAH-1726	SAVANNAH	GA	TRAMMELL CROW FAISON	JG	JG	LRS	F 2002

44347	LER	KENTUCKY OAKS-511	PADUCAH	KY	CAFARO	MJK	KBS	JHI	F 2002

44299	LER	PERIMETER-809	ATLANTA	GA	ROUSE	JG	JG	LP	F 2002

44338	LER	TOWN & COUNTRY-1798	MIAMI	FL	ROUSE	JG	JG	LP	F 2002

44336	LER	SIERRA VISTA-947	CLOVIS	CA	GENERAL GROWTH	EMK	EMK	MAO	F 2002

44356	LER	BROADWAY & 181 STREET (WASHINGTON HEIGHTS)-46605	NEW YORK	NY	UNUSED1	DAR	CSM	KAW	S 2003

44341	LER	PEMBROKE LAKES-1736	PEMBROKE PINES	FL	GENERAL GROWTH	JG	JG	MAO	F 2003

44209	LER	HULEN-482	FORT WORTH	TX	ROUSE	RKA	RKA	LP	F 2002

44458	LER	OAKS-1415	GAINESVILLE	FL	GENERAL GROWTH	JG	JG	MAO	F 2002

44438	LER	ALTAMONTE-35	ALTAMONTE SPRIN	FL	GENERAL GROWTH	JG	JG	MAO	F 2002

PCR	DIV	CENTER	TYPE	APPROVED	START	PCR TO LGL	SOW	LEGAL COMMENTS
44237	LER	SOUTHLAKE-1271	Renewal	7/30/02		8/9/02

9/9 - Need confirmation of deal from new owner; 9/20 - LL contact checking on status of deal; 9/26 - Expecting docs next week; 10/18 - LL contact checking on status of docs; 11/15 - With RMM for review

43377	LER	HAYWOOD-461	Ext Down	7/30/02	2/3/03	9/10/02		9/9 Need docs; global co-tenancy issue; 10/17 comments to LL; 11/14 reviewing revised lease

44056	LER	REGENCY SQUARE-856	Renewal	7/30/02		8/9/02		Doc. received 8/02; comments sent 9/9; 10/9 - MJK working on Promo issue; 11/7 - LL sending revised docs

44207	LER	CENTRE AT SALISBURY-1748	Renewal	7/30/02		8/9/02		9/9 No LL deal approved; 10/9 - LL resolving deal issues; 10/17 LL processing docs.; 11/7 Andy Lane emailed Macerich verifying status

44229	LER	EASTDALE-291	Renewal	7/30/02		8/9/02		9/12 - Need docs; Requested from LL; 10/3 - LL drafting amendment; 10/31 - In for signature

43463	LER	RIVER HILLS-1885	Renewal	8/13/02		8/20/02		9/12 - LL redrafting docs pursuant to new deal; 10/9 - MAO drafted docs; 11/7 - Mark Arbus to review doc.

44135	LER	SAVANNAH-1726	RR/Renew	8/22/02		8/27/02	9/27/02

44347	LER	KENTUCKY OAKS-511	Renewal	8/27/02		9/4/02	11/6/02

44299	LER	PERIMETER-809	RR/Renew	8/27/02		9/4/02		10/14 comments to LL; 10/29 - With RMM for review

44338	LER	TOWN & COUNTRY-1798	Renewal	8/27/02		9/4/02		9/4 called for doc - favored nations language issue; 10/9 - In abstracting; 10/29 - With RMM for review

44336	LER	SIERRA VISTA-947	RR/Renew	8/27/02		9/4/02		Comments sent to LL 9/11; 9/20 - EMK resolving deal issue; 10/31 - LL drafting revised docs; 11/14 EMK resolving deal issue

44356	LER	BROADWAY & 181 STREET (WASHINGTON HEIGHTS)-46605	Renovatn	9/26/02		3/24/03	10/2/02	11/7 - KAW reviewing PCR

44341	LER	PEMBROKE LAKES-1736	Ext Down	9/26/02		5/12/03	10/2/02	10/3 - Need docs; 11/7 Mark Arbus to send doc.

44209	LER	HULEN-482	Renewal	10/7/02		10/15/02		10/15 w/RMM

44458	LER	OAKS-1415	RR/Renew	10/10/02		10/18/02		10/31 - Need docs; 11/7 Mark Arbus to send doc.

44438	LER	ALTAMONTE-35	RR/Renew	10/10/02		11/1/02		11/7 - Need docs; 11/7 Mark Arbus to send doc.

3

PCR	DIV	CENTER	CITY	STATE	DEVELOPER	PROJ DIR	CENTER DIR	LGL	SEASON
44474	LER	UNIONTOWN-1098	UNIONTOWN	PA	CROWN	MJK	MJK	JHI	S 2003

44333		LER SOUTHLAND-1394	HAYWARD	CA	GENERAL GROWTH	EMK	EMK	MAO	S 2003

44530	LER	VALDOSTA-1107	VALDOSTA	GA	COLONIAL	JG	JG	LRS	F 2002

44451	LER	CAROUSEL-1852	SYRACUSE	NY	PYRAMID	DAR	MJK	PCK	F 2002

44563	LER	NORTHLAND CENTER-1369	SOUTHFIELD	MI	GP-NORTHLAND CENTER, LLC	LJB	LJB	JHI	F 2002

44103	LER	GREENWOOD PARK-438	GREENWOOD	IN	SIMON PROPERTY GROUP	LJB	LJB	LP	F 2002

TOTAL DEALS		36

PCR	DIV	CENTER	TYPE	APPROVED	START	PCR TO LGL	SOW	LEGAL COMMENTS
44474	LER	UNIONTOWN-1098	RR/Renew	10/15/02		10/18/02		10/18 - Need docs; 11/15 - With RMM for review

44333	LER	SOUTHLAND-1394	Ext Down	10/31/02		11/1/02		11/7 - Need docs

44530	LER	VALDOSTA-1107	Renewal	11/8/02		11/19/02

44451	LER	CAROUSEL-1852	Renewal	11/8/02		11/19/02

44563	LER	NORTHLAND CENTER-1369	RR/Renew	11/13/02		11/19/02

44103	LER	GREENWOOD PARK-438	Renewal	11/13/02		11/19/02

TOTAL DEALS		36

4

Schedule VI

Tax Services

Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the income tax support Services described in this Schedule shall terminate no later than the extended filing date for the income tax returns of Lerner for the fiscal year ending February 1, 2003.

Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the sales and use tax support Services described in this Schedule shall terminate no later than March 31, 2003.

Costs will be charged using the Percent of Sales Billing method and will be applied only to the costs associated with those functional areas that support Federal and State and Local tax processing.

Services in support of income tax filings provided in this Schedule are intended to relate to the short period beginning on the Closing Date and ending on February 1, 2003.

Nothing contained in this Schedule or the Agreement shall be deemed to supersede the agreements among the parties with respect to Taxes contained in the Stock Purchase Agreement.

Tax Services

Limited Brands shall:

•                                          Provide assistance and coordinate with Lerner’s internal and/or external tax accountants and professionals as is reasonably necessary for the preparation and filing of the following income tax returns of Lerner:

•                                          Federal consolidated income tax returns for the tax periods ending on or before February 1, 2003.

•                                          Combined and separate state and local income or franchise tax returns and annual reports for tax periods ending on or before February 1, 2003.

•                                          Assist Lerner in the computation of quarterly tax payments and shall provide notice of scheduled due dates for the above income tax returns of Lerner.

•                                          In consultation with Lerner’s internal and/or external tax accountants and professionals, assist in the preparation of filing all sales and use tax returns for Lerner until March 31, 2003

•                                          Assist Lerner to the extent reasonably necessary in the transition of tax responsibility from Limited Brands to Lerner by:

•                                          Providing access to tax personnel of Limited Brands to assist with issues related to the transition of the tax work from Limited Brands to Lerner; and

•                                          To the extent reasonably necessary, assisting with responding to revenue agent inquiries for post closing date periods.

•                                          With respect to data requests and/or support Services, 30 days advance notice shall be provided to Limited Brands.

Schedule VII

Treasury and Cash Management Services

Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the Services described in this Schedule shall terminate on the earlier of (1) the date when Lerner’s cash management system is operational and (2) six months after the Closing Date.  The costs for the Services on this Schedule will be $5,000 per month (or fraction thereof), which is based on estimated personnel costs that will be incurred in connection with providing services to Lerner, and will be billed under this Specific Billing method.  In addition to the costs described in the preceding sentence, Lerner will also be charged for (i) out-of-pocket expenses, including but not limited to travel and wire transfer fees, under the Pass-Through Billing method, and (ii) with respect to Cash Transfer Matters and Collection Matters, fees, costs and expenses under the Customary Billing Method or the Pass-Through Billing Method, as appropriate.

Limited Brands shall:

•                                          Allow a designated employee of Lerner reasonable access to observe, learn and participate in the daily cash positioning, wire transfer initiation, and accounting matters associated with Lerner cash transactions.

•                                          For cash concentration, disbursement and wire transfer structure (“Cash Transfer Matters”), (i) assist in developing a cash concentration, disbursement and wire transfer structure for Lerner, and (ii) subject to the receipt of any required consents and provided that the applicable contracts remain in effect through the date on which such services are terminated, provide Lerner the benefit of Limited Brands’ existing Cash Transfer Matters, which may be modified by mutual agreement of Limited Brands and Lerner and, where required, any third party.

•                                          Assist Lerner in gaining access to necessary banking services and vendors.

•                                          Disclose to Lerner the fee structure of the banking services currently used by Limited Bonds on Lerner’s behalf.

•                                          For credit cards, treasury, cash management or cash collection mechanisms (“Collection Matters”), (i) provide Lerner with the assistance and documentation reasonably necessary to enter into similar contracts in its own name, (ii) subject to the receipt of any required consents and provided that such contracts remain in effect through the date on which such services are terminated, provide Lerner the benefits of all existing contracts for Collection Matters, and (iii) subject to the receipt of any required consents and provided that such contracts remain in effect through the date on which such services are terminated, permit Lerner to continue to process Lerner’s credit card receivables through JPMorgan Chase Bank and Chase Merchant Services L.L.C. and any other receivables related to cash management or cash collection through service providers with which Limited Brands has a contract.

•                                          Allow any current Letters of Credit to remain outstanding until their natural maturity date.  Monitoring of such Letters of Credit in the customary fashion will continue until the natural maturity date of the last pre-Closing Letter of Credit. Any new orders made after the Closing Date will be secured by Letters of Credit issued under Lerner’s credit facility.  Limited Brands will assist Lerner to develop a Letter of Credit monitoring system.  Limited Brands and Lerner acknowledge and agree that nothing in this paragraph shall modify or amend the rights and obligations of Limited Brands and Buyer under Section 6.05 of the Stock Purchase Agreement.

Limited Brands shall not provide any other financial services to, or on behalf of, Lerner, including, but not limited to, hedging of foreign currency on behalf of Lerner or any other Person.

2

SCHEDULE VIII

LIMITED TRAVEL LOGISTICS SUPPORT SERVICES

1.1                                 Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the Services described in this Schedule shall terminate on February 1, 2003, except as may be specifically provided for herein.

1.2                             The operating and overhead costs for services set forth in this Schedule shall be billed on the Customary Billing Method, and will be based on the regular per ticket transaction fee charged to all other businesses of Limited Brands ($30 per transaction) times the transactions ticketed for Lerner Associates (or for others traveling on behalf of Lerner) during the period from the Closing Date to February 1, 2003, including transactions occurring on or prior to the Closing Date.

Ticketing and Support Services

2.1                               Services to be performed through February 1, 2003 are limited to the following:

•                                          Ticketing of domestic U.S. reservations for business travel for itineraries with travel initiating prior to February 15, 2003.

•                                          Ticketing of international reservations for business travel for itineraries with travel initiating prior to May 3, 2003.

•                                          Ticketing of group meetings reservations (groups of 10 or more) for business travel for itineraries with travel initiating prior to May 3, 2003.

Notwithstanding anything herein to the contrary, for all tickets issued by Limited Travel Logistics on or prior to February 1, 2003, Limited Travel Logistics will provide:

(1)                                  Support through the completion of travel for all reservations ticketed through Limited Travel Logistics, consistent with the types of support provided to the other businesses of Limited Brands; and,

(2)                                  Research of ticket billing and credit issues identified prior to May 30, 2003, for reservations ticketed through Limited Travel Logistics.

2.2                               For Lerner Associates traveling internationally on tickets issued by Limited Brands Travel Logistics Services, International Traveler Emergency Medical Support (MEDPASS) will be made available to those Associates for the duration of their trip.  If used, any and all charges billed by MEDPASS for such services will be billed to Lerner on the Pass-Through Billing Method.  Limited Brands makes no representations with respect to the adequacy or performance of such MEDPASS services for the Lerner Associates using such services.

Notwithstanding anything herein to the contrary, Limited Brands shall not provide and shall not be responsible for providing Traveler Travel Accident Insurance for Lerner Associates.

Columbus – New York Shuttle

3.1                               Services of the Limited Brands’ Columbus – New York Shuttle will not be available to Associates of Lerner subsequent to the Closing Date;  provided that, for as long as Schedule III is in effect, Richard P. Crystal, President and Chief Executive Officer of Lerner, will be personally entitled to a seat on the shuttle to attend status meetings to be held with Lexlie H. Wexner, Chief Executive Officer of Limited Brands, for an aggregate of 6 roundtrip flights per annum.  Any reservations of Associates of Lerner that are scheduled on such Columbus – New York Shuttle subsequent to the Closing Date will be rescheduled onto commercial carriers and all related charges shall be the sole responsibility of Lerner.

SCHEDULE IX

LONDON BUYING OFFICE SUPPORT SERVICES

Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the Services described in this Schedule, shall terminate on May 27, 2003, unless earlier terminated in accordance with Section 5.02 of the Agreement.  Except as set forth below, the operating and overhead costs for Services set forth in this Schedule shall be billed on the Customary Billing method based on an allocation of costs equal to the ratio of Lerner visitor days to the London Buying Office to the sum of total visitor days at the London Buying Office utilized by all businesses of Limited Brands and Lerner visitor days.

London Buying Office

Services to be performed:

•                                          Support for Lerner buyers while such buyers are on goods and samples buying trips to Europe.

•                                          Research and provide information to Lerner as to which designers are delivering goods early each season, and prepare information reports for Lerner buyers prior to their buying trips to Europe.  Such information reports shall include general photographs of people “in the streets”; specific photographs, as reasonably requested by Lerner; and, product tear sheets.

•                                          Maintain close communications with the Lerner Design Department and buy samples on behalf of Lerner in between buying trips to Europe.  Any samples purchased on behalf of Lerner shall be billed on the Pass-Through Billing method.

•                                          Communicate with the Lerner Design Department on the latest European fashion trends. •      Assist with locating production, technology and sourcing talent in Europe.

•                                          Assist with sourcing production, including print and knit design within Europe.